Exhibit 99.5

GLOBAL CROSSING ADVANCED CARD SERVICES, INC.

GLOBAL CROSSING BANDWIDTH, INC., and

GLOBAL CROSSING TELECOMMUNICATIONS, INC.

as Borrowers

and

Certain Affiliates of Borrowers,

as Guarantors

LOAN AND SECURITY AGREEMENT

Dated as of May 10, 2006

$55,000,000

CERTAIN FINANCIAL INSTITUTIONS,

as Lenders

and

BANK OF AMERICA, N.A.,

as Agent

(i)

4.2	Defaulting Lender	43
4.3	Number and Amount of LIBOR Loans; Determination of Rate	43
4.4	Borrower Agent	43
4.5	One Obligation	44
4.6	Effect of Termination	44

SECTION 5.	PAYMENTS	44
5.1	General Payment Provisions	44
5.2	Repayment of Revolver Loans	45
5.3	[Reserved]	45
5.4	Payment of Other Obligations.	45
5.5	Marshaling; Payments Set Aside	45
5.6	Post-Default Allocation of Payments.	45
	5.6.1 Allocation	45
	5.6.2 Erroneous Application	46
5.7	Application of Payments	46
5.8	Loan Account; Account Stated.	46
	5.8.1 Loan Account	46
	5.8.2 Entries Binding	47
5.9	Taxes.	47
5.10	Withholding Tax Exemption	47
5.11	Nature and Extent of Each Loan Party’s Liability.	48
	5.11.1 Joint and Several Liability	48
	5.11.2 Waivers.	48
	5.11.3 Extent of Liability; Contribution.	49
	5.11.4 Joint Enterprise	50
	5.11.5 Subordination	50

SECTION 6.	CONDITIONS PRECEDENT	50
6.1	Conditions Precedent to Closing	50
6.2	Conditions Precedent to Initial Funding	52
6.3	Conditions Precedent to All Credit Extensions	53
6.4	Limited Waiver of Conditions Precedent	54

SECTION 7.	COLLATERAL	54
7.1	Grant of Security Interest	54
7.2	Lien on Deposit Accounts; Cash Collateral.	55
	7.2.1 Deposit Accounts	55
	7.2.2 Cash Collateral	56
7.3	[Reserved].	56
7.4	Other Collateral.	56
	7.4.1 Commercial Tort Claims	56
	7.4.2 Certain After-Acquired Collateral	56
7.5	No Assumption of Liability	57
7.6	Further Assurances	57

(ii)

SECTION 8.	COLLATERAL ADMINISTRATION	57
8.1	Borrowing Base Certificates	57
8.2	Administration of Accounts.	57
	8.2.1 Records and Schedules of Accounts	57
	8.2.2 Taxes	58
	8.2.3 Account Verification	58
	8.2.4 Maintenance of Dominion Account	58
	8.2.5 Proceeds of Collateral	59
8.3	Administration of Equipment.	59
	8.3.1 Records and Schedules of Equipment	59
	8.3.2 Dispositions of Equipment	59
	8.3.3 Condition of Equipment	59
8.4	Administration of Deposit Accounts	59
8.5	General Provisions.	60
	8.5.1 Location of Collateral	60
	8.5.2 Insurance of Collateral; Condemnation Proceeds.	60
	8.5.3 Protection of Collateral	61
	8.5.4 Defense of Title to Collateral	61
8.6	Power of Attorney	61

SECTION 9.	REPRESENTATIONS AND WARRANTIES	62
9.1	General Representations and Warranties	62
	9.1.1 Organization and Qualification	62
	9.1.2 Power and Authority	62
	9.1.3 Enforceability	62
	9.1.4 Capital Structure	63
	9.1.5 Corporate Names; Locations	63
	9.1.6 Title to Properties; Priority of Liens	63
	9.1.7 Accounts	64
	9.1.8 Financial Statements	64
	9.1.9 Surety Obligations	64
	9.1.10 Taxes	64
	9.1.11 Brokers	64
	9.1.12 Intellectual Property	65
	9.1.13 Governmental Approvals	65
	9.1.14 Compliance with Laws.	65
	9.1.15 Compliance with Environmental Laws	66
	9.1.16 Burdensome Contracts	66
	9.1.17 Litigation	66
	9.1.18 No Defaults	66
	9.1.19 ERISA	66
	9.1.20 Trade Relations	67
	9.1.21 Labor Relations	67
	9.1.22 Payable Practices	67
	9.1.23 Not a Regulated Entity	67
	9.1.24 Margin Stock	68
	9.1.25 Plan Assets	68
	9.1.26 Carrier Service Agreements and IRU Agreements.	68

(iii)

	9.1.27 Billing Processor Agreements	69
	9.1.28 Governmental Authorizations	70
	9.1.29 No Regulatory Event	70
	9.1.30 Trade Relations	70
9.2	Complete Disclosure	70

SECTION 10.	COVENANTS AND CONTINUING AGREEMENTS	70
10.1	Affirmative Covenants	70
	10.1.1 Inspections; Appraisals.	71
	10.1.2 Financial and Other Information	71
	10.1.3 Notices	73
	10.1.4 Landlord and Storage Agreements	73
	10.1.5 Compliance with Laws	73
	10.1.6 Taxes	73
	10.1.7 Insurance	74
	10.1.8 Licenses	74
	10.1.9 Future Subsidiaries	74
	10.1.10 Reserved.	74
	10.1.11 [Reserved.]	74
	10.1.12 Foreign Assets Control Regulations, Etc.	74
	10.1.13 Carrier Service Agreements and IRU Agreements.	75
	10.1.14 Billing Processor Agreements	77
10.2	Negative Covenants	77
	10.2.1 Permitted Debt	77
	10.2.2 Permitted Liens	78
	10.2.3 Cash Capital Expenditures	79
	10.2.4 Distributions; Upstream Payments	79
	10.2.5 Restricted Investments	79
	10.2.6 Disposition of Assets	79
	10.2.7 Loans	79
	10.2.8 Restrictions on Payment of Certain Debt	80
	10.2.9 Fundamental Changes	80
	10.2.10 Subsidiaries	80
	10.2.11 Organic Documents	80
	10.2.12 Tax Consolidation	80
	10.2.13 Accounting Changes	80
	10.2.14 Restrictive Agreements	80
	10.2.15 Hedging Agreements	81
	10.2.16 Conduct of Business	81
	10.2.17 Affiliate Transactions	81
	10.2.18 Plans	81
	10.2.19 Amendments to Subordinated Debt or Senior Secured Note Documents	81
	10.2.20 Senior Secured Note Permitted Indebtedness Limit	81
10.3	Financial Covenant	81
SECTION 11.	EVENTS OF DEFAULT; REMEDIES ON DEFAULT	82
11.1	Events of Default	82

(iv)

11.2	Remedies upon Default	84
11.3	License	85
11.4	Setoff	85
11.5	Remedies Cumulative; No Waiver.	85
	11.5.1 Cumulative Rights	85
	11.5.2 Waivers	86

SECTION 12.	AGENT	86
12.1	Appointment, Authority and Duties of Agent.	86
	12.1.1 Appointment and Authority	86
	12.1.2 Duties	87
	12.1.3 Agent Professionals	87
	12.1.4 Instructions of Required Lenders	87
12.2	Agreements Regarding Collateral and Field Examination Reports.	87
	12.2.1 Lien Releases; Care of Collateral	88
	12.2.2 Possession of Collateral	88
	12.2.3 Reports	88
12.3	Reliance By Agent	88
12.4	Action Upon Default	88
12.5	Ratable Sharing	89
12.6	Indemnification of Agent Indemnitees.	89
	12.6.1 Indemnification	89
	12.6.2 Proceedings	89
12.7	Limitation on Responsibilities of Agent	89
12.8	Successor Agent and Co-Agents.	89
	12.8.1 Resignation; Successor Agent	89
	12.8.2 Separate Collateral Agent	91
12.9	Due Diligence and Non-Reliance	91
12.10	Replacement of Certain Lenders	92
12.11	Remittance of Payments and Collections.	92
	12.11.1 Remittances Generally	92
	12.11.2 Failure to Pay	92
	12.11.3 Recovery of Payments	93
12.12	Agent in its Individual Capacity	93
12.13	Agent Titles	93
12.14	No Third Party Beneficiaries	93

SECTION 13.	BENEFIT OF AGREEMENT; ASSIGNMENTS AND PARTICIPATIONS	93
13.1	Successors and Assigns	94
13.2	Participations.	94
	13.2.1 Permitted Participants; Effect	94
	13.2.2 Voting Rights	94
	13.2.3 Benefit of Set-Off	94
13.3	Assignments.	94
	13.3.1 Permitted Assignments	94
	13.3.2 Effect; Effective Date	95
13.4	Tax Treatment	95

(v)

13.5	Representation of Lenders	95

SECTION 14.	MISCELLANEOUS	95
14.1	Consents, Amendments and Waivers.	95
	14.1.1 Amendment	96
	14.1.2 Limitations	96
	14.1.3 Payment for Consents	96
14.2	Indemnity	97
14.3	Notices and Communications.	97
	14.3.1 Notice Address	98
	14.3.2 Electronic Communications; Voice Mail	98
	14.3.3 Non-Conforming Communications	98
14.4	Performance of Loan Parties’ Obligations	98
14.5	Credit Inquiries	98
14.6	Severability	98
14.7	Cumulative Effect; Conflict of Terms	99
14.8	Counterparts; Facsimile Signatures	99
14.9	Entire Agreement	99
14.10	Obligations of Lenders	99
14.11	Confidentiality	99
14.12	Certifications Regarding Indenture	100
14.13	GOVERNING LAW	100
14.14	Consent to Forum.	100
14.15	Waivers by Loan Party	101
14.16	Patriot Act Notice	101
14.17	NO ORAL AGREEMENT	101

(vi)

LIST OF EXHIBITS AND SCHEDULES

Exhibit A	Revolver Note

Exhibit B	Assignment and Acceptance

Exhibit C	Assignment Notice

Schedule 1.1(a)	Guarantors

Schedule 1.1(b)	Commitments of Lenders

Schedule 8.5	Deposit Accounts

Schedule 8.6.1	Business Locations

Schedule 9.1.4	Names and Capital Structure

Schedule 9.1.5	Former Names and Companies

Schedule 9.1.12	Patents, Trademarks, Copyrights and Licenses

Schedule 9.1.15	Environmental Matters

Schedule 9.1.16	Restrictive Agreements

Schedule 9.1.17	Litigation

Schedule 9.1.19	Pension Plans

Schedule 9.1.21	Labor Contracts

Schedule 9.1.23	Regulatory Matters

Schedule 9.1.26(a)(i)	Carrier-Out Service Agreements

Schedule 9.1.26(a)(ii)	Carrier-In Service Agreements

Schedule 9.1.26(a)(iii)	Carrier Service Agreements with Interim or Alternative

Interconnection Arrangements

Schedule 9.1.26(b)	IRU Agreements

Schedule 9.1.27	Billing Processor Agreements

Schedule 9.1.28	Governmental Authorizations

Schedule 10.2(i)	Existing Capital Leases

Schedule 10.2.2	Existing Liens

Schedule 10.2.17	Existing Affiliate Transactions

Schedule 14.3.1	Agent Address

(i)

LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT is dated as of May 10, 2006, among GLOBAL CROSSING ADVANCED CARD SERVICES, INC., an Iowa corporation (“GCUS”), GLOBAL CROSSING BANDWIDTH, INC., a California corporation (“GCB”) and GLOBAL CROSSING TELECOMMUNICATIONS, INC., a Michigan corporation (“GCTI”, and collectively with GCUS and GCB, “Borrowers” and each, individually, a “Borrower”), the Persons set forth on Schedule 1.1(a) annexed hereto (collectively, the “Guarantors” and each, individually, a “Guarantor”), the financial institutions party to this Agreement from time to time as lenders (collectively, “Lenders”), and BANK OF AMERICA, N.A., a national banking association, as agent for the Lenders (“Agent”).

R E C I T A L S:

Borrowers and Guarantors have requested that Lenders make available a credit facility, to be used by Borrowers to finance their mutual and collective business enterprise. Lenders are willing to provide such credit facility on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, for valuable consideration hereby acknowledged, the parties agree as follows:

SECTION 1. DEFINITIONS; RULES OF CONSTRUCTION

1.1 Definitions.

As used herein, the following terms have the meanings set forth below:

Account - as defined in the UCC, including all rights to payment for goods sold or leased, or for services rendered.

Account Debtor - a Person who is obligated under an Account, Chattel Paper or General Intangible.

Accounts Formula Amount - for each Borrower and Conferencing-Canada, on an aggregate basis, the sum of (a) 85% of the Value of Eligible Billed Accounts of such Borrower and Conferencing-Canada and (b) 60% of the Value of Eligible Unbilled Accounts of such Borrower and Conferencing-Canada; provided that, the maximum aggregate Loans for all Borrowers, collectively, made in respect of Eligible Unbilled Accounts shall not exceed $25,000,000 outstanding at any one time.

Adjusted LIBOR - for any Interest Period, with respect to LIBOR Loans, the per annum rate of interest (rounded upward, if necessary, to the nearest 1/8th of 1%) appearing on Telerate Page 3750, or if such page is unavailable, the Reuters Screen LIBO Page (or any successor page of either, as applicable), as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if the Reuters Screen LIBO Page is used and more than one rate is shown on such page, the applicable rate shall be the arithmetic mean thereof. If for any reason none of the foregoing rates is available, the Offshore Base Rate shall be the rate per annum determined by Agent as the rate of interest at which Dollar deposits in the approximate amount of the applicable LIBOR Loan would be offered to major banks in the offshore Dollar market at or about 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If the Board of Governors shall impose a Reserve Percentage with respect to LIBOR deposits, then Adjusted LIBOR shall equal the amount determined above, divided by 1 minus the Reserve Percentage.

Affiliate - with respect to any Person, another Person (a) who directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such first Person; (b) who beneficially owns 10% or more of the voting securities or any class of Equity Interests of such first Person; (c) at least 10% of whose voting securities or any class of Equity Interests is beneficially owned, directly or indirectly, by such first Person; or (d) who is an officer, director, partner or managing member of such first Person; provided, that, Affiliates of Singapore Technologies Telemedia Pte. Ltd. and its direct and indirect subsidiaries and any Person who is an Affiliate solely by reason of market purchases of stock of Parent shall not be considered Affiliates hereunder; and provided further, that neither Carlos Slim Helu nor Richard Rainwater shall be deemed an Affiliate of a Loan Party by virtue of his beneficial ownership of 10% or more of the voting securities or of a class of the Equity Interests of such Loan Party unless he, or his direct or indirect designee, occupies a seat on the Board of Directors of such Loan Party or any Person possessing Control thereof. “Control” means the possession, directly or indirectly, of the power to direct or cause direction of the management and policies of a Person, whether through ownership of Equity Interests, by contract or otherwise.

Agent Indemnitees - Agent and its officers, directors, employees, Affiliates, agents and attorneys.

Agent Professionals - attorneys, accountants, appraisers, auditors, business valuation experts, environmental engineers or consultants, turnaround consultants, and other professionals and experts retained by Agent.

Allocable Amount - as defined in Section 5.11.3.

Anti-Terrorism Laws - any laws relating to terrorism or money laundering, including the Patriot Act.

Applicable Law - all laws, rules, regulations and governmental guidelines applicable to the Person, conduct, transaction, agreement or matter in question, including all applicable statutory law, common law and equitable principles, and all provisions of constitutions, treaties, statutes, rules, regulations, orders and decrees of Governmental Authorities.

Applicable Margin means the following percentages per annum, based upon the Liquidity Test as set forth in the most recent Compliance Certificate received by the Agent pursuant to Section 10.1.2(d).

Applicable Margin

Pricing Level	Liquidity Test	Eurodollar Rate + Letters of Credit	Base Rate
1	>225,000,000	2.50%	1.00%
2	<225,000,000 >175,000,000	2.75%	1.25%
3	<175,000,000	3.00%	1.50%

Any decrease in the Applicable Margin resulting from a change in the Liquidity Test shall become effective as of the first day of the month immediately following the date a Compliance Certificate is delivered pursuant to Section 10.1.2(d); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then Pricing Level 3 shall apply as of the first day of the month after the date on which such Compliance Certificate was required to have been delivered until such Compliance Certificate is delivered. The Applicable Margin in effect from the Closing Date through the date that is six months after the date hereof shall be determined based upon Pricing Level 3. Notwithstanding the above, the Applicable Margin will remain at Pricing Level 3 until Parent reports Cash EBITDA for the latest twelve month period in excess of $40,000,000.

Approved Fund - any Person (other than a natural person) that is engaged in making, holding or investing in extensions of credit in its ordinary course of business and is administered or managed by a Lender, an entity that administers or manages a Lender, or an Affiliate of either.

Asset Disposition - a sale, lease, license, consignment, transfer or other disposition of Property of an Obligor, including a disposition of Property in connection with a sale-leaseback transaction or synthetic lease, provided, that, sales pursuant to IRU Agreements shall not be considered Asset Dispositions hereunder.

Assignment and Acceptance - an assignment agreement between a Lender and Eligible Assignee, in the form of Exhibit C.

Availability - determined as of any date, the aggregate amount that Borrowers are entitled to borrow as Revolver Loans, being the aggregate amount of each Borrowing Base attributable to the Borrowers minus the principal balance of all Revolver Loans.

Availability Block - $20,000,000.

Availability Reserve - the sum (without duplication) of (a) the Rent and Charges Reserve; (b) the LC Reserve; (c) the Bank Product Reserve; (d) all accrued Licensing Fees, whether or not then due and payable by a Borrower or Conferencing-Canada; (e) the aggregate amount of liabilities secured by Liens upon Collateral that are senior to Agent’s Liens (but imposition of any such reserve shall not waive an Event of Default arising therefrom); (f) the Availability Block; and (g) such additional reserves, in such amounts and with respect to such matters, as Agent in its discretion may elect to impose from time to time, it being acknowledged that the introduction of any such additional reserve shall have a reasonable relationship to the event, condition, contingency, risk or other reason or matter which is the basis for such additional reserve.

Bank of America - Bank of America, N.A., a national banking association, and its successors and assigns.

Bank of America Indemnitees - Bank of America and its officers, directors, employees, Affiliates, agents and attorneys.

Bank Product - any of the following products, services or facilities extended to any Borrower or Subsidiary by Bank of America or any of its branches or Affiliates: (a) Cash Management Services; (b) products under Hedging Agreements; (c) commercial credit card and merchant card services; and (d) other banking products or services as may be requested by Conferencing-Canada, any Borrower or Subsidiary, other than Letters of Credit.

Bank Product Debt - Debt and other obligations of an Obligor relating to Bank Products.

Bank Product Reserve - the aggregate amount of reserves established by Agent from time to time in its discretion in respect of Bank Product Debt.

Bankruptcy Code - Title 11 of the United States Code.

Base Rate - the rate of interest announced by Bank of America from time to time as its prime rate. Such rate is a reference rate only and Bank of America may make loans or other extensions of credit at, above or below it. Any change in the prime rate announced by Bank of America shall take effect at the opening of business on the effective date specified in the public announcement of the change.

Base Rate Loan - a Revolver Loan that bears interest based on the Base Rate.

Billing Processor - shall mean any third party servicing or processing agent or intermediary who facilitates, services, processes or manages the billing transfer and/or payment procedures with respect to any services provided by a Borrower or Conferencing-Canada to its customers through a Carrier or otherwise. The term “Billing Processor” shall not include collection agencies, merchant accounts, Credit Card Processors, lockbox accounts or printers of invoices.

Billing Processor Acknowledgments - shall mean, individually and collectively, in form and substance reasonably satisfactory to Agent, by any Billing Processor in favor of a Lender, as the same may from time to time exist or be amended, modified, supplemented, extended, renewed, restated or replaced.

Billing Processor Agreements - shall mean all agreements (other than Billing Processor Acknowledgments) now existing or hereafter entered into by a Borrower or Conferencing-Canada with any Billing Processor, in its capacity as such, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, including without limitation, the agreements listed on Schedule 8.18 hereto.

Board of Governors - the Board of Governors of the Federal Reserve System.

Borrowed Money - with respect to any Obligor, without duplication, its (a) Debt that (i) arises from the lending of money by any Person to such Obligor, (ii) is evidenced by notes, drafts, bonds, debentures, credit documents or similar instruments, (iii) accrues interest or is a type upon which interest charges are customarily paid (excluding trade payables owing in the Ordinary Course of Business), or (iv) was issued or assumed as full or partial payment for Property; (b) Capital Leases; (c) reimbursement obligations with respect to letters of credit; and (d) guaranties of any Debt of the foregoing types owing by another Person.

Borrower Agent - as defined in Section 4.4.

Borrowing - a group of Revolving Loans that are made on the same day.

Borrowing Base - on any date of determination, an amount equal to the lesser of (a) the aggregate amount of Revolver Commitments, minus the LC Reserve, or (b) the sum, on a consolidated basis for all Borrowers and Conferencing-Canada, of the Accounts Formula Amount, minus the Availability Reserve, provided, however, that the Borrowing Base shall not exceed $35,000,000 minus the L/C Reserve prior to the earlier of the date that (i) unaudited Cash EBITDA of Parent for a full Fiscal Quarter is $20,000,000 or more, or (ii) both (x) Agent has received Parent’s audited consolidated annual financial statements for Parent’s 2006 Fiscal Year, which financial statements shall be in form and substance satisfactory to Agent, in Agent’s sole discretion, and (y) Parent’s unaudited quarterly financial statements show Cash EBITDA averaging not less than $10,000,000 per Fiscal Quarter for the two Fiscal Quarters most recently ended.

Borrowing Base Certificate - a certificate, in form and substance satisfactory to Agent, by which Borrowers and Conferencing-Canada certify calculation of the Borrowing Base.

Business Day - any day (a) excluding Saturday, Sunday and any other day on which banks are permitted to be closed under the laws of the States of North Carolina and New York; and (b) when used with reference to a LIBOR Loan, also excluding any day on which banks do not conduct dealings in Dollar deposits on the London interbank market.

Capital Adequacy Regulation - any law, rule, regulation, guideline, request or directive of any central bank or other Governmental Authority, whether or not having the force of law, regarding capital adequacy of a bank or any Person controlling a bank.

Canadian Loan Party - Conferencing Canada, Global Crossing Telecommunications Canada Ltd., Global Crossing Worldwide Customer Help Desk Canada Ltd. and any other Person formed under the laws of Canada or any province or other jurisdiction thereof that is presently or hereafter may become a Loan Party.

Capital Lease - any lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

Carrier Accounts - shall mean Accounts owing by Carriers arising from the sale by Conferencing-Canada, a Borrower or its Subsidiaries to such Carriers of telecommunication services pursuant to the Carrier Service Agreements or otherwise.

Carriers - shall mean, collectively, telecommunication interexchange carriers or other providers of telecommunications long distance services and local exchange companies or other providers of local telecommunications service, including without limitation, AT&T, MCI, Verizon, Bell South, Sprint, SBC or Qwest, sometimes being referred to herein individually as a “Carrier”.

Carrier-In Service Agreements - shall mean, collectively, the agreements, between any Loan Party and Carriers in the ordinary course of the business of such Loan Party providing for the purchase by such Loan Party from such Carrier, of telecommunication services, sometimes being referred to herein individually as a “Carrier-In Service Agreement”.

Carrier-Out Service Agreements - shall mean, collectively, the agreements between a Loan Party and Carriers in the ordinary course of the business of such Loan Party providing for the sale by such Loan Party to such Carrier of telecommunication services, sometimes being referred to herein individually as a “Carrier-Out Service Agreement.”

Carrier Service Agreements - shall mean, collectively, the Carrier-In Service Agreements and the Carrier-Out Service Agreements, sometimes being referred to herein individually as a “Carrier Service Agreement”.

Cash Capital Expenditures - expenditures made or payments due (whether or not made) by a Loan Party for the acquisition of any fixed assets, or any improvements, replacements, substitutions or additions thereto with a useful life of more than one year.

Cash Collateral - cash, and any interest or other income earned thereon, that is delivered to Agent to Cash Collateralize any Obligations.

Cash Collateral Account - a demand deposit, money market or other account established by Agent at such financial institution as Agent may select in its discretion, which account shall be subject to Agent’s Liens for the benefit of Secured Parties.

Cash Collateralize - the delivery of cash to Agent, as security for the payment of Obligations, in an amount equal to (a) with respect to LC Obligations, 105% of the aggregate LC Obligations, and (b) with respect to any inchoate or contingent Obligations (including Obligations arising under Bank Products) upon a Person’s asserting a Claim (or when to a Loan Party’s knowledge, a Person will imminently assert a Claim) for such inchoate or contingent Obligations, Agent’s good faith estimate of the amount due or to become due, including all fees and other amounts relating to such Obligations. “Cash Collateralization” has a correlative meaning.

Cash EBITDA- determined, for any period, on a consolidated basis for a given Person, Consolidated Net Income for such period, plus (a) to the extent deducted in computing such Consolidated Net Income, the sum, without duplication of (i) preferred stock dividend expense, (ii) all Federal, state, local and foreign income taxes, (iii) Consolidated Interest Charges, (iv) depreciation, amortization of intangibles and (v) non-cash expenses arising from the issuance of employee stock options for such period minus, (b) to the extent included in computing such Consolidated Net Income, (vi) any gains realized upon any Asset Disposition and (vii) any non-cash income or non-cash gains, all as determined on a consolidated basis in accordance with GAAP.

Cash Equivalents - (a) marketable obligations issued or unconditionally guaranteed by, and backed by the full faith and credit of, the United States or Canadian government, maturing within 12 months of the date of acquisition; (b) certificates of deposit, time deposits and bankers’ acceptances maturing within 12 months of the date of acquisition, and overnight bank deposits, in each case which are issued by a commercial bank organized under the laws of the United States or any state or district thereof or under the laws of Canada or any province or territory thereof, rated A-1 (or better) by S&P or P-1 (or better) by Moody’s at the time of acquisition, and (unless issued by a Lender) not subject to offset rights; (c) repurchase obligations with a term of not more than 30 days for underlying investments of the types described in clauses (a) and (b) entered into with any bank meeting the qualifications specified in clause (b); (d) commercial paper rated A-1 (or better) by S&P or P-1 (or better) by Moody’s, and maturing within nine months of the date of acquisition; and (e) shares of any money market fund that has substantially all of its assets invested continuously in the types of investments referred to above, has net assets of at least $500,000,000 and has the highest rating obtainable from either Moody’s or S&P.

Cash Management Services - any services provided from time to time by Bank of America or any of its branches or Affiliates to Conferencing-Canada, any Borrower or Subsidiary in connection with operating, collections, payroll, trust, or other depository or disbursement accounts, including automatic clearinghouse, controlled disbursement, depository, electronic funds transfer, information reporting, lockbox, stop payment, overdraft and/or wire transfer services.

CERCLA - the Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C. § 9601 et seq.).

Change of Control - (a) Global Crossing North America, Inc. or a Subsidiary thereof ceases to own and control, beneficially and of record, directly or indirectly, at least 90% of all Equity Interests in each Borrower; (b) all or substantially all of a Borrower’s assets are sold or transferred, other than sale or transfer to another Borrower or to a Subsidiary permitted by Agent and Required Lenders hereunder or (c) Singapore Technologies Telemedia Pte. Ltd. or its Subsidiaries no longer owning, directly or indirectly, the largest number of common shares of the Parent including, on an as-converted basis, common shares issuable upon conversion of other securities, and failure to maintain a seat on the board of directors of Parent.

Chattel Paper - as defined in the UCC.

Claims - all liabilities, obligations, losses, damages, penalties, judgments, proceedings, costs and expenses of any kind (including remedial response costs, reasonable attorneys’ fees and Extraordinary Expenses) at any time (including after Full Payment of the Obligations, resignation or replacement of Agent, or replacement of any Lender) incurred by or asserted against any Indemnitee in any way relating to (a) any Loan Documents or transactions relating thereto, (b) any action taken or omitted to be taken by any Indemnitee in connection with any Loan Documents, (c) the existence or perfection of any Liens, or realization upon any Collateral, (d) exercise of any rights or remedies under any Loan Documents or Applicable Law, or (e) failure by any Obligor to perform or observe any terms of any Loan Document, in each case including all costs and expenses relating to any investigation, litigation, arbitration or other proceeding (including an Insolvency Proceeding or appellate proceedings), whether or not the applicable Indemnitee is a party thereto.

Closing Date - as defined in Section 6.1.

Collateral - all Property in the United States or Canada described in Section 7.1, or described in any Security Documents as security for any Obligations, and all other Property in the United States and Canada that now or hereafter secures (or is intended to secure) any Obligations.

Commercial Tort Claim - as defined in the UCC.

Commitment - for any Lender, the aggregate amount of such Lender’s Revolver Commitment. “Commitments” means the aggregate amount of all Revolver Commitments.

Commitment Termination Date - the earliest to occur of (a) the failure to have satisfied the conditions set forth in Section 6.2(h) and (i) on or before the six-month anniversary of the Closing Date, (b) May 9, 2009, (c) the date on which the Commitments are terminated pursuant to Section 11.2 or Section 2.1.6, and (d) the date (the “PIK Early Termination Date”) that is 90 days prior to the maturity date of the

Senior Secured Notes, as such maturity date may be extended from time to time, unless, on or before the PIK Early Termination Date, (i) the Senior Secured Notes have been converted to shares of common stock of Global Crossing Limited in compliance with all required Governmental Approvals, or (ii) the Borrowers shall have delivered to Agent evidence satisfactory to Agent in its sole discretion exercised reasonably and in good faith after consultation with specialist counsel, if necessary, that all Government Approvals required under Applicable Law for the holders of the Senior Secured Notes to convert the Debt owing thereunder into shares of common stock of Global Crossing Limited have been obtained.

Communications Act - shall mean the Communications Act of 1934, as the same now exists or may from time to time hereafter be amended (and including as amended pursuant to the Telecommunications Act of 1996), modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

Communications Laws - shall mean the Communications Act and any similar or successor Federal statute or statutes and any applicable State or foreign law governing the provision of telecommunications services, as the same now exist or may from time to time hereafter be amended, modified, recodified or supplemented, together with all rules and regulations thereunder or related thereto.

Communications Regulatory Authority - shall mean the FCC, any PUC and any future US federal, state, local or Canadian federal or provincial communications regulatory commission, agency, department board or authority.

Compliance Certificate - a certificate, in form and substance satisfactory to Agent, by which Borrowers certify compliance with Sections 10.2.3 and 10.3.

Conferencing-Canada - shall mean Global Crossing Conferencing-Canada, Ltd., a corporation formed under the federal laws of Canada, and its permitted successors and assigns.

Consolidated Interest Charges - means, for any period, for the Parent and its Subsidiaries on a consolidated basis, the sum of (a) all interest, premium payments, debt discount, fees, charges and related expenses of the Parent and its Subsidiaries in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP and (b) the portion of rent expense of the Parent and their Subsidiaries with respect to such period under Capitalized Leases that is treated as interest in accordance with GAAP.

Consolidated Net Income - means, for any period, for the Parent and its Subsidiaries on a consolidated basis, the net income of the Parent and its Subsidiaries (excluding extraordinary cash and non-cash gains and excluding extraordinary non-cash losses but including extraordinary cash losses) for that period.

Contingent Obligation - any obligation of a Person arising from a guaranty, indemnity or other assurance of payment or performance of any Debt, lease, dividend or other obligation (“primary obligations”) of another obligor (“primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person under any (a) guaranty, endorsement, co-making or sale with recourse of an obligation of a primary obligor; (b) obligation to make take-or-pay or similar payments regardless of nonperformance by any other party to an agreement; and (c) arrangement (i) to purchase any primary obligation or security therefor, (ii) to supply funds for the purchase or payment of any primary obligation, (iii) to maintain or assure working capital, equity capital, net worth or solvency of the primary obligor, (iv) to purchase Property or services for the purpose of assuring the ability of the primary obligor to perform a primary obligation, or (v) otherwise to assure or hold harmless the holder of any primary obligation against loss in respect thereof. The amount of any Contingent Obligation shall be deemed to be the stated or determinable amount of the primary obligation (or, if less, the maximum amount for which such Person may be liable under the instrument evidencing the Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability with respect thereto.

Credit Card Issuer - shall mean any Person who issues or whose members issue credit cards, including, without limitation, MasterCard or VISA bank credit or debit cards or other bank credit or debit cards issued through MasterCard International, Inc., Visa, U.S.A., Inc. or Visa International and American Express, Discover, Diners Club, and other non bank credit or debit cards, including, without limitation, credit or debit cards issued by or through American Express Travel Related Services Company, Inc.

Credit Card Processor - shall mean any servicing or processing agent or any factor or financial intermediary who facilitates, services, processes or manages the credit authorization, billing transfer and/or payment procedures with respect to any sales transactions of Conferencing-Canada or a Borrower involving credit card or debit card purchases by customers using credit cards or debit cards issued by any Credit Card Issuer.

Credit Card Receivables - shall mean collectively, (a) all present and future rights of Conferencing-Canada or a Borrower to payment from any Credit Card Issuer, Credit Card Processor or other third party arising from sales of goods or rendition of services to customers who have purchased such goods or services using a credit or debit card and (b) all present and future rights of Conferencing-Canada or a Borrower to payment from any Credit Card Issuer, Credit Card Processor or other third party in connection with the sale or transfer of Credit Card Receivables arising pursuant to the sale of goods or rendition of services to customers who have purchased such goods or services using a credit card or a debit card, including, but not limited to, all amounts at any time due or to become due from any Credit Card Issuer or Credit Card Processor under the Credit Card Agreements or otherwise.

CWA - the Clean Water Act (33 U.S.C. §§ 1251 et seq.).

Debt - shall mean (without double counting), at any time and with respect to any Person, (a) indebtedness of such Person for borrowed money (whether by loan or the issuance and sale of debt securities) or for the deferred purchase price of property or services purchased (other than amounts constituting trade payables (payable within 120 days or such longer terms as may be customary in the industry) in each case arising in the ordinary course of business); (b) obligations of such Person in respect of letters of credit, acceptance facilities, or drafts or similar instruments issued or accepted by banks and other financial institutions for the account of such Person; (c) obligations of such Person under Capital Leases and any financing lease involving substantially the same economic effect; (d) deferred payment obligations of such Person resulting from the adjudication or settlement of any litigation to the extent not already reflected as a current liability on the balance sheet of such Person; and (e) indebtedness of others of the type described in clauses (a), (b), (c) and (d) hereof which such Person has (i) directly or indirectly assumed or guaranteed, or (ii) secured by a Lien on the assets of such Person, whether or not such Person has assumed such indebtedness

Deed of Hypothec - those certain Deeds of Hypothec executed and delivered in favor of Agent and Lenders by each of Global Crossing Telecommunications-Canada, Ltd., Global Crossing Conferencing-Canada, Ltd. and Global Crossing Worldwide Customer Help Desk Canada, Ltd., or any of such Canadian Loan Parties having tangible assets or being domiciled in Quebec, Canada, as the same may be hereafter amended, restated, renewed, extended, supplemented, substituted or otherwise modified from time to time.

Default - an event or condition that, with the lapse of time or giving of notice, would constitute an Event of Default.

Default Rate - for any Obligation (including, to the extent permitted by law, interest not paid when due), 2% plus the interest rate otherwise applicable thereto.

Deposit Account - as defined in the UCC.

Deposit Account Control Agreements - the Deposit Account control agreements to be executed by each institution maintaining a Deposit Account for a Borrower or Conferencing-Canada, in favor of Agent, for the benefit of Secured Parties, as security for the Obligations, including the substantial equivalent prepared in conformity with standard Canadian legal practice for Deposit Account control agreements.

Distribution - any declaration or payment of a distribution, interest or dividend on any Equity Interest (other than payment-in-kind); any distribution, advance or repayment of Debt to a holder of Equity Interests; or any purchase, redemption, or other acquisition or retirement for value of any Equity Interest.

Document - as defined in the UCC.

Dollars - lawful money of the United States.

Dominion Account - a special account established by Conferencing-Canada or Borrowers at Bank of America or its branches or another bank acceptable to Agent, over which Agent has exclusive control for withdrawal purposes, subject to the provisions of Sections 7.2 and 8.2 hereof.

Eligible Assignee - a Person that is (a) a Lender, U.S. - based Affiliate of a Lender or Approved Fund; (b) any other financial institution approved by Agent and Borrower Agent (which approval by Borrower Agent shall not be unreasonably withheld or delayed, and shall be deemed given if no objection is made within five (5) Business Days after notice of the proposed assignment), that is organized under the laws of the United States or any state or district thereof (or under the laws of Canada or any province thereof), has total assets in excess of $5 billion, extends asset-based lending facilities in its ordinary course of business and whose becoming an assignee would not constitute a prohibited transaction under Section 4975 of ERISA or any other Applicable Law; and (c) during any Event of Default, any Person acceptable to Agent in its discretion.

Eligible Billed Account - an Account owing to Conferencing-Canada or a Borrower that arises in the Ordinary Course of Business from the sale of goods or rendition of services for which an invoice has been issued by Conferencing-Canada or the Borrower, is payable in U.S. Dollars or, with respect to Accounts owing to Conferencing Canada, Canadian Dollars. Without limiting the foregoing, no Account shall be an Eligible Billed Account if (a) it is unpaid for more than 60 days after the original due date, or more than 90 days after the original invoice date; (b) 50% or more of the Accounts owing by the Account Debtor are not Eligible Billed Accounts under the foregoing clause; (c) when aggregated with other Accounts owing by the Account Debtor or a group of affiliated Account Debtors, it exceeds 20% of the aggregate Eligible Billed Accounts (or such higher percentage as Agent may establish for the Account Debtor from time to time) of such Account Debtor or affiliated group; (d) it does not conform with a covenant or representation herein (without regard to any qualification of such representation as being to a Person’s knowledge); (e) it is owing by a creditor or supplier, or is otherwise subject to a potential offset, counterclaim, dispute, deduction, discount, recoupment, reserve, defense, chargeback, credit or allowance (but ineligibility shall be limited to the amount thereof); (f) an Insolvency Proceeding has been commenced by or against the Account Debtor; or the Account Debtor has failed, has suspended or ceased doing business, is liquidating, dissolving or winding up its affairs, or is not Solvent; (g) the Account Debtor is organized or has its principal offices or assets outside the United States or Canada; (h) it is owing by a Government Authority, unless the Account Debtor is (x) the United States or any department, agency or instrumentality thereof and the Account has been assigned to Agent in compliance with the Assignment of Claims Act, or (y) Canada or any department, agency or instrumentality thereof and the Account has been assigned to Agent in compliance with the Financial Administration Act or other Applicable Law; (i) it is not subject to a duly perfected, first priority Lien in favor of Agent, or is subject to any other Lien; (j) the goods giving rise to it have not been delivered to and accepted by the Account Debtor or the amounts invoiced is otherwise unearned, the services giving rise to it have not been accepted by the Account Debtor, or it otherwise does not represent a final sale; (k) it is evidenced by Chattel Paper or an

Instrument of any kind, or has been reduced to judgment; (l) its payment has been extended, the Account Debtor has made a partial payment, or it arises from a sale on a cash-on-delivery basis; (m) it arises from a sale to an Affiliate, or from a sale on a bill-and-hold, guaranteed sale, sale-or-return, sale-on-approval, consignment, or other repurchase or return basis; (n) it represents unearned revenue, a progress billing or retainage; (o) it includes a billing for interest, fees or late charges, but ineligibility shall be limited to the extent thereof; (p) it arises from a retail sale to a Person who is purchasing for personal, family or household purposes; (q) it is not in respect of service at locations of an account debtor for which such service(s) has been disconnected; and (r) it arises in connection with a credit memo lag reserve, customer deposit or backbilled account. In calculating delinquent portions of Accounts under clauses (a) and (b), credit balances more than 90 days old will be excluded.

Eligible Unbilled Accounts - shall mean all Accounts of Conferencing-Canada or Borrower that satisfy all of the criteria for Eligible Billed Accounts, as determined by Agent, except, that such Account Debtor has not been invoiced for the services which are the subject of such Account and the services that are the subject to the Account have been rendered to or on behalf of the Account Debtor prior to the creation of such Account. Any Accounts that are not Eligible Billed Accounts or Eligible Unbilled Accounts shall nevertheless be part of the Collateral.

Enforcement Action - any action to enforce any Obligations or Loan Documents or to realize upon any Collateral (whether by judicial action, self-help, notification of Account Debtors, exercise of setoff or recoupment, or otherwise).

Environmental Laws - all Applicable Laws (including all programs, permits and guidance promulgated by regulatory agencies), relating to public health (but excluding occupational safety and health, to the extent regulated by OSHA) or the protection or pollution of the environment, including CERCLA, RCRA and CWA.

Environmental Notice - a notice (whether written or oral) from any Governmental Authority or other Person of any possible noncompliance with, investigation of a possible violation of, litigation relating to, or potential fine or liability under any Environmental Law, or with respect to any Environmental Release, environmental pollution or hazardous materials, including any complaint, summons, citation, order, claim, demand or request for correction, remediation or otherwise.

Environmental Release - a release as defined in CERCLA or under any other Environmental Law.

Equipment - as defined in the UCC, including all machinery, apparatus, equipment, fittings, furniture, fixtures, Telecommunications Equipment, Telecommunications Assets, computers (whether owned or licensed and including embedded software), and other tangible personal Property (other than Inventory (as defined in the UCC)), and all parts, accessories and special tools therefor, and accessions thereto.

Equity Interest - the interest of any (a) shareholder in a corporation, (b) partner in a partnership (whether general, limited, limited liability or joint venture), (c) member in a limited liability company, or (d) other Person having any other form of equity security or ownership interest.

ERISA - the Employee Retirement Income Security Act of 1974.

Event of Default - as defined in Section 11.

Excluded Tax - Tax on the overall net income or gross receipts of a Lender imposed by the jurisdiction of such Lender.

Extraordinary Expenses - all costs, expenses or advances that Agent may incur during a Default or Event of Default, or during the pendency of an Insolvency Proceeding of an Obligor, including those relating to (a) any audit, inspection, repossession, storage, repair, appraisal, insurance, manufacture, preparation or advertising for sale, sale, collection, or other preservation of or realization upon any Collateral; (b) any action, arbitration or other proceeding (whether instituted by or against Agent, any Lender, any Obligor, any representative of creditors of an Obligor or any other Person) in any way relating to any Collateral (including the validity, perfection, priority or avoidability of Agent’s Liens with respect to any Collateral), Loan Documents or Obligations, including any lender liability or other Claims except that Agent shall be limited to one legal counsel in each jurisdiction in such actions, arbitrations or other proceedings; (c) the exercise, protection or enforcement of any rights or remedies of Agent in, or the monitoring of, any Insolvency Proceeding; (d) settlement or satisfaction of any taxes, charges or Liens with respect to any Collateral; (e) any Enforcement Action; (f) negotiation and documentation of any modification, waiver, workout, restructuring or forbearance with respect to any Loan Documents or Obligations; or (g) Protective Advances. Such costs, expenses and advances include transfer fees, taxes, storage fees, insurance costs, permit fees, utility reservation and standby fees, legal fees, appraisal fees, brokers’ fees and commissions, auctioneers’ fees and commissions, accountants’ fees, environmental study fees, wages and salaries paid to employees of any Obligor or independent contractors in liquidating any Collateral, and travel expenses.

Fee Letter - the fee letter agreement dated as of March 31, 2006, among Agent and Borrowers.

Fiscal Quarter - each period of three months, commencing on the first day of a Fiscal Year.

Fiscal Year - the fiscal year of Parent and Loan Parties for accounting and tax purposes, ending on December 31 of each year.

Foreign Lender - any Lender that is organized under the laws of a jurisdiction other than the laws of the United States, or any state or district thereof.

Foreign Plan - any employee benefit plan or arrangement maintained or contributed to by any Obligor or Subsidiary that is not subject to the laws of the United States, or any employee benefit plan or arrangement mandated by a government other than the United States for employees of any Obligor or Subsidiary.

Foreign Subsidiary - a Subsidiary that is a “controlled foreign corporation” under Section 957 of the Internal Revenue Code, such that a guaranty by such Subsidiary of the Obligations or a Lien on the assets of such Subsidiary to secure the Obligations would result in material tax liability to Borrowers.

Full Payment - with respect to any Obligations, (a) the full and indefeasible cash payment thereof, including any interest, fees and other charges accruing during an Insolvency Proceeding (whether or not allowed in the proceeding); (b) if such Obligations are LC Obligations, Cash Collateralization thereof (or delivery of a standby letter of credit acceptable to Agent in its discretion, in the amount of required Cash Collateral); and (c) a release of any Claims of Obligors against Agent, Lenders and Issuing Bank arising on or before the payment date. No Loans shall be deemed to have been paid in full until all Commitments related to such Loans have expired or been terminated.

GAAP - generally accepted accounting principles in the United States in effect from time to time (provided, however, that if the term “GAAP” is applicable hereunder to any Canadian Loan Party, it shall be understood to mean, with respect to such Canadian Loan Party, generally accepted accounting principles in Canada in effect from time to time).

General Intangibles - as defined in the UCC, including choses in action, causes of action, company or other business records, inventions, blueprints, designs, patents, patent applications, trademarks, trademark applications, trade names, trade secrets, service marks, goodwill, brand names, copyrights, registrations, licenses, franchises, customer lists, permits, tax refund claims, computer programs, operational manuals, internet addresses and domain names, insurance refunds and premium rebates, all rights to indemnification, and all other intangible Property of any kind, including all customer or tenant lists, identification of suppliers, data, plans, blueprints, specifications, designs, drawings, appraisals, recorded knowledge, surveys, studies, engineering reports, test reports, manuals, standards, processing standards, performance standards, catalogs, research data, computer and automatic machinery software and programs and the like, field repair data, accounting information pertaining to a Loan Party’s operations or any of the Collateral, if applicable, and all media in which or on which any of the information or knowledge or data or records may be recorded or stored and all computer programs used for the compilation or printout of such information, knowledge, records or data, all licenses, consents, permits, variances, certifications, authorizations and approvals, however characterized, of any Governmental Authority (or any person acting on behalf of a Governmental Authority) now or hereafter acquired or held by such Loan Party pertaining to operations now or hereafter conducted by such Guarantor or any of the Collateral, if applicable, including building permits, certificates of occupancy, environmental certificates, industrial permits or licenses and certificates of operation and all rights to reserves, deferred payments, deposits, refunds, indemnification of claims to the extent the foregoing relate to any Collateral, if applicable, and claims for tax or other refunds against any Governmental Authority relating to any Collateral, if applicable.

General Security Agreements - the general security agreements executed and delivered in favor of Agent and Lenders by each of Global Crossing Telecommunications Canada, Ltd., Global Crossing Conferencing-Canada, Ltd., and Global Crossing Worldwide Customer Help Desk Canada, Ltd., as hereafter amended, restated, reviewed, extended, supplemented, substituted or otherwise modified from time to time.

Goods - as defined in the UCC.

Governmental Approvals - all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and required reports to, all Governmental Authorities.

Governmental Authority - any federal, state, municipal, foreign or other governmental department, agency, commission, board, bureau, court, tribunal, instrumentality, political subdivision, or other entity or officer exercising executive, legislative, judicial, regulatory or administrative functions for or pertaining to any government or court, in each case whether associated with the United States, a state, district or territory thereof, or a foreign entity or government.

Guarantor Payment - as defined in Section 5.11.3.

Guarantors - each Person set forth on Schedule 1.1(a) hereto, and each other Person who hereafter guarantees payment or performance of any Obligations.

Guaranty - collectively, the guaranty agreements executed and delivered by the Guarantors, respectively, concurrently herewith and each guaranty agreement hereafter executed by a Guarantor in favor of Agent, including the substantial equivalent prepared in conformity with standard Canadian legal practice for guarantys.

Hedging Agreement - an agreement relating to any swap, cap, floor, collar, option, forward, cross right or obligation, or combination thereof or similar transaction, with respect to interest rate, foreign exchange, currency, commodity, credit or equity risk.

Indemnitees - Agent Indemnitees, Lender Indemnitees, Issuing Bank Indemnitees and Bank of America Indemnitees.

Insolvency Proceeding - any case, filing or proceeding commenced by or against a Person under any state, federal or foreign law for, or any agreement of such Person to, (a) the entry of an order for relief under the Bankruptcy Code, or any other insolvency, debtor relief or debt adjustment law, domestic or foreign; (b) the appointment of a receiver, interim receiver, trustee, liquidator, monitor, administrator, conservator or other custodian for such Person or any part of its Property; or (c) an assignment or trust mortgage for the benefit of creditors.

Instrument - as defined in the UCC.

Insurance Assignment - each collateral assignment of insurance pursuant to which an Obligor assigns to Agent, for the benefit of Secured Parties, such Obligor’s rights under business interruption insurance policies, as security for the Obligations, including the substantial equivalent prepared in conformity with standard Canadian legal practice for collateral assignment of insurance.

Intellectual Property - all intellectual and similar Property of a Person, including inventions, designs, patents, patent applications, copyrights, trademarks, service marks, trade names, trade secrets, confidential or proprietary information, customer lists, know-how, software and databases; all embodiments or fixations thereof and all related documentation, registrations and franchises; all books and records describing or used in connection with the foregoing; and all licenses or other rights to use any of the foregoing.

Intellectual Property Claim - any claim or assertion (whether in writing, by suit or otherwise) that a Loan Party’s ownership, use, marketing, sale or distribution of any Equipment, Intellectual Property or other Property violates another Person’s Intellectual Property.

Intercompany Debt Assignment - an Assignment, in form and substance satisfactory to Agent, pursuant to which each Loan Party collaterally assigns to Agent, for the ratable benefit of the Lenders, all currently existing or hereafter arising debt obligations to it, if any, of any other Loan Party as security for the payment and performance of all Obligations, including the substantial equivalent prepared in conformity with standard Canadian legal practice for assignments of intercompany debt obligations.

Intercreditor Agreement - the Intercreditor Agreement, of even date herewith, between Senior Secured Note Trustee and Agent, relating to the relative priorities of the Liens securing the Obligations hereunder and the Senior Secured Indebtedness.

Interest Period - as defined in Section 3.1.3.

Interest Rate Contract - any interest rate swap, collar or cap agreement, or other agreement or arrangement by Conferencing-Canada or any Borrower with Bank of America that is designed to protect against fluctuations in interest rates.

Investment - any acquisition of all or substantially all assets of a Person; any acquisition of record or beneficial ownership of any Equity Interests of a Person; or any advance or capital contribution to or other investment in a Person.

Investment Property - as defined in the UCC.

IRU Agreements - shall mean, collectively, all agreements pursuant to which any Loan Party purchases or acquires a right to use (on an indefeasible right to use basis or otherwise), capacity, fiber optic cable, fiber conduits, innerducts or similar assets.

Issuing Bank - Bank of America or a branch or Affiliate of Bank of America.

Issuing Bank Indemnitees - Issuing Bank and its officers, directors, employees, Affiliates, agents and attorneys.

LC Application - an application by Borrower Agent to Issuing Bank for issuance of a Letter of Credit, in form and substance satisfactory to Issuing Bank.

LC Conditions - the following conditions necessary for issuance of a Letter of Credit: (a) each of the conditions set forth in Section 6; (b) after giving effect to such issuance, total LC Obligations do not exceed the Letter of Credit Subline, no Overadvance exists and, if no Revolver Loans are outstanding, the LC Obligations do not exceed the Borrowing Base (without giving effect to the LC Reserve for purposes of this calculation); (c) the expiration date of such Letter of Credit is (i) no more than 365 days from issuance, in the case of standby Letters of Credit, (ii) no more than 120 days from issuance, in the case of documentary Letters of Credit, and (iii) at least 20 Business Days prior to the Commitment Termination Date; (d) the Letter of Credit and payments thereunder are denominated in Dollars; and (e) the form of the proposed Letter of Credit is satisfactory to Agent and Issuing Bank in their discretion.

LC Documents - all documents, instruments and agreements (including LC Requests and LC Applications) delivered by Borrowers or any other Person to Issuing Bank or Agent in connection with issuance, amendment or renewal of, or payment under, any Letter of Credit.

LC Obligations - the sum (without duplication) of (a) all amounts owing by Borrowers for any drawings under Letters of Credit; (b) the aggregate undrawn amount of all outstanding Letters of Credit; and (c) all fees and other amounts owing with respect to Letters of Credit.

LC Request - a request for issuance of a Letter of Credit, to be provided by Borrower Agent to Issuing Bank, in form satisfactory to Agent and Issuing Bank.

LC Reserve - the aggregate of all LC Obligations, other than (a) those that have been Cash Collateralized, and (b) if no Default or Event of Default exists, those constituting charges owing to the Issuing Bank.

Lender Indemnitees - Lenders and their officers, directors, employees, Affiliates, agents and attorneys.

Lenders - as defined in the preamble to this Agreement, including Agent in its capacity as a provider of Swingline Loans and any other Person who hereafter becomes a “Lender” pursuant to an Assignment and Acceptance.

Letter of Credit - any standby or documentary letter of credit issued by Issuing Bank for the account of a Borrower, or any indemnity, guarantee, exposure transmittal memorandum or similar form of credit support issued by Agent or Issuing Bank for the benefit of a Borrower.

Letter-of-Credit Right - as defined in the UCC.

Letter of Credit Subline - $25,000,000.

LIBOR Loan - each set of LIBOR Revolver Loans having a common length and commencement of Interest Period.

LIBOR Revolver Loan - a Revolver Loan that bears interest based on Adjusted LIBOR.

License - any license or agreement under which an Obligor is authorized to use Intellectual Property in connection with any manufacture, marketing, distribution or disposition of Collateral, any use of Property or any other conduct of its business.

Licensing Fees - all royalties, fees, expense reimbursement and other amounts payable by a Loan Party under a License.

Licensor - any Person from whom an Obligor obtains the right to use any Intellectual Property.

Lien - any Person’s interest in Property securing an obligation owed to, or a claim by, such Person, whether such interest is based on common law, statute or contract, including liens, security interests, pledges, hypothecations, statutory trusts, deemed trusts, reservations, exceptions, encroachments, easements, servitudes, rights-of-way, covenants, conditions, restrictions, leases, conditional or installment sales, leasings (crédit-baux) and other title exceptions and encumbrances affecting Property.

Lien Waiver - an agreement, in form and substance satisfactory to Agent, by which (a) for any material Collateral located on leased premises, the lessor waives or subordinates any Lien it may have on the Collateral, and agrees to permit Agent to enter upon the premises and remove the Collateral or to use the premises to store or dispose of the Collateral; (b) for any Collateral held by a warehouseman, processor, shipper or freight forwarder, such Person waives or subordinates any Lien it may have on the Collateral, agrees to hold any Documents in its possession relating to the Collateral as agent for Agent, and agrees to deliver the Collateral to Agent upon request; (c) for any Collateral held by a repairman, mechanic or bailee, such Person acknowledges Agent’s Lien, waives or subordinates any Lien it may have on the Collateral, and agrees to deliver the Collateral to Agent upon request; and (d) for any Collateral subject to a Licensor’s Intellectual Property rights, the Licensor grants to Agent the right, vis-à-vis such Licensor, to enforce Agent’s Liens with respect to the Collateral, including the right to dispose of it with the benefit of the Intellectual Property, whether or not a default exists under any applicable License.

Liquidity Test - the sum, for the most recently completed fiscal quarter as of the date of determination, of (i) the average daily Unrestricted Consolidated Cash for such quarter, and (ii) the average daily Availability for such quarter.

Loan - a Revolver Loan.

Loan Account - the loan account established by each Lender on its books pursuant to Section 5.8.

Loan Documents - this Agreement, Other Agreements and Security Documents.

Loan Party - each Borrower and each Guarantor.

Loan Year - each year of 365 or 366 days, as the case may be, commencing on the Closing Date and on each anniversary of the Closing Date.

Margin Stock - as defined in Regulation U of the Board of Governors.

Material Adverse Effect - the effect of any event or circumstance that, taken alone or in conjunction with other events or circumstances, (a) has or could be reasonably expected to have a material adverse effect on the business, operations, Properties, prospects or condition (financial or otherwise) of Parent and its Subsidiaries as a consolidated group or the Obligors, taken as a whole, on the value of any material Collateral, on the enforceability of any Loan Documents, or on the validity or priority of Agent’s Liens on any Collateral; (b) impairs the ability of any Obligor to perform any obligations under the Loan Documents, including repayment of any Obligations; or (c) otherwise impairs the ability of Agent or any Lender to enforce or collect any Obligations or to realize upon any Collateral.

Material Contract - any agreement or arrangement to which a Loan Party is party (other than the Loan Documents) (a) that is deemed to be a material contract under any securities law applicable to such Obligor, including the Securities Act of 1933, (b) for which breach, termination, nonperformance or failure to renew could reasonably be expected to have a Material Adverse Effect, or (c) that relates to Senior Secured Indebtedness, or Debt in an aggregate amount of $10,000,000 or more.

Moody’s - Moody’s Investors Service, Inc., and its successors.

Multiemployer Plan - any employee benefit plan or arrangement described in Section 4001(a)(3) of ERISA that is maintained or contributed to by any Obligor or Subsidiary.

Net Proceeds - with respect to an Asset Disposition, proceeds (including, when received, any deferred or escrowed payments) received by a Loan Party in cash from such disposition, net of (a) reasonable and customary costs and expenses actually incurred in connection therewith, including legal fees and sales commissions; (b) amounts applied to repayment of Debt secured by a Permitted Lien senior to Agent’s Liens on Collateral sold; (c) transfer, VAT or similar taxes; and (d) reserves for indemnities, until such reserves are no longer needed.

Non-Recourse Guarantor - GC Pan European Crossing Luxembourg II S.A.R.L.

Non-Recourse Guaranty - a non-recourse guaranty agreement to be hereafter executed and delivered by the Non-Recourse Guarantor in favor of Agent in which Non-Recourse Guarantor guaranties the Obligations with recourse by Agent only to the Equity Interests in any Loan Party held by the Non-Recourse Guarantor.

Notes - each Revolver Note or other promissory note executed by a Borrower to evidence any Obligations.

Notice of Borrowing - a Notice of Borrowing to be provided by Borrower Agent to request the funding of a Borrowing of Revolving Loans, in form satisfactory to Agent.

Notice of Conversion/Continuation - a Notice of Conversion/Continuation to be provided by Borrower Agent to request a conversion or continuation of any Loans as LIBOR Loans, in form satisfactory to Agent.

Obligations - all (a) principal of and premium, if any, on the Loans, (b) LC Obligations and other obligations of Obligors with respect to Letters of Credit, (c) interest, expenses, fees and other sums payable by Obligors under Loan Documents, (d) obligations of Obligors under any indemnity for Claims, (e) Extraordinary Expenses, (f) Bank Product Debt, and (g) other Debts, obligations and liabilities of any kind owing by Obligors pursuant to the Loan Documents, whether now existing or hereafter arising, whether evidenced by a note or other writing, whether allowed in any Insolvency Proceeding, whether arising from an extension of credit, issuance of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, and whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, or joint or several.

Obligor - each Loan Party, or other Person that is liable for payment of any Obligations or that has granted a Lien in favor of Agent on its assets to secure any Obligations.

Ordinary Course of Business - the ordinary course of business of any Loan Party, consistent with past practices and undertaken in good faith.

Organic Documents - with respect to any Person, its charter, certificate or articles of incorporation, bylaws, articles of organization, limited liability agreement, operating agreement, members agreement, shareholders agreement, partnership agreement, certificate of partnership, certificate of formation, voting trust agreement, or similar agreement or instrument governing the formation or operation of such Person.

Original Currency - as defined in Section 14.18.

OSHA - the Occupational Safety and Hazard Act of 1970.

Other Agreement - each Note; LC Document; Fee Letter; Lien Waiver; Intercreditor Agreement, Borrowing Base Certificate, Compliance Certificate, financial statement or report delivered hereunder; or other document, instrument or agreement (other than this Agreement or a Security Document) now or hereafter delivered by an Obligor or other Person to Agent or a Lender in connection with any transactions relating hereto.

Overadvance - as defined in Section 2.1.5.

Overadvance Loan - a Base Rate Revolver Loan made when an Overadvance exists or is caused by the funding thereof.

Parent - Global Crossing Limited, an entity formed under the laws of Bermuda.

Participant - as defined in Section 13.2.

Patent Assignment - each patent collateral assignment agreement pursuant to which an Obligor assigns to Agent, for the benefit of Secured Parties, such Obligor’s interests in its patents, as security for the Obligations, including the substantial equivalent prepared in conformity with standard Canadian legal practice for patent assignments.

Patriot Act - the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. No. 107-56, 115 Stat. 272 (2001).

Payment Intangible - as defined in the UCC.

Payment Item - each check, draft or other item of payment payable to a Loan Party, including those constituting proceeds of any Collateral.

Permitted Asset Disposition - as long as no Default or Event of Default exists and all Net Proceeds are remitted to Agent to the extent required hereunder, an Asset Disposition that is (a) a disposition of Equipment that, in the aggregate during any 12 month period, has a fair market or book value (whichever is more) of $1,000,000 or less; (b) a disposition of Equipment that is obsolete, unmerchantable or otherwise unusable in the Ordinary Course of Business; (c) termination of a lease of real or personal Property that is not necessary for the Ordinary Course of Business, could not reasonably be expected to have a Material Adverse Effect and does not result from an Obligor’s default; or (c) a sale, transfer, swap, disposition or abandonment of Equipment that is no longer necessary for the conduct of the Borrowers’ business and that is disposed of in the Ordinary Course of Business, not to exceed $2,000,000 over a twelve-month period; or (d) approved in writing by Agent and Required Lenders.

Permitted Contingent Obligations - Contingent Obligations (a) arising from endorsements of Payment Items for collection or deposit in the Ordinary Course of Business; (b) arising from Hedging Agreements permitted hereunder; (c) existing on the Closing Date, and any extension or renewal thereof that does not increase the amount of such Contingent Obligation when extended or renewed; (d) incurred in the Ordinary Course of Business with respect to surety, appeal or performance bonds (except that notice of performance bonds will be provided to Agent), or other similar obligations; (e) arising from customary indemnification obligations in favor of purchasers in connection with dispositions of Equipment permitted hereunder; (f) arising under the Loan Documents; or (g) in an aggregate amount of $5,000,000 or less at any time.

Permitted Indebtedness - means Indebtedness of Loan Parties as guarantors of the Indebtedness of Parent evidenced by the Senior Secured Notes and the Senior Secured Note Indenture as in effect on the date hereof, provided, that:

(i) this Agreement is and shall at all times continue to be a “Working Capital Facility” as such term is defined in the Senior Secured Note Indenture as in effect on the date hereof and is and shall be entitled to all of the rights and benefits thereof under the Senior Secured Note Indenture as in effect on the date hereof,

(ii) any Lien on the Collateral securing such Indebtedness shall at all times be subordinate to the Lien in favor of Lender pursuant to the terms of the Intercreditor Agreement,

(iii) Loan Parties may, and may permit Parent to, amend the Senior Secured Note Indenture after the date hereof, upon notice to Agent, provided, that, no such amendment or modification shall violate the terms of the Intercreditor Agreement; and

(iv) Each Loan Party shall furnish to Agent all material written notices or demands in connection with such Indebtedness either received by such Loan Party or on its behalf, promptly after the receipt thereof, or sent by such Loan Party or on its behalf, concurrently with the sending thereof, as the case may be;

Permitted Lien - as defined in Section 10.2.2.

Permitted Purchase Money Debt - Purchase Money Debt of Loan Parties incurred after the Closing Date that is unsecured or secured only by a Purchase Money Lien, as long as the aggregate amount does not exceed $1,000,000 at any time and its incurrence does not violate Section 10.2.3.

Person - any individual, corporation, limited liability company, partnership, joint venture, joint stock company, land trust, business trust, unincorporated organization, Governmental Authority or other entity.

Plan - an employee pension benefit plan that is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and that is either (a) maintained by a Loan Party for employees or (b) maintained pursuant to a collective bargaining agreement, or other arrangement under which more than one employer makes contributions and to which a Loan Party is making or accruing an obligation to make contributions or has within the preceding five years made or accrued such contributions.

Pledge Agreements - Pledge Agreements, in form and substance satisfactory to Agent, pursuant to which each Loan Party shall pledge to Agent, for the ratable benefit of the Lenders, all of the Equity Interests owned by them, respectively, in each other Loan Party, as applicable, as security for the payment and performance of all Obligations, including the substantial equivalent prepared in conformity with standard Canadian legal practice for pledge agreements pledging Equity Interests as security for the payment and performance of obligations.

PPSA - the Personal Property Security Act as in effect in the Province of Ontario or, when the laws of any other Canadian jurisdiction govern the perfection or enforcement of any Lien, the personal property security legislation or moveable property legislation of such jurisdiction, including the Civil Code of Quebec.

Pro Rata - with respect to any Lender, a percentage (expressed as a decimal, rounded to the ninth decimal place) determined (a) while Revolver Commitments are outstanding, by dividing the amount of such Lender’s Revolver Commitment by the aggregate amount of all Revolver Commitments; and (b) at any other time, by dividing the amount of such Lender’s Loans and LC Obligations by the aggregate amount of all outstanding Loans and LC Obligations.

Properly Contested - with respect to any obligation of an Obligor, (a) the obligation is subject to a bona fide dispute regarding amount or the Obligor’s liability to pay; (b) the obligation is being properly contested in good faith by appropriate proceedings promptly instituted and diligently pursued; (c) appropriate reserves have been established in accordance with GAAP; (d) non-payment could not have a Material Adverse Effect, nor result in forfeiture or sale of any assets of the Obligor; (e) no Lien is imposed on assets of the Obligor, unless bonded and stayed to the satisfaction of Agent; and (f) if the obligation results from entry of a judgment or other order, such judgment or order is stayed pending appeal or other judicial review.

Property - any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

Protective Advances - as defined in Section 2.1.6.

PUCs - shall mean, collectively, the public utilities commissions or boards for any State or any other jurisdiction in which a Loan Party operates its telecommunications business or any successor agency, and any successor, in whole or in part, to its functions or jurisdictions, sometimes being referred to herein individually as a “PUC”.

Purchase Money Debt - (a) Debt (other than the Obligations) for payment of any of the purchase price of fixed assets; (b) Debt (other than the Obligations) incurred within 10 days before or after acquisition of any fixed assets, for the purpose of financing any of the purchase price thereof; and (c) any renewals, extensions or refinancings (but not increases) thereof.

Purchase Money Lien - a Lien that secures Purchase Money Debt, encumbering only the fixed assets acquired with such Debt and constituting a Capital Lease or a purchase money security interest or like Lien under the UCC, PPSA or other Applicable Law.

RCRA - the Resource Conservation and Recovery Act (42 U.S.C. §§ 6991-6991i).

Real Estate - all right, title and interest (whether as owner, lessor or lessee) in any real Property or any buildings, structures, parking areas or other improvements thereon.

Refinancing Conditions - the following conditions for Refinancing Debt: (a) it is in an aggregate principal amount that does not exceed the principal amount of the Debt being extended, renewed or refinanced; (b) it has a final maturity no sooner than, a weighted average life no less than, and an interest rate no greater than, the Debt being extended, renewed or refinanced; (c) it is subordinated to the Obligations at least to the same extent as the Debt being extended, renewed or refinanced; (d) the representations, covenants and defaults applicable to it are no less favorable to Loan Parties than those applicable to the Debt being extended, renewed or refinanced; (e) no additional Lien is granted to secure it; (f) no additional Person is obligated on such Debt; and (g) upon giving effect to it, no Default or Event of Default exists; provided, however, that Senior Secured Indebtedness may be refinanced as long as such refinancing does not violate the terms of the Intercreditor Agreement.

Refinancing Debt - Borrowed Money that is the result of an extension, renewal or refinancing of Debt permitted under Section 10.2.1(b), (d) or (f).

Regulatory Event - shall mean any of the following events: (a) Agent and/or Lenders become(s) subject to regulation as a “carrier”, a “telephone company”, a “common carrier”, a “public utility” or otherwise under any applicable Federal, state, local, Canadian federal or provincial liability or common carrier law or governmental regulation, solely as result of the transactions contemplated by this Agreement and the other Financing Agreements, or (b) any Loan Party becomes subject to a statute or regulation by any Governmental Authority different from the statutes or regulations existing as of the date hereof and that could have a Material Adverse Effect, except, that, the occurrence of such an event under this clause (b) shall not be considered an Event of Default so long as (i) the application of such statutes or regulations to any Loan Party is being appealed or contested in good faith by such Loan Party by appropriate proceedings diligently pursued and available to such Loan Party, and during such appeal or contest, such Loan Party may continue to operate under the statute or regulations that existed prior to the adoption of the statutes or regulations that could have a Material Adverse Effect and (ii) the application of such statute does not otherwise have a Material Adverse Effect on the ability of Loan Parties to perform their Obligations or on the Collateral, or (c) the FCC, any PUC or any other Communications Regulatory Authority issues an order or other statement revoking, denying or refusing to renew, or recommending the revocation, denial or non-renewal of, any material Permit (except for any such order or statement that is being appealed or contested in good faith by such Loan Party by appropriate proceedings diligently pursued and available to such Loan Party, so long as during such appeal or contest, such Loan Party may continue to receive the benefit of, and operate pursuant to, such Permit) except where the failure to have such a Permit does not or could not reasonably be expected to result in a Material Adverse Effect.

Reimbursement Date - as defined in Section 2.3.2.

Rent and Charges Reserve - the aggregate of (a) all past due rent and other amounts owing by an Obligor, except as disputed or contested in good faith or, to the extent not resulting in a Material Adverse Effect, paid in accordance with the Obligors’ ordinary payment practices (and a Loan Party has not received notice of the other party’s intention to exercise remedies as a result of any past due amounts owing), to any landlord, warehouseman, processor, repairman, mechanic, shipper, freight forwarder or other Person who possesses any Collateral or could assert a Lien on any Collateral; (b) a reserve at least equal to three months rent and other charges that could be payable to any such Person, unless it has executed a Lien Waiver, and (c) a reserve established by Agent for such fees, costs and other expenses as may be payable to the Senior Secured Note Trustee.

Report - as defined in Section 12.2.3.

Reportable Event - any event set forth in Section 4043(b) of ERISA.

Required Lenders - Lenders (subject to Section 4.2) having (a) Revolver Commitments in excess of 50% of the aggregate Revolver Commitments; and (b) if the Revolver Commitments have terminated, Loans in excess of 50% of all outstanding Loans.

Reserve Percentage - the reserve percentage (expressed as a decimal, rounded upward to the nearest 1/8th of 1%) applicable to member banks under regulations issued from time to time by the Board of Governors for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as “Eurocurrency liabilities”).

Restricted Investment - any Investment by a Loan Party, other than (a) Investments in Subsidiaries to the extent existing on the Closing Date; (b) Cash Equivalents that are subject to Agent’s Lien and control, pursuant to documentation in form and substance satisfactory to Agent; and (c) loans and advances permitted under Section 10.2.7.

Restrictive Agreement - an agreement (other than a Loan Document) that conditions or restricts the right of any Loan Party or other Obligor to incur or repay Borrowed Money, to grant Liens on any assets, to declare or make Distributions, to modify, extend or renew any agreement evidencing Borrowed Money, or to repay any intercompany Debt.

Revolver Commitment - for any Lender, its obligation to make Revolver Loans and to participate in LC Obligations up to the maximum principal amount for each Lender shown on Schedule 1.1(b), or as specified hereafter in the most recent Assignment and Acceptance to which it is a party. “Revolver Commitments” means the aggregate amount of such commitments of all Lenders which shall at no time exceed $55,000,000 in aggregate principal amount.

Revolver Loan - a loan made pursuant to Section 2.1, and any Swingline Loan, Overadvance Loan or Protective Advance.

Revolver Note - a promissory note to be executed by Borrowers in favor of a Lender in the form of Exhibit A, which shall be in the amount of such Lender’s Revolver Commitment and shall evidence the Revolver Loans made by such Lender.

S&P - Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

Secondary Currency - as defined in Section 14.18.

Secured Parties - Agent, Issuing Bank, Lenders and providers of Bank Products.

Security Documents - the Guaranty, Pledge Agreements, Intercompany Debt Assignments, Patent Assignments, Trademark Security Agreements, Insurance Assignments, Deposit Account Control Agreements, General Security Agreements, the Non-Recourse Guaranty, Deeds of Hypothec, and all other documents, instruments and agreements now or hereafter securing (or given with the intent to secure) any Obligations.

Senior Officer - the chairman of the board, president, chief executive officer or chief financial officer of a Loan Party or, if the context requires, an Obligor.

Senior Secured Indebtedness - indebtedness of Parent and Loan Parties evidenced by the Senior Secured Notes and the Senior Secured Note Indenture.

Senior Secured Note Documents - shall mean, collectively, the Senior Secured Note Indenture, the Senior Secured Notes and the documents listed on Schedule 1.1(c) hereto, as the same now exist or may hereafter be amended modified, supplemented, extended, renewed restated or replaced.

Senior Secured Note Indenture - shall mean the Indenture, dated December 23, 2004, by and among Parent and Senior Secured Note Trustee, as trustee, with respect to the Senior Secured Notes, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

Senior Secured Notes - shall mean, collectively, the 4.7% Senior Secured Notes due December 31, 2008 and the related guarantees issued by any Loan Party,

respectively, pursuant to the Senior Secured Note Indenture in the original aggregate principal amount of $250,000,000, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated, refinanced or replaced.

Senior Secured Note Permitted Working Capital Facility - means the term “Working Capital Facility” as set forth in the Senior Secured Note Indenture as in effect on the date hereof.

Senior Secured Note Trustee - shall mean Wells Fargo Bank, National Association, as trustee under the Senior Secured Note Indenture and any successor, replacement or additional trustee and their respective successors and assigns.

Senior Secured Trustee Lien - as defined in Section 10.2.2(i).

Settlement Report - a report delivered by Agent to Lenders summarizing the Revolver Loans and participations in LC Obligations outstanding as of a given settlement date, allocated to Lenders on a Pro Rata basis in accordance with their Revolver Commitments.

Software - as defined in the UCC.

Solvent - as to any Person, such Person (a) owns Property whose fair salable value is greater than the amount required to pay all of its debts (including contingent, subordinated, unmatured and unliquidated liabilities); (b) owns Property whose present fair salable value (as defined below) is greater than the probable total liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of such Person as they become absolute and matured; (c) is able to pay all of its debts as they mature; (d) has capital that is not unreasonably small for its business and is sufficient to carry on its business and transactions and all business and transactions in which it is about to engage; (e) is not “insolvent” within the meaning of Section 101(32) of the Bankruptcy Code or, with respect to a Person subject to the Bankruptcy and Insolvency Act (Canada), is not an “insolvent person”, as such quoted term is defined in Section 2 of said Act; and (f) has not incurred (by way of assumption or otherwise) any obligations or liabilities (contingent or otherwise) under any Loan Documents, or made any conveyance in connection therewith, with actual intent to hinder, delay or defraud either present or future creditors of such Person or any of its Affiliates. “Fair salable value” means the amount that could be obtained for assets within a reasonable time, either through collection or through sale under ordinary selling conditions by a capable and diligent seller to an interested buyer who is willing (but under no compulsion) to purchase.

Statutory Reserves - the percentage (expressed as a decimal) established by the Board of Governors as the then stated maximum rate for all reserves (including those imposed by Regulation D of the Board of Governors, all basic, emergency, supplemental or other marginal reserve requirements, and any transitional adjustments or other scheduled changes in reserve requirements) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency Liabilities (or any successor category of liabilities under Regulation D).

Subordinated Debt - Debt incurred by a Loan Party that is expressly subordinate and junior in right of payment to Full Payment of all Obligations, and is on terms (including maturity, interest, fees, repayment, covenants and subordination) satisfactory to Agent including, without limitation, the Senior Secured Indebtedness.

Subsidiary - any entity at least 50% of whose voting securities or Equity Interests is owned by a Loan Party or any combination of Loan Parties (including indirect ownership by a Loan Party through other entities in which the Loan Party directly or indirectly owns 50% of the voting securities or Equity Interests).

Supporting Obligation - as defined in the UCC.

Swingline Loan - any Borrowing of Base Rate Revolver Loans funded with Agent’s funds, until such Borrowing is settled among Lenders pursuant to Section 4.1.3.

Taxes - any taxes, levies, imposts, duties, fees, assessments, deductions or withholdings, including income, receipts, excise, property, sales, goods and services, use, transfer, license, payroll, withholding, social security, franchise, intangibles, stamp or recording taxes imposed by any Governmental Authority, and all interest, penalties and similar liabilities relating thereto.

Telecommunication Assets - shall mean, with respect to any Person, Equipment and other properties or assets (whether tangible or intangible) used in the telecommunications business, including, without limitation, fiber optic cable, in-building wiring, metro fiber, long haul fiber, switches, innerducts, fiber conduits, in-building wiring, rights-of-way, rights with respect to indefeasible rights of use (which is the right to use a telecommunications system, usually an underground cable, with most of the rights and duties of ownership, but without the right to control or manage the facility and depending upon the particular agreement, without any right to salvage or duty to dispose of the system’s cable at the end of its useful life), minimum assignable ownership units (which is capacity on a telecommunications system, usually an underground fiber optic cable, acquired on an ownership basis) or minimum investment units (or similar interests) in fiber optic cable and international or domestic telecommunications switches or other transmission facilities, including monitoring and related administrative support facilities (or Capital Stock of a Person that becomes a Subsidiary, the assets of which consist primarily of any such Telecommunications Assets), in each case purchased, or acquired through a Capital Lease, by such Person.

Telecommunications Equipment - shall mean, with respect to any Person, major and/or integral Equipment used in the telecommunications business or network, including, switches, SONET gear, and digital and cross-connect equipment.

Trademark Security Agreement - each trademark security agreement pursuant to which an Obligor grants to Agent, for the benefit of Secured Parties, a Lien on such Obligor’s interests in trademarks, as security for the Obligations, including the substantial equivalent prepared in conformity with standard Canadian legal practice for trademark security agreements.

Transferee - any actual or potential Eligible Assignee, Participant or other Person acquiring an interest in any Obligations.

Type - any type of a Loan (i.e., Base Rate Loan or LIBOR Loan) that has the same interest option and, in the case of LIBOR Loans, the same Interest Period.

UCC - the Uniform Commercial Code as in effect in the State of New York or, when the laws of any other jurisdiction govern the perfection or enforcement of any Lien, the Uniform Commercial Code or PPSA of such jurisdiction.

Unrestricted Consolidated Cash - Cash and Cash Equivalents which are not restricted as with respect to withdrawal or usage, in accordance with GAAP.

Upstream Payment - a Distribution by a Subsidiary of a Loan Party to such Loan Party.

Value - for an Account, its face amount, net of any returns, rebates, discounts (calculated on the shortest terms), credits, allowances or Taxes (including sales, excise or other taxes) that have been or could be claimed by the Account Debtor or any other Person.

1.2. Accounting Terms.

Under the Loan Documents (except as otherwise specified herein), all accounting terms shall be interpreted, all accounting determinations shall be made, and all financial statements shall be prepared, in accordance with GAAP applied on a basis consistent with the most recent audited financial statements of Parent delivered to Agent before the Closing Date and using the same inventory valuation method as used in such financial statements, except for any change required or permitted by GAAP if Parent’s certified public accountants concur in such change, the change is disclosed to Agent, and Section 10.3 is amended in a manner satisfactory to Required Lenders to take into account the effects of the change.

1.3 Certain Matters of Construction.

The terms “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. In the computation of periods of time from a specified date to a later specified date, “from” means “from and including,” and “to” and “until” each mean “to but excluding.” The terms “including” and “include” shall mean “including, without limitation” and, for purposes of each Loan Document, the parties agree that the rule of ejusdem generis shall not be applicable to limit any provision. Section titles appear as a matter of convenience only and shall not affect the interpretation of any Loan Document. All references to (a) laws or statutes include all related rules, regulations, interpretations, amendments and successor provisions; (b) any document, instrument or agreement include any amendments, waivers and other modifications, extensions or renewals (to the extent permitted by the Loan Documents); (c) any section mean, unless the context otherwise requires, a section of this Agreement; (d) any exhibits or schedules mean, unless the context otherwise requires, exhibits and schedules attached hereto, which are hereby incorporated by reference; (e) any Person include successors and assigns; (f) time of day mean time of day at Agent’s notice address under Section 14.3.1; or (g) discretion of Agent, Issuing Bank or any Lender mean the sole and absolute discretion of such Person. All calculations of Value, fundings of Loans, issuances of Letters of Credit and payments of Obligations shall be in Dollars and, unless the context otherwise requires, all determinations (including calculations of Borrowing Base and financial covenants) made from time to time under the Loan Documents shall be made in light of the circumstances existing at such time. Borrowing Base calculations shall be consistent with historical methods of valuation and calculation, and otherwise satisfactory to Agent (and not necessarily calculated in accordance with GAAP). Loan Parties shall have the burden of establishing any alleged negligence, misconduct or lack of good faith by Agent, Issuing Bank or any Lender under any Loan Documents. No provision of any Loan Documents shall be construed against any party by reason of such party having, or being deemed to have, drafted the provision. Whenever the phrase “to the best of Loan Party’s knowledge” or words of similar import are used in any Loan Documents, it means actual knowledge of a Senior Officer, or knowledge that a Senior Officer would have obtained if he or she had engaged in good faith and diligent performance of his or her duties, including reasonably specific inquiries of employees or agents and a good faith attempt to ascertain the matter to which such phrase relates.

SECTION 2. CREDIT FACILITIES

2.1 Revolver Commitment.

2.1.1 Revolver Loans.

Each Lender agrees, severally on a Pro Rata basis up to its Revolver Commitment, on the terms set forth herein, to make Revolver Loans to Borrowers from time to time through the Commitment Termination Date. The Revolver Loans may be repaid and reborrowed as provided herein. In no event shall Lenders have any obligation to honor a request for a Revolver Loan if (i) as to all Borrowers, the aggregate unpaid balance of Revolver Loans outstanding at such time (including the requested Loan) would exceed the aggregate amount of the Borrowing Bases for all Borrowers and Conferencing-Canada or (ii) as to any one Borrower, the aggregate unpaid balance of Revolving Loans borrowed by such Borrower (as identified in accordance with Section 4.1.1(a)(ii)A) hereof) exceeds such Borrower’s Accounts Formula Amount (plus, without duplicate of amounts made available to other Borrowers, the Accounts Formula Amount for Conferencing-Canada) minus the Availability Reserve attributable by Agent to such Borrower. In no event shall any Revolver Loan be advanced if, after giving effect thereto, the outstanding aggregate principal amount of Revolver Loans would exceed an amount equal to (x) the Unrestricted Consolidated Cash of Parent, minus (y) $10,000,000.

2.1.2 Revolver Notes.

The Revolver Loans made by each Lender and interest accruing thereon shall be evidenced by the records of Agent and such Lender. At the request of any Lender, Borrowers shall deliver a Revolver Note to such Lender.

2.1.3 Use of Proceeds.

The proceeds of Revolver Loans shall be used by Borrowers solely (a) to pay fees and transaction expenses associated with the closing of this credit facility; and (b) for working capital purposes of Borrowers.

2.1.4 Overadvances.

If the aggregate Revolver Loans exceed the Borrowing Base (“Overadvance”) or the aggregate Revolver Commitments at any time, the excess amount shall be payable by Borrowers on demand by Agent, but all such Revolver Loans shall nevertheless constitute Obligations secured by the Collateral and entitled to all benefits of the Loan Documents. Unless its authority has been revoked in writing by Required Lenders, Agent may require Lenders to honor requests for Overadvance Loans and to forbear from requiring Borrowers to cure an Overadvance, (a) when no other Event of Default is known to Agent, as long as (i) the Overadvance does not continue for more than 30 consecutive days (and no Overadvance may exist for at least five consecutive days thereafter before further Overadvance Loans are required), and (ii) the Overadvance is not known by Agent to exceed 10% of the Borrowing Base; and (b) regardless of whether an Event of Default exists, if Agent discovers an Overadvance not previously known by it to exist, as long as from the date of such discovery the Overadvance (i) is not increased by more than $2,500,000, and (ii) does not continue for more than 30 consecutive days. In no event shall Overadvance Loans be required that would cause the outstanding Revolver Loans and LC Obligations to exceed the aggregate Revolver Commitments. Any funding of an Overadvance Loan or sufferance of an Overadvance shall not constitute a waiver by Agent or Lenders of the Event of Default caused thereby. In no event shall any Borrower or other Obligor be deemed a beneficiary of this Section nor authorized to enforce any of its terms.

2.1.5 Protective Advances.

Agent shall be authorized, in its discretion, at any time that a Default or Event of Default exists or any conditions in Section 6 are not satisfied, and without regard to the aggregate Commitments, to make Base Rate Revolver Loans (“Protective Advances”) (a) up to an aggregate amount of $5,500,000 outstanding at any time, if Agent deems such Loans necessary or desirable to preserve or protect any Collateral, or to enhance the collectibility or repayment of Obligations; or (b) to pay any other amounts chargeable to Obligors under any Loan Documents, including costs, fees and expenses. All Protective Advances shall be Obligations, secured by the Collateral, and shall be treated for all purposes as Extraordinary Expenses. Each Lender shall participate in each Protective Advance on a Pro Rata basis. Required Lenders may at any time revoke Agent’s authorization to make further Protective Advances by written notice to Agent. Absent such revocation, Agent’s determination that funding of a Protective Advance is appropriate shall be conclusive.

2.1.6 Optional Termination of Commitments. Upon at least three (3) Business Days’ prior written, facsimile or electronic notice (provided that such telephonic notice is immediately followed by written confirmation) to Agent, Borrowers may at any time permanently terminate in whole (but not in part) the aggregate Commitments. Simultaneously with, and as a condition to, such termination of the Commitments the Borrowers shall pay to Agent for the ratable benefit of the Lenders all accrued and unpaid fees (as set forth in the Fee Letter) on the amount of the Commitments so terminated through the date of such termination.

2.2 [Reserved].

2.3 Letter of Credit Facility.

2.3.1 Issuance of Letters of Credit.

Issuing Bank agrees to issue Letters of Credit from time to time until 30 days prior to the Commitment Termination Date, on the terms set forth herein, including the following:

(a) Each Borrower acknowledges that Issuing Bank’s willingness to issue any Letter of Credit is conditioned upon Issuing Bank’s receipt of a LC Application with respect to the requested Letter of Credit, as well as such other instruments and agreements as Issuing Bank may customarily require for issuance of a letter of credit of similar type and amount. Issuing Bank shall have no obligation to issue any Letter of Credit unless (i) Issuing Bank receives a LC Request and LC Application at least three Business Days prior to the requested date of issuance; and (ii) each LC Condition is satisfied. If Issuing Bank receives written notice from a Lender at least one Business Day before issuance of a Letter of Credit that any LC Condition has not been satisfied, Issuing Bank shall have no obligation to issue the requested Letter of Credit (or any other) until such notice is withdrawn in writing by that Lender or until Required Lenders have waived such condition in accordance with this Agreement. Prior to receipt of any such notice, Issuing Bank shall not be deemed to have knowledge of any failure of LC Conditions.

(b) Letters of Credit may be requested by a Borrower only (i) to support obligations of such Borrower or any Affiliate, provided, however, that only a Loan Party may be the applicant on any Letter of Credit. The renewal or extension of any Letter of Credit shall be treated as the issuance of a new Letter of Credit, except that delivery of a new LC Application shall be required at the discretion of Issuing Bank.

(c) Borrowers assume all risks of the acts, omissions or misuses of any Letter of Credit by the beneficiary. In connection with issuance of any Letter of Credit, none of Agent, Issuing Bank or any Lender shall be responsible for the existence, character, quality, quantity, condition, packing, value or delivery of any goods purported to be represented by any Documents; any differences or variation in the character, quality, quantity, condition, packing, value or delivery of any goods from that expressed in any Documents; the form, validity, sufficiency, accuracy, genuineness or legal effect of any Documents or of any endorsements thereon; the time, place, manner or order in which shipment of goods is made; partial or incomplete shipment of, or failure to ship, any goods referred to in a Letter of Credit or Documents; any deviation from instructions, delay, default or fraud by any shipper or other Person in connection with any goods, shipment or delivery; any breach of contract between a shipper or vendor and a Borrower; errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, telecopy, e-mail, telephone or otherwise; errors in interpretation of technical terms; the misapplication by a beneficiary of any Letter of Credit or the proceeds thereof; or any consequences arising from causes beyond the control of Issuing Bank, Agent or any Lender, including any act or omission of a Governmental Authority. The rights and remedies of Issuing Bank under the Loan Documents shall be cumulative. Issuing Bank shall be fully subrogated to the rights and remedies of each beneficiary whose claims against Borrowers are discharged with proceeds of any Letter of Credit.

(d) In connection with its administration of and enforcement of rights or remedies under any Letters of Credit or LC Documents, Issuing Bank shall be entitled to act, and shall be fully protected in acting, upon any certification, notice or other communication in whatever form believed by Issuing Bank, in good faith, to be genuine and correct and to have been signed, sent or made by a proper Person. Issuing Bank may consult with and employ legal counsel, accountants and other experts to advise it concerning its obligations, rights and remedies, and shall be entitled to act upon, and shall be fully protected in any action taken in good faith reliance upon, any advice given by such experts. Issuing Bank may employ agents and attorneys-in-fact in connection with any matter relating to Letters of Credit or LC Documents, and shall not be liable for the negligence or misconduct of any such agents or attorneys-in-fact selected with reasonable care.

2.3.2 Reimbursement; Participations.

(a) If Issuing Bank honors any request for payment under a Letter of Credit, Agent shall be authorized, and hereby is authorized, to pay to Issuing Bank, on the same day (“Reimbursement Date”), on the Lenders’ behalf, the amount paid by Issuing Bank under such Letter of Credit, together with interest at the interest rate for Base Rate Revolver Loans from the Reimbursement Date until payment, and Lenders shall thereupon charge Borrowers’ account for the total amount so paid. The obligation of Borrowers to reimburse Issuing Bank for any payment made under a Letter of Credit shall be absolute, unconditional, irrevocable, and joint and several, and shall be paid without regard to any lack of validity or enforceability of any Letter of Credit or the existence of any claim, setoff, defense or other right that Borrowers may have at any time against the beneficiary. Whether or not Borrower Agent submits a Notice of Borrowing, Borrowers shall be deemed to have requested a Borrowing of Base Rate Revolver Loans in an amount necessary to pay all amounts due Issuing Bank on any Reimbursement Date and each Lender agrees to fund its Pro Rata share of such Borrowing whether or not the Commitments have terminated, an Overadvance exists or is created thereby, or the conditions in Section 6 are satisfied.

(b) Upon issuance of a Letter of Credit, each Lender shall be deemed to have irrevocably and unconditionally purchased from Issuing Bank, without recourse or warranty, an undivided Pro Rata interest and participation in all LC Obligations relating to the Letter of Credit. If Issuing Bank makes any payment under a Letter of Credit and Borrowers do not reimburse such payment on the Reimbursement Date, Agent shall promptly notify Lenders and each Lender shall promptly (within one Business Day) and unconditionally pay to Agent, for the benefit of Issuing Bank, the Lender’s Pro Rata share of such payment. Upon request by a Lender, Issuing Bank shall furnish copies of any Letters of Credit and LC Documents in its possession at such time.

(c) The obligation of each Lender to make payments to Agent for the account of Issuing Bank in connection with Issuing Bank’s payment under a Letter of Credit shall be absolute, unconditional and irrevocable, not subject to any counterclaim, setoff, qualification or exception whatsoever, and shall be made in accordance with this Agreement under all circumstances, irrespective of any lack of validity or unenforceability of any Loan Documents; any draft, certificate or other document presented under a Letter of Credit having been determined to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or the existence of any setoff or defense that any Obligor may have with respect to any Obligations. Issuing Bank does not assume any responsibility for any failure or delay in performance or any breach by any Borrower or other Person of any obligations under any LC Documents. Issuing Bank does not make to Lenders any express or implied warranty, representation or guaranty with respect to the Collateral, LC Documents or any Obligor. Issuing Bank shall not be responsible to any Lender for any recitals, statements, information, representations or warranties contained in, or for the execution, validity, genuineness, effectiveness or enforceability of any LC Documents; the validity, genuineness, enforceability, collectibility, value or sufficiency of any Collateral or the perfection of any Lien therein; or the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any Obligor.

(d) No Issuing Bank Indemnitee shall be liable to any Lender or other Person for any action taken or omitted to be taken in connection with any LC Documents except as a result of its actual gross negligence or willful misconduct. Issuing Bank shall not have any liability to any Lender if Issuing Bank refrains from any action under any Letter of Credit or LC Documents until it receives written instructions from Required Lenders.

2.3.3 Cash Collateral.

If any LC Obligations, whether or not then due or payable, shall for any reason be outstanding at any time (a) that an Event of Default exists, (b) that Availability is less than zero, (c) after the Commitment Termination Date, or (d) within 20 Business Days prior to the Commitment Termination Date, then Loan Parties shall, at Issuing Bank’s or Agent’s request, pay to Issuing Bank the amount of all outstanding LC Obligations and Cash Collateralize all outstanding Letters of Credit. If Loan Parties fail to Cash Collateralize outstanding Letters of Credit as required herein, Lenders may (and shall upon direction of Agent) advance, as Revolver Loans, the amount of the Cash Collateral required (whether or not the Commitments have terminated, an Overadvance exists, or the conditions in Section 6 are satisfied).

SECTION 3. INTEREST, FEES AND CHARGES

3.1 Interest.

3.1.1 Rates and Payment of Interest.

(a) The Obligations, other than undrawn amounts of outstanding Letters of Credit, shall bear interest (i) if a Base Rate Loan, at the Base Rate in effect from time to time, plus the Applicable Margin; (ii) if a LIBOR Loan, at Adjusted LIBOR for the applicable Interest Period, plus the Applicable Margin; and (iii) if any other Obligation (including, to the extent permitted by law, interest not paid when due), at the Base Rate in effect from time to time, plus the Applicable Margin. Interest shall accrue from the date the Loan is advanced or the Obligation is incurred or payable, until paid by Borrowers. If a Loan is repaid on the same day made, one day’s interest shall accrue.

(b) During an Insolvency Proceeding with respect to any Borrower, or during any other Event of Default if Agent or Required Lenders in their discretion so elect, Obligations shall bear interest at the Default Rate. Each Borrower acknowledges that the cost and expense to Agent and each Lender due to an Event of Default are difficult to ascertain and that the Default Rate is a fair and reasonable estimate to compensate Agent and Lenders for such added cost and expense.

(c) Interest accrued on the Loans shall be due and payable in arrears, (i) on the first day of each month and, for any LIBOR Loan, the last day of its Interest Period; (ii) on any date of prepayment, with respect to the principal amount of Loans being prepaid; and (iii) on the Commitment Termination Date. Interest accrued on any other Obligations shall be due and payable as provided in the Loan Documents and, if no payment date is specified, shall be due and payable on demand. Notwithstanding the foregoing, interest accrued at the Default Rate shall be due and payable on demand.

3.1.2 Application of Adjusted LIBOR to Outstanding Loans.

(a) Borrowers may on any Business Day, subject to delivery of a Notice of Conversion/Continuation, elect to convert any portion of the Base Rate Loans to, or to continue any LIBOR Loan at the end of its Interest Period as, a LIBOR Loan. During any Default or Event of Default, Agent may (and shall at the direction of Required Lenders) declare that no Loan may be made, converted or continued as a LIBOR Loan. In addition, until Agent notifies Borrowers that syndication of the credit facility hereunder is complete, no Loan may be made as, or converted into, a LIBOR Loan with an Interest Period of greater than one month.

(b) Whenever Borrowers desire to convert or continue Loans as LIBOR Loans, Borrower Agent shall give Agent a Notice of Conversion/Continuation, no later than 11:00 a.m. at least three Business Days before the requested conversion or continuation date. Promptly after receiving any such notice, Agent shall notify each Lender thereof. Each Notice of Conversion/Continuation shall be irrevocable, and shall specify the aggregate principal amount of Loans to be converted or continued, the conversion or continuation date (which shall be a Business Day), and the duration of the Interest Period (which shall be deemed to be one month if not specified). If, upon the expiration of any Interest Period in respect of any LIBOR Loans, Borrowers shall have failed to deliver a Notice of Conversion/Continuation, they shall be deemed to have elected to convert such Loans into Base Rate Loans.

3.1.3 Interest Periods.

In connection with the making, conversion or continuation of any LIBOR Loans, Borrowers shall select an interest period (“Interest Period”) to apply, which interest period shall be one, two, three or six months; provided, however, that:

(a) the Interest Period shall commence on the date the Loan is made or continued as, or converted into, a LIBOR Loan, and shall expire on the numerically corresponding day in the calendar month at its end; and

(b) if any Interest Period commences on a day for which there is no corresponding day in the calendar month at its end or if such corresponding day falls after the last Business Day of such month, then the Interest Period shall expire on the last Business Day of such month; and if any Interest Period would expire on a day that is not a Business Day, the period shall expire on the next Business Day.

3.1.4 Interest Rate Not Ascertainable.

If Agent shall determine that on any date for determining Adjusted LIBOR, due to any circumstance affecting the London interbank market, adequate and fair means do not exist for ascertaining such rate on the basis provided herein, then Agent shall immediately notify Borrowers of such determination or Agent shall determine that Adjusted LIBOR should be based on the Offshore Base Rate. Until Agent notifies Borrowers that such circumstance no longer exists, the obligation of Lenders to make LIBOR Loans shall be suspended, and no further Loans may be converted into or continued as LIBOR Loans.

3.2 Fees.

3.2.1 Unused Line Fee.

Borrowers shall pay to Agent, for the Pro Rata benefit of Lenders, a fee equal to one-half of one percent (0.5%) per annum times the amount by which the Revolver Commitments exceed the average daily balance of Revolver Loans and stated amount of Letters of Credit during any month. Such fee shall be payable in arrears, on the first day of each month and on the Commitment Termination Date unless Agent exercises, at its option, its right to charge such advances against Borrowers’ account.

3.2.2 LC Facility Fees.

Borrowers shall pay (a) to Agent, for the Pro Rata benefit of Lenders, a fee equal to the Applicable Margin applicable to LIBOR Loans times the average daily stated amount of Letters of Credit, which fee shall be payable monthly in arrears, on the first day of each month; (b) to Agent, for its own account, a fronting fee equal to one eighth of one percent per annum of the stated amount of each Letter of Credit, which fee shall be payable monthly in arrears, on the first day of each month, and shall be payable on any increase in stated amount during the prior month; and (c) to Issuing Bank, for its own account, all reasonable and customary charges associated with the issuance, amending, negotiating, payment, processing, transfer and administration of Letters of Credit, in the amounts specified to Borrower Agent in writing concurrently herewith, which charges shall be paid as and when incurred. During an Event of Default, the fee payable under clause (a) shall be increased by 2% per annum.

3.2.3 Agent Fees.

In consideration of Agent’s syndication of the Commitments and service as Agent hereunder, Borrowers shall pay to Agent, for its own account, the fees described in the Fee Letter.

3.3 Computation of Interest, Fees, Yield Protection.

All interest, as well as fees and other charges calculated on a per annum basis, shall be computed for the actual days elapsed, based on a year of 360 days. Each determination by Agent of any interest, fees or interest rate hereunder shall be final, conclusive and binding for all purposes, absent manifest error. All fees shall be fully earned when due and shall not be subject to rebate or refund, nor subject to proration except as specifically provided herein. All fees payable under Section 3.2 are compensation for services and are not, and shall not be deemed to be, interest or any other charge for the use, forbearance or detention of money. A certificate as to amounts payable by Borrowers under Section 3.4, 3.6, 3.7, 3.9 or 5.9, submitted to Borrowers by Agent or the affected Lender, as applicable, shall be final, conclusive and binding for all purposes, absent manifest error.

3.4 Reimbursement Obligations.

Loan Parties shall reimburse Agent for all Extraordinary Expenses. Loan Parties shall also reimburse Agent for all reasonable legal, accounting, appraisal, consulting, and other fees, costs and expenses incurred by it in connection with (a) negotiation and preparation of any Loan Documents, including any amendment or other modification thereof; (b) administration of and actions relating to any Collateral, Loan Documents and transactions contemplated thereby, including any actions taken to perfect or maintain priority of Agent’s Liens on any Collateral, to maintain any insurance required hereunder or to verify Collateral; and (c) subject to the limits of Section 10.1.1(b), each inspection, audit or appraisal with respect to any Obligor or Collateral, whether prepared by Agent’s personnel or a third party. All amounts reimbursable by Loan Parties under this Section shall constitute Obligations secured by the Collateral and shall be payable on demand.

3.5 Illegality.

Notwithstanding anything to the contrary herein, if (a) any change in any law or interpretation thereof by any Governmental Authority makes it unlawful for a Lender to make or maintain a LIBOR Loan or to maintain any Commitment with respect to LIBOR Loans or (b) a Lender determines that the making or continuance of a LIBOR Loan has become impracticable as a result of a circumstance that adversely affects the London interbank market or the position of such Lender in such market, then such Lender shall give notice thereof to Agent and Borrowers and may (i) declare that LIBOR Loans will not thereafter be made by such Lender, whereupon any request for a LIBOR Loan from such Lender shall be deemed to be a request for a Base Rate Loan unless such Lender’s declaration has been withdrawn (and it shall be withdrawn promptly upon cessation of the circumstances described in clause (a) or (b) above); and/or (ii) require that all outstanding LIBOR Loans made by such Lender be converted to Base Rate Loans immediately, in which event all outstanding LIBOR Loans of such Lender shall be immediately converted to Base Rate Loans.

3.6 Increased Costs.

If, by reason of (a) the introduction of or any change (including any change by way of imposition or increase of Statutory Reserves or other reserve requirements) in any law or interpretation thereof, or (b) the compliance with any guideline or request from any

Governmental Authority or other Person exercising control over banks or financial institutions generally (whether or not having the force of law):

(i) a Lender shall be subject to any Tax with respect to any LIBOR Loan or Letter of Credit or its obligation to make LIBOR Loans, issue Letters of Credit or participate in LC Obligations, or a change shall result in the basis of taxation of any payment to a Lender with respect to its LIBOR Loans or its obligation to make LIBOR Loans, issue Letters of Credit or participate in LC Obligations (except for Excluded Taxes); or

(ii) any reserve (including any imposed by the Board of Governors), special deposits or similar requirement against assets of, deposits with or for the account of, or credit extended by, a Lender shall be imposed or deemed applicable, or any other condition affecting a Lender’s LIBOR Loans or obligation to make LIBOR Loans, issue Letters of Credit or participate in LC Obligations shall be imposed on such Lender or the London interbank market; and as a result, there shall be an increase in the cost to such Lender of agreeing to make or making, funding or maintaining LIBOR Loans, Letters of Credit or participations in LC Obligations (except to the extent already included in determination of Adjusted LIBOR), or there shall be a reduction in the amount receivable by such Lender, then the Lender shall promptly notify Borrowers and Agent of such event, and Borrowers shall, within five days following demand therefor, pay such Lender the amount of such increased costs or reduced amounts. In addition, if a Lender determines that, because of circumstances described above or any other circumstances arising hereafter affecting such Lender, the London interbank market or the Lender’s position in such market, Adjusted LIBOR or its Applicable Margin, as applicable, will not adequately and fairly reflect the cost to such Lender of funding LIBOR Loans, issuing Letters of Credit or participating in LC Obligations, then (A) the Lender shall promptly notify Borrowers and Agent of such event; (B) such Lender’s obligation to make LIBOR Loans, issue Letters of Credit or participate in LC Obligations shall be immediately suspended, until each condition giving rise to such suspension no longer exists; and (C) such Lender shall make a Base Rate Loan as part of any requested Borrowing of LIBOR Loans, which Base Rate Loan shall, for all purposes, be considered part of such Borrowing.

3.7 Capital Adequacy.

If a Lender determines that any introduction of or any change in a Capital Adequacy Regulation, any change in the interpretation or administration of a Capital Adequacy Regulation by a Governmental Authority charged with interpretation or administration thereof, or any compliance by such Lender or any Person controlling such Lender with a Capital Adequacy Regulation, increases the amount of capital required or expected to be maintained by such Lender or Person (taking into consideration its capital adequacy policies and desired return on capital) as a consequence of such Lender’s Commitments, Loans, participations in LC Obligations or other obligations under the Loan Documents, then Borrowers shall, within five days following demand therefor, pay such Lender an amount sufficient to compensate for such increase. A Lender’s demand for payment shall set forth the nature of the occurrence giving rise to such compensation and a calculation of the amount to be paid. In determining such amount, the Lender may use any reasonable averaging and attribution method.

3.8 Mitigation.

Each Lender agrees that, upon becoming aware that it is subject to Section 3.5, 3.6, 3.7 or 5.9, it will take reasonable measures to reduce Borrowers’ obligations under such Sections, including funding or maintaining its Commitments or Loans through another office, as long as use of such measures would not adversely affect the Lender’s Commitments, Loans, business or interests, and would not be inconsistent with any internal policy or applicable legal or regulatory restriction.

3.9 Funding Losses.

If for any reason (other than default by a Lender) (a) any Borrowing of, or conversion to or continuation of, a LIBOR Loan does not occur on the date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation (whether or not withdrawn), (b) any repayment or conversion of a LIBOR Loan occurs on a day other than the end of its Interest Period, or (c) Borrowers fail to repay a LIBOR Loan when required hereunder, then Borrowers shall pay to Agent its customary administrative charge and to each Lender all losses and expenses that it sustains as a consequence thereof, including any loss or expense arising from liquidation or redeployment of funds or from fees payable to terminate deposits of matching funds. Lenders shall not be required to purchase Dollar deposits in the London interbank market or any other offshore Dollar market to fund any LIBOR Loan, but the provisions hereof shall be deemed to apply as if each Lender had purchased such deposits to fund its LIBOR Loans.

3.10 Maximum Interest.

In no event shall interest, charges or other amounts that are contracted for, charged or received by Agent and Lenders pursuant to any Loan Documents and that are deemed interest under Applicable Law (“interest”) exceed the highest rate permissible under Applicable Law (“maximum rate”). If, in any month, any interest rate, absent the foregoing limitation, would have exceeded the maximum rate, then the interest rate for that month shall be the maximum rate and, if in a future month, that interest rate would otherwise be less than the maximum rate, then the rate shall remain at the maximum rate until the amount of interest actually paid equals the amount of interest which would have accrued if it had not been limited by the maximum rate. If, upon Full Payment of the Obligations, the total amount of interest actually paid under the Loan Documents is less than the total amount of interest that would, but for this Section, have accrued under the Loan Documents, then Borrowers shall, to the extent permitted by Applicable Law, pay to Agent, for the account of Lenders, (a) the lesser of (i) the amount of interest that would have been charged if the maximum rate had been in effect at all times, or (ii) the amount of interest that would have accrued had the interest rate otherwise set forth in the Loan Documents been in effect, minus (b) the amount of interest actually paid under the Loan Documents. If a court of competent jurisdiction determines that Agent or any Lender has received interest in excess of the maximum amount allowed under Applicable Law, such excess shall be deemed received on account of, and shall automatically be applied to reduce, Obligations other than interest (regardless of any erroneous application thereof by Agent or any Lender), and upon Full Payment of the Obligations, any balance shall be refunded to Borrowers. In determining whether any excess interest has been charged or received by Agent or any Lender, all interest at any time charged or received from Borrowers in connection with the Loan Documents shall, to the extent permitted by Applicable Law, be amortized, prorated, allocated and spread in equal parts throughout the full term of the Obligations.

3.11 Canada Interest Act.

For the purpose of complying with the Interest Act (Canada), it is expressly stated that where interest is calculated pursuant hereto at a rate based upon a 360-day period (for the purposes of this Section, the “first rate”), the yearly rate or percentage of interest to which the first rate is equivalent is the first rate multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by 360, and the parties hereto acknowledge that there is a material distinction between the nominal and effective rates of interest and that they are capable of making the calculations necessary to compare such rates and that the calculations herein are to be made using the nominal rate method and not on any basis that gives effect to the principle of deemed reinvestment of interest.

SECTION 4. LOAN ADMINISTRATION

4.1 Manner of Borrowing and Funding Revolver Loans.

4.1.1 Notice of Borrowing.

(a) Whenever Borrowers desire funding of a Borrowing of Revolver Loans, Borrower Agent shall give Agent a Notice of Borrowing. Such notice must be received by Agent no later than 11:00 a.m. (i) on the Business Day of the requested funding date, in the case of Base Rate Loans, and (ii) at least three Business Days prior to the requested funding date, in the case of LIBOR Loans. Notices received after 11:00 a.m. shall be deemed received on the next Business Day. Each Notice of Borrowing shall be irrevocable and shall specify (A) the Borrower with respect to such Borrowing, (B) the principal amount of the Borrowing, (C) the requested funding date (which must be a Business Day), (D) whether the Borrowing is to be made as Base Rate Loans or LIBOR Loans, and (E) in the case of LIBOR Loans, the duration of the applicable Interest Period (which shall be deemed to be one month if not specified).

(b) Unless payment is otherwise timely made by Borrowers, the becoming due of any Obligations (whether principal, interest, fees or other charges, including Extraordinary Expenses, LC Obligations, Cash Collateral and Bank Product Debt) shall be deemed to be a request for Base Rate Revolver Loans on the due date, in the amount of such Obligations. The proceeds of such Revolver Loans shall be disbursed as direct payment of the relevant Obligation.

(c) If Borrowers establish a controlled disbursement account with Agent or any Affiliate of Agent, then the presentation for payment of any check or other item of payment drawn on such account at a time when there are insufficient funds to cover it shall be deemed to be a request for Base Rate Revolver Loans on the date of such presentation, in the amount of the check and items presented for payment. The proceeds of such Revolver Loans may be disbursed directly to the controlled disbursement account or other appropriate account.

4.1.2 Fundings by Lenders.

Each Lender shall timely honor its Revolver Commitment by funding its Pro Rata share of each Borrowing of Revolver Loans that is properly requested hereunder. Except for Borrowings to be made as Swingline Loans, Agent shall endeavor to notify Lenders of each Notice of Borrowing (or deemed request for a Borrowing) by 12:00 noon on the proposed funding date for Base Rate Loans or by 3:00 p.m. at least three Business Days before any proposed funding of LIBOR Loans. Each Lender shall fund to Agent such Lender’s Pro Rata share of the Borrowing to the account specified by Agent in immediately available funds not later than 2:00 p.m. on the requested funding date, unless Agent’s notice is received after the times provided above, in which event Lender shall fund its Pro Rata share by 11:00 a.m. on the next Business Day. Subject to its receipt of such amounts from Lenders, Agent shall disburse the proceeds of the Revolver Loans as directed by Borrower Agent. Unless Agent shall have received (in sufficient time to act) written notice from a Lender that it does not intend to fund its Pro Rata share of a Borrowing, Agent may assume that such Lender has deposited or promptly will deposit its share with Agent, and Agent may disburse a corresponding amount to Borrowers. If a Lender’s share of any Borrowing is not in fact received by Agent, then Borrowers agree to repay to Agent on demand the amount of such share, together with interest thereon from the date disbursed until repaid, at the rate applicable to such Borrowing.

4.1.3 Swingline Loans; Settlement.

(a) Agent may, but shall not be obligated to, advance Swingline Loans to Borrowers out of Agent’s own funds, up to an aggregate outstanding amount of $5,500,000, unless the funding is specifically required to be made by all Lenders hereunder. Each Swingline Loan shall constitute a Revolver Loan for all purposes, except that payments thereon shall be made to Agent for its own account. The obligation of Borrowers to repay Swingline Loans shall be evidenced by the records of Agent and need not be evidenced by any promissory note.

(b) To facilitate administration of the Revolver Loans, Lenders and Agent agree (which agreement is solely among them, and not for the benefit of or enforceable by any Borrower) that settlement among them with respect to Swingline Loans and other Revolver Loans may take place periodically on a date determined from time to time by Agent, which shall occur at least once every five Business Days. On each settlement date, settlement shall be made with each Lender in accordance with the Settlement Report delivered by Agent to Lenders. Between settlement dates, Agent may in its discretion apply payments on Revolver Loans to Swingline Loans, regardless of any designation by Borrower or any provision herein to the contrary. Each Lender’s obligation to make settlements with Agent is absolute and unconditional, without offset, counterclaim or other defense, and whether or not the Commitments have terminated, an Overadvance exists, or the conditions in Section 6 are satisfied. If, due to an Insolvency Proceeding with respect to a Borrower or otherwise, any Swingline Loan may not be settled among Lenders hereunder, then each Lender shall be deemed to have purchased from Agent a Pro Rata participation in each unpaid Swingline Loan and shall transfer the amount of such participation to Agent, in immediately available funds, within one Business Day after Agent’s request therefor.

4.1.4 Notices.

Each Borrower authorizes Agent and Lenders to extend, convert or continue Loans, effect selections of interest rates, and transfer funds to or on behalf of Borrowers based on telephonic or e-mailed instructions. Borrowers shall confirm each such request by prompt delivery to Agent of a Notice of Borrowing or Notice of Conversion/Continuation, if applicable, but if it differs in any material respect from the action taken by Agent or Lenders, the records of Agent and Lenders shall govern. Neither Agent nor any Lender shall have any liability for any loss suffered by a Borrower as a result of Agent or any Lender acting upon its understanding of telephonic or e-mailed instructions from a person believed in good faith by Agent or any Lender to be a person authorized to give such instructions on a Borrower’s behalf.

4.2 Defaulting Lender.

If a Lender fails to make any payment to Agent that is required hereunder, Agent may (but shall not be required to), in its discretion, retain payments that would otherwise be made to such defaulting Lender hereunder, apply the payments to such Lender’s defaulted obligations or readvance the funds to Borrowers in accordance with this Agreement. The failure of any Lender to fund a Loan or to make a payment in respect of a LC Obligation shall not relieve any other Lender of its obligations hereunder, and no Lender shall be responsible for default by another Lender. Lenders and Agent agree (which agreement is solely among them, and not for the benefit of or enforceable by any Borrower) that, solely for purposes of determining a defaulting Lender’s right to vote on matters relating to the Loan Documents and to share in payments, fees and Collateral proceeds thereunder, a defaulting Lender shall not be deemed to be a “Lender” until all its defaulted obligations have been cured.

4.3 Number and Amount of LIBOR Loans; Determination of Rate.

For ease of administration, all LIBOR Revolver Loans having the same length and beginning date of their Interest Periods shall be aggregated together, and such Loans shall be allocated among Lenders on a Pro Rata basis. No more than four (4) aggregated LIBOR Loans may be outstanding at any time, and each aggregate LIBOR Loan when made, continued or converted shall be in a minimum amount of $1,000,000, or an increment of $1,000,000 in excess thereof. Upon determining Adjusted LIBOR for any Interest Period requested by Borrowers, Agent shall promptly notify Borrowers thereof by telephone or electronically (e-mail transmission shall be sufficient notice) and, if requested by Borrowers, shall confirm any telephonic notice in writing or by facsimile.

4.4 Borrower Agent.

Each Borrower hereby designates GCTI (“Borrower Agent”) as its representative and agent for all purposes under the Loan Documents, including requests for Loans and Letters of Credit, designation of interest rates, delivery or receipt of communications with Agent, Issuing Bank or any Lender, preparation and delivery of Borrowing Base and financial reports, receipt and payment of Obligations, requests for waivers, amendments or other accommodations, actions under the Loan Documents (including in respect of compliance with covenants), and all other dealings with Agent, Issuing Bank or any Lender. Borrower Agent hereby accepts such appointment. Agent and Lenders shall be entitled to rely upon, and shall be fully protected in relying upon, any notice or communication (including any notice of borrowing) delivered by Borrower Agent on behalf of any Borrower. Agent and Lenders may give any notice or communication with a Borrower hereunder to Borrower Agent on behalf of such Borrower. Agent shall have the right, in its discretion, to deal exclusively with Borrower Agent for any or all purposes under the Loan Documents. Each Borrower agrees that any notice, election, communication, representation, agreement or undertaking made on its behalf by Borrower Agent shall be binding upon and enforceable against it.

4.5 One Obligation.

The Loans, LC Obligations and other Obligations shall constitute one general obligation of Borrowers and the other Loan Parties and (unless otherwise expressly provided in any Loan Document) shall be secured by Agent’s Lien upon all Collateral; provided, however, that Agent and each Lender shall be deemed to be a creditor of, and the holder of a separate claim against, each Borrower and each other Loan Party to the extent of any Obligations jointly or severally owed by such Borrower and such other Loan Party.

4.6 Effect of Termination.

On the effective date of any termination of the Commitments, all Obligations shall be immediately due and payable, provided, that any Letters of Credit which, by their terms, expire later than the termination of the Commitments, will be Cash Collateralized and any Lender may terminate its and its Affiliates’ Bank Products (including, with the consent of Agent, any Cash Management Services). All undertakings of Loan Parties contained in the Loan Documents shall survive any termination, and Agent shall retain its Liens in the Collateral and all of its rights and remedies under the Loan Documents until Full Payment of the Obligations. Notwithstanding Full Payment of the Obligations, Agent shall not be required to terminate its Liens in any Collateral unless, with respect to any damages Agent may incur as a result of the dishonor or return of Payment Items applied to Obligations, Agent receives (a) a written agreement, executed by Loan Parties and any Person whose advances are used in whole or in part to satisfy the Obligations, indemnifying Agent and Lenders from any such damages; or (b) such Cash Collateral as Agent, in its discretion, deems necessary to protect against any such damages. The provisions of Sections 2.3, 3.4, 3.6, 3.7, 3.9, 5.5, 5.9, 12, 14.2 and this Section, and the obligation of each Obligor and Lender with respect to each indemnity given by it in any Loan Document, shall survive Full Payment of the Obligations and any release relating to this credit facility.

SECTION 5. PAYMENTS

5.1 General Payment Provisions.

All payments of Obligations shall be made in Dollars, without offset, counterclaim or defense of any kind, free of (and without deduction for) any Taxes, and in immediately available funds, not later than 12:00 noon on the due date. Any payment after such time shall be deemed made on the next Business Day. Borrowers may, at the time of payment, specify to Agent the Obligations to which such payment is to be applied, but Agent shall in all events retain the right to apply such payment in such manner as Agent, subject to the provisions hereof, may determine to be appropriate. If any payment under the Loan Documents shall be stated to be due on a day other than a Business Day, the due date shall be extended to the next Business Day and such extension of time shall be included in any computation of interest and fees. Any payment of a LIBOR Loan prior to the end of its Interest Period shall be accompanied by all amounts due under Section 3.9. Any prepayment of Loans shall be applied first to Base Rate Loans and then to LIBOR Loans.

5.2 Repayment of Revolver Loans.

Revolver Loans shall be due and payable in full on the Commitment Termination Date, unless payment is sooner required hereunder. Revolver Loans may be prepaid from time to time, without penalty or premium. If any Asset Disposition includes the disposition of Accounts, then Net Proceeds equal to the greater of (a) the net book value of such Accounts, or (b) the reduction in the Borrowing Base upon giving effect to such disposition, shall be applied to the Revolver Loans. Notwithstanding anything herein to the contrary, if an Overadvance exists, Borrowers shall, on the sooner of Agent’s demand or the first Business Day after any Borrower has knowledge thereof, repay the outstanding Revolver Loans in an amount sufficient to reduce the principal balance of Revolver Loans to the Borrowing Base.

5.3 [Reserved]

5.4 Payment of Other Obligations.

Obligations other than Loans, including LC Obligations and Extraordinary Expenses, shall be paid by Borrowers as provided in the Loan Documents or, if no payment date is specified, within thirty (30) days of receipt by the Borrowers of an invoice outlining such Obligations.

5.5 Marshaling; Payments Set Aside.

To the extent permitted by Applicable Law, none of Agent or Lenders shall be under any obligation to marshal any assets in favor of any Obligor or against any Obligations. If any Obligor makes a payment to Agent or Lenders, or if Agent or any Lender receives payment from the proceeds of Collateral, exercise of setoff or otherwise, and such payment is subsequently invalidated or required to be repaid to a trustee, receiver or any other Person, then the Obligations originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been received and any enforcement or setoff had not occurred.

5.6 Post-Default Allocation of Payments.

5.6.1 Allocation.

Notwithstanding anything herein to the contrary, during an Event of Default, monies to be applied to the Obligations, whether arising from payments by Obligors, realization on Collateral, setoff or otherwise, shall be allocated as follows:

(a) first, to all costs and expenses, including Extraordinary Expenses, owing to Agent;

(b) second, to all amounts owing to Agent on Swingline Loans or Protective Advances;

(c) third, to all amounts owing to Issuing Bank on LC Obligations;

(d) fourth, to all Obligations constituting fees (excluding amounts relating to Bank Products);

(e) fifth, to all Obligations constituting interest (excluding amounts relating to Bank Products);

(f) sixth, to provide Cash Collateral for outstanding Letters of Credit;

(g) seventh, to all other Obligations, other than Bank Product Debt; and

(h) last, to Bank Product Debt.

Amounts shall be applied to each category of Obligations set forth above until Full Payment thereof and then to the next category. If amounts are insufficient to satisfy a category, they shall be applied on a pro rata basis among the Obligations in the category. The allocations set forth in this Section are solely to determine the rights and priorities of Agent and Lenders as among themselves, and may be changed by agreement among them without the consent of any Obligor. This Section is not for the benefit of or enforceable by any Loan Party.

5.6.2 Erroneous Application.

Agent shall not be liable for any application of amounts made by it in good faith and, if any such application is subsequently determined to have been made in error, the sole recourse of any Lender or other Person to which such amount should have been made shall be to recover the amount from the Person that actually received it (and, if such amount was received by any Lender, such Lender hereby agrees to return it).

5.7 Application of Payments.

Funds in the main Dominion Account that are collected, available or cleared as of the end of a Business Day shall be applied to the Obligations at the beginning of the next Business Day. Each Loan Party irrevocably waives the right to direct the application of any payments or Collateral proceeds, and agrees that Agent shall have the continuing, exclusive right to apply and reapply same against the Obligations, in such manner as Agent deems advisable, notwithstanding any entry by Agent in its records. If, as a result of Agent’s receipt of Payment Items or proceeds of Collateral, a credit balance exists, the balance shall not accrue interest in favor of Borrowers and shall be made available to Borrowers as long as no Default or Event of Default exists.

5.8 Loan Account; Account Stated.

5.8.1 Loan Account.

Agent shall maintain in accordance with its usual and customary practices an account or accounts (“Loan Account”) evidencing the Debt of Borrowers resulting from each Loan or issuance of a Letter of Credit from time to time. Any failure of Agent to record anything in the Loan Account, or any error in doing so, shall not limit or otherwise affect the obligation of

Borrowers to pay any amount owing hereunder. Agent may maintain a single Loan Account in the name of Borrower Agent, and each Borrower confirms that such arrangement shall have no effect on the joint and several character of its liability for the Obligations.

5.8.2 Entries Binding.

Entries made in the Loan Account shall constitute presumptive evidence of the information contained therein. If any information contained in the Loan Account is provided to or inspected by any Person, then such information shall be conclusive and binding on such Person for all purposes absent manifest error, except to the extent such Person notifies Agent in writing within 30 days after receipt or inspection that specific information is subject to dispute.

5.9 Taxes.

(a) If any Taxes (except Excluded Taxes) shall be payable by any party due to the execution, delivery, issuance or recording of any Loan Documents, or the creation or repayment of any Obligations, each Loan Party shall pay (and shall promptly reimburse Agent and Lenders for their payment of) all such Taxes, including any interest and penalties thereon, and will indemnify and hold harmless Indemnitees against all liability in connection therewith. If Loan Parties shall be required by Applicable Law to withhold or deduct any Taxes (except Excluded Taxes), or Agent or any Lender is assessed or required to deduct or withhold and remit any Taxes (except Excluded Taxes) from any payment made by any Loan Party, with respect to any sum payable under any Loan Documents, (i) the sum payable to Agent or such Lender shall be increased as may be necessary so that, after making all required withholding or deductions, Agent or such Lender (as the case may be) receives an amount equal to the sum it would have received had no such withholding or deductions been made; (ii) Loan Parties shall make such withholding or deductions; and (iii) Loan Parties shall pay the full amount withheld or deducted to the relevant taxing or other authority in accordance with Applicable Law.

(b) In addition to the provisions of Section 5.9(a), in respect of amounts paid or credited by any Obligor that is resident in Canada for purposes of the Income Tax Act (Canada) (the “ITA”) to or for the benefit of a particular Lender that is an “authorized foreign bank” for purposes of the ITA, the obligations under this Section 5.9 to pay an additional amount shall apply where the particular Lender is liable for Tax under Part XIII of the ITA in respect of such payment, even if the Obligor is not required under the ITA to deduct or withhold an amount in respect of Indemnified Taxes on such payment and this Section 5.9 shall apply, mutatis mutandis, as if the Obligor was required to withhold an amount in respect of such taxes. Notwithstanding anything contained herein to the contrary, the provisions of this Section 5.9 shall survive the expiration or termination of this Agreement and the other Loan Documents.

5.10 Withholding Tax Exemption.

At least five Business Days prior to the first date for payment of interest or fees hereunder to a Foreign Lender, the Foreign Lender shall deliver to Loan Parties and Agent two duly completed copies of IRS Form W-8BEN or W-8ECI (or any subsequent replacement or substitute form therefor), certifying that such Lender can receive payment of Obligations without deduction or withholding of any United States federal income taxes. Each Foreign Lender shall deliver to

Loan Parties and Agent two additional copies of such form before the preceding form expires or becomes obsolete or after the occurrence of any event requiring a change in the form, as well as any amendments, extensions or renewals thereof as may be reasonably requested by Loan Parties or Agent, in each case, certifying that the Foreign Lender can receive payment of Obligations without deduction or withholding of any such taxes, unless an event (including any change in treaty or law) has occurred that renders such forms inapplicable or prevents the Foreign Lender from certifying that it can receive payments without deduction or withholding of such taxes. During any period that a Foreign Lender does not or is unable to establish that it can receive payments without deduction or withholding of such taxes, other than by reason of an event (including any change in treaty or law) that occurs after it becomes a Lender, Agent may withhold taxes from payments to such Foreign Lender at the applicable statutory and treaty rates, and Loan Parties shall not be required to pay any additional amounts under this Section as a result of such withholding.

5.11 Nature and Extent of Each Loan Party’s Liability.

5.11.1 Joint and Several Liability.

Each Loan Party agrees that it is jointly and severally liable for, and absolutely and unconditionally guarantees to Agent and Lenders the prompt payment and performance of, all Obligations and all agreements under the Loan Documents (provided that the Non-Recourse Guarantor shall guaranty the Obligations only to the extent set forth in the Non-Recourse Guaranty). Each Loan Party agrees that its guaranty obligations hereunder constitute a continuing guaranty of payment and performance and not of collection, that such obligations shall not be discharged until Full Payment of the Obligations, and that such obligations are absolute and unconditional (provided that the Non-Recourse Guarantor shall guaranty the Obligations only to the extent set forth in the Non-Recourse Guaranty), irrespective of (a) the genuineness, validity, regularity, enforceability, subordination or any future modification of, or change in, any Obligations or Loan Document, or any other document, instrument or agreement to which any Obligor is or may become a party or liable; (b) the absence of any action to enforce this Agreement (including this Section) or any other Loan Document, or any waiver, consent or indulgence of any kind by Agent or any Lender with respect thereto; (c) the existence, value or condition of, or failure to perfect a Lien or to preserve rights against, any security or guaranty for the Obligations or any action, or the absence of any action, by Agent or any Lender in respect thereof (including the release of any security or guaranty); (d) the insolvency of any Obligor; (e) any election by Agent or any Lender in an Insolvency Proceeding for the application of Section 1111(b)(2) of the Bankruptcy Code; (f) any borrowing or grant of a Lien by any other Loan Party, as debtor-in-possession under Section 364 of the Bankruptcy Code or otherwise; (g) the disallowance of any claims of Agent or any Lender against any Obligor for the repayment of any Obligations under Section 502 of the Bankruptcy Code or otherwise; or (h) any other action or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, except Full Payment of all Obligations.

5.11.2 Waivers.

(a) Each Loan Party expressly waives all rights that it may have now or in the future under any statute, at common law, in equity or otherwise, to compel Agent or Lenders to marshal assets or to proceed against any Obligor, other Person or security for the payment or performance of any Obligations before, or as a condition to, proceeding against such Loan Party. It is agreed among each Loan Party, Agent and Lenders that the provisions of this Section are of the essence of the transaction contemplated by the Loan Documents and that, but for such provisions, Agent and Lenders would decline to make Loans and issue Letters of Credit. Notwithstanding anything to the contrary in any Loan Document, and except as set forth in Section 5.11.3, each Loan Party expressly waives all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification or set off, as well as all defenses available to a surety, guarantor or accommodation co-obligor. Each Loan Party acknowledges that its guaranty pursuant to this Section is necessary to the conduct and promotion of its business, and can be expected to benefit such business.

(b) Agent and Lenders may, in their discretion, pursue such rights and remedies as they deem appropriate, including realization upon Collateral by judicial foreclosure or non-judicial sale or enforcement, without affecting any rights and remedies under this Section 5.11. If, in the exercise of any rights or remedies, Agent or any Lender shall forfeit any of its rights or remedies, including its right to enter a deficiency judgment against any Loan Party or any other Person, whether because of any applicable laws pertaining to “election of remedies” or otherwise, each Loan Party consents to such action by Agent or such Lender and waives any claim based upon such action, even if the action may result in loss of any rights of subrogation that any Loan Party might otherwise have had but for such action. Any election of remedies that results in denial or impairment of the right of Agent or any Lender to seek a deficiency judgment against any Loan Party shall not impair any other Loan Party’s obligation to pay the full amount of the Obligations. Each Loan Party waives all rights and defenses arising out of an election of remedies, such as nonjudicial foreclosure with respect to any security for the Obligations, even though that election of remedies destroys such Loan Party’s rights of subrogation against any other Person. If Agent bids at any foreclosure or trustee’s sale or at any private sale, Agent may bid all or a portion of the Obligations and the amount of such bid need not be paid by Agent but shall be credited against the Obligations. The amount of the successful bid at any such sale, whether Agent or any other Person is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral, and the difference between such bid amount and the remaining balance of the Obligations shall be conclusively deemed to be the amount of the Obligations guaranteed under this Section 5.11, notwithstanding that any present or future law or court decision may have the effect of reducing the amount of any deficiency claim to which Agent or any Lender might otherwise be entitled but for such bidding at any such sale.

5.11.3 Extent of Liability; Contribution.

(a) Notwithstanding anything herein to the contrary, each Loan Party’s liability under this Section 5.11 shall be limited to the greater of (i) all amounts for which such Loan Party is primarily liable, as described below, and (ii) such Loan Party’s Allocable Amount.

(b) If any Loan Party makes a payment under this Section 5.11 of any Obligations (other than amounts for which such Loan Party is primarily liable) (a “Guarantor Payment”) that, taking into account all other Guarantor Payments previously or concurrently made by any other Loan Party, exceeds the amount that such Loan Party would otherwise have paid if each Loan Party had paid the aggregate Obligations satisfied by such Guarantor Payments in the same proportion that such Loan Party’s Allocable Amount bore to the total Allocable Amounts of all Loan Parties, then such Loan Party shall be entitled to receive contribution and indemnification payments from, and to be reimbursed by, each other Loan Party for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment. The “Allocable Amount” for any Loan Party shall be the maximum amount that could then be recovered from such Loan Party under this Section 5.11 without rendering such payment voidable or avoidable under Section 548 of the Bankruptcy Code or under any applicable state fraudulent transfer or conveyance act, or similar statute or common law.

(c) Nothing contained in this Section 5.11 shall limit the liability of any Loan Party to pay Loans made directly or indirectly to that Loan Party (including Loans advanced to any other Loan Party and then re-loaned or otherwise transferred to, or for the benefit of, such Loan Party), LC Obligations relating to Letters of Credit issued to support such Loan Party’s business, and all accrued interest, fees, expenses and other related Obligations with respect thereto, for which such Loan Party shall be primarily liable for all purposes hereunder. Agent and Lenders shall have the right, at any time in their discretion, to condition Loans and Letters of Credit upon a separate calculation of borrowing availability for each Loan Party and to restrict the disbursement and use of such Loans and Letters of Credit to such Loan Party.

5.11.4 Joint Enterprise.

Each Loan Party has requested that Agent and Lenders make this credit facility available to Loan Party on a combined basis, in order to finance Loan Party’s business most efficiently and economically. Loan Party’s business is a mutual and collective enterprise, and Loan Party believe that consolidation of their credit facility will enhance the borrowing power of each Loan Party and ease the administration of their relationship with Lenders, all to the mutual advantage of Loan Party. Loan Party acknowledge and agree that Agent’s and Lenders’ willingness to extend credit to Loan Party and to administer the Collateral on a combined basis, as set forth herein, is done solely as an accommodation to Loan Party and at Loan Party’s request.

5.11.5 Subordination.

Each Loan Party hereby subordinates any claims, including any right of payment, subrogation, contribution and indemnity, that it may have at any time against any other Obligor, howsoever arising, to the Full Payment of all Obligations.

SECTION 6. CONDITIONS PRECEDENT

6.1 Conditions Precedent to Closing.

Lenders shall not be required to execute and deliver this Agreement until the date (“Closing Date”) that each of the following conditions has been satisfied:

(a) Notes shall have been executed by Borrowers and delivered to each Lender that requests issuance of a Note. Each other Loan Document shall have been duly executed and delivered to Agent by each of the signatories thereto, and each Obligor shall be in compliance with all terms thereof.

(b) Agent shall have received acknowledgments of all filings, registrations or recordations necessary to perfect and render enforceable its Liens in the Collateral, as well as UCC and PPSA Lien searches and other evidence satisfactory to Agent that such Liens are the only Liens upon the Collateral, except Permitted Liens.

(c) Agent shall have received duly executed agreements establishing each Dominion Account and related lockbox, if any, in form and substance, and with financial institutions, satisfactory to Agent.

(d) Agent shall have received duly executed Deposit Account Control Agreements, in form and substance, and with financial institutions, satisfactory to Agent.

(e) Agent shall have received certificates, in form and substance satisfactory to it, from a knowledgeable Senior Officer of each Loan Party certifying that, after giving effect to the initial transactions hereunder, (i) such Loan Party is Solvent; (ii) no Default or Event of Default exists; (iii) the representations and warranties set forth in Section 9 are true and correct; and (iv) such Loan Party has complied with all agreements and conditions to be satisfied by it under the Loan Documents.

(f) Agent shall have received a certificate of a duly authorized officer of each Obligor, certifying (i) that attached copies of such Obligor’s Organic Documents are true and complete, and in full force and effect, without amendment except as shown, (ii) that an attached copy of resolutions authorizing execution and delivery of the Loan Documents is true and complete, and that such resolutions are in full force and effect, were duly adopted, have not been amended, modified or revoked, and constitute all resolutions adopted with respect to this credit facility, and (iii) to the title, name and signature of each Person authorized to sign the Loan Documents. Agent may conclusively rely on this certificate until it is otherwise notified by an authorized officer of the applicable Obligor in writing.

(g) Agent shall have received, in form and substance satisfactory to Agent, (i) a pro forma balance sheet of Parent, dated as of March 31, 2006, and reflecting no material adverse changes from the pro forma balance sheet most recently delivered to Agent by Parent, (ii) financial projections of Parent evidencing, to Agent’s satisfaction, Borrowers’ ability to comply with the covenants set forth in Section 10.3 hereof, and (iii) interim financial statements of Parent as of a date not more than thirty (30) days prior to the closing date.

(h) [RESERVED]

(i) Agent shall have received copies of the charter documents of each Obligor, certified as appropriate by the Secretary of State or another official of such Obligor’s jurisdiction of organization. Agent shall have received good standing certificates for each Obligor, issued by the Secretary of State or other appropriate official of such Obligor’s jurisdiction of organization and each jurisdiction where such Obligor’s conduct of business or ownership of Property necessitates qualification.

(j) Agent shall have received summaries of policies and certificates of liability, property and business interruption insurance for the insurance policies carried by Loan Parties, together with a loss payable endorsement naming Agent as loss payee as their interest may appear, and a list of the names and mailing addresses of each insurer under, and broker of, such policies, all in compliance with the Loan Documents.

(k) Agent shall have completed its business, financial and legal due diligence of Obligors, with results satisfactory to Agent. No material adverse change in the financial condition of any Obligor or in the quality, quantity or value of any Collateral shall have occurred since March 31, 2006.

(l) Borrowers shall have paid all fees and expenses to be paid to Agent and Lenders on the Closing Date.

(m) Agent shall have received a Borrowing Base Certificate prepared as of March 31, 2006. Upon giving effect to the payment by Borrowers of all fees and expenses incurred in connection herewith as well as any payables stretched beyond their customary payment practices, Availability shall be at least $40,000,000.

(n) Agent shall have received a written opinion of Morgan, Lewis & Bockius LLP, in form and substance satisfactory to Agent.

(o) Agent shall have received, in form and substance reasonably satisfactory to Agent in good faith, true, correct and complete copy of the Senior Secured Note Indenture, duly authorized, executed and delivered by the parties thereto;

(p) Agent shall have received, in form and substance reasonably satisfactory to Agent in good faith, the Intercreditor Agreement, duly authorized, executed and delivered by each of the parties thereto.

6.2 Conditions Precedent to Initial Funding.

In addition to the conditions set forth in Section 6.3, Lenders shall not be required to fund any requested Loan, issue any Letter of Credit, or otherwise extend credit to Borrowers hereunder, until the date (“Initial Funding Date”) that each of the following conditions has been satisfied:

(a) Agent shall have received updated UCC and PPSA Lien searches and other evidence satisfactory to Agent that such Liens are the only Liens upon the Collateral, except Permitted Liens.

(b) Agent shall have received certificates, in form and substance satisfactory to it, from a knowledgeable Senior Officer of each Loan Party certifying that, after giving effect to the initial Loans and transactions hereunder, (i) such Loan Party is Solvent; (ii) no Default or Event of Default exists; (iii) the representations and warranties set forth in Section 9 are true and correct; and (iv) such Loan Party has complied with all agreements and conditions to be satisfied by it under the Loan Documents.

(c) Agent shall have received, in form and substance satisfactory to Agent, (i) a pro forma balance sheet of Parent, dated as of the Initial Funding Date, and reflecting no material adverse changes from the pro forma balance sheet most recently delivered to Agent by Parent, (ii) financial projections of Parent evidencing, to Agent’s satisfaction, Borrowers’ ability to comply with the covenants set forth in Section 10.3 hereof, and (iii) interim financial statements of Parent as of a date not more than thirty (30) days prior to the Initial Funding Date.

(d) Agent shall have completed a roll-forward of its previous field examination, with results satisfactory to Agent. No material adverse change in the financial condition of any Obligor or in the quality, quantity or value of any Collateral shall have occurred since the Closing Date.

(e) Borrowers shall have paid all fees and expenses to be paid to Agent and Lenders on the Initial Funding Date.

(f) Agent shall have received, in accordance with the terms of Section 8.1, the Borrowing Base Certificate most recently required to be delivered pursuant to Section 8.1. Upon giving effect to the initial funding of Loans and issuance of Letters of Credit, and the payment by Borrowers of all fees and expenses incurred in connection herewith as well as any payables stretched beyond their customary payment practices, Availability shall be at least $30,000,000.

(g) Agent shall have received all governmental and third party consents and approvals required in order to consummate the transactions contemplated hereby.

(h) Agent shall have received all third party consents and all Communication Regulatory Authority consents and approvals for each jurisdiction in which a Loan Party conducts business or maintains assets required in order to consummate the transactions contemplated hereunder, all in form and substance satisfactory to Agent.

(i) Agent shall have received a written opinion of special regulatory counsel to the Loan Parties, concerning certain regulatory matters and the absence of, or compliance with, regulatory requirements in each jurisdiction in which a Loan Party conducts business or maintains assets, in form and substance satisfactory to Agent.

Notwithstanding anything to the contrary set forth in Section 6.3, but in any event subject to all other terms, conditions and provisions of this Agreement, Agent, Issuing Bank and Lenders shall (x) arrange for the issuance of Letters of Credit, provided that all LC Obligations shall be Cash Collateralized until satisfaction of all conditions set forth in Section 6.2 and (y) fund Loans, but solely for the purpose of and expressly limited to, the reimbursement of fees, costs and expenses chargeable by Agent or any Lender to any Loan Party hereunder or any other Loan Document.

6.3 Conditions Precedent to All Credit Extensions.

Agent, Issuing Bank and Lenders shall not be required to fund any Loans, arrange for issuance of any Letters of Credit or grant any other accommodation to or for the benefit of Borrowers, unless the following conditions are satisfied:

(a) No Default or Event of Default shall exist at the time of, or result from, such funding, issuance or grant;

(b) The representations and warranties of each Obligor in the Loan Documents shall be true and correct on the date of, and upon giving effect to, such funding, issuance or grant (except for representations and warranties that expressly relate to an earlier date);

(c) All conditions precedent in any other Loan Document shall be satisfied;

(d) No event shall have occurred or circumstance exist that has or could reasonably be expected to have a Material Adverse Effect; and

(e) With respect to issuance of a Letter of Credit, the LC Conditions shall be satisfied.

Each request (or deemed request) by Borrowers for funding of a Loan, issuance of a Letter of Credit or grant of an accommodation shall constitute a representation by Borrowers that the foregoing conditions are satisfied on the date of such request and on the date of such funding, issuance or grant. As an additional condition to any funding, issuance or grant, Agent shall have received such other reasonable information, documents, instruments and agreements as it may deem appropriate in connection therewith, and in consultation with the Borrowers.

6.4 Limited Waiver of Conditions Precedent.

If Agent, Issuing Bank or Lenders fund any Loans, arrange for issuance of any Letters of Credit or grant any other accommodation when any conditions precedent are not satisfied (regardless of whether the lack of satisfaction was known or unknown at the time), it shall not operate as a waiver of (a) the right of Agent, Issuing Bank and Lenders to insist upon satisfaction of all conditions precedent with respect to any subsequent funding, issuance or grant; nor (b) any Default or Event of Default due to such failure of conditions or otherwise.

SECTION 7. COLLATERAL

7.1 Grant of Security Interest.

To secure the prompt payment and performance of all Obligations, each Loan Party hereby grants to Agent, for the benefit of Secured Parties, a continuing security interest in and Lien upon all personal Property of such Loan Party, including all of the following Property, whether now owned or hereafter acquired, and located in the United States or Canada or relating to Accounts owed by customers or Account Debtors in the United States or Canada:

(a) all Accounts;

(b) all Chattel Paper, including electronic chattel paper;

(c) all Commercial Tort Claims;

(d) all Deposit Accounts;

(e) all Documents;

(f) all General Intangibles, including Payment Intangibles, Software and Intellectual Property;

(g) all Goods, including Inventory (as defined in the UCC), Equipment and fixtures;

(h) all Instruments;

(i) all Investment Property (except Investments in Foreign Subsidiaries, other than Canadian Subsidiaries);

(j) all Letter-of-Credit Rights;

(k) all Supporting Obligations;

(l) all monies, whether or not in the possession or under the control of Agent, a Lender, or a bailee or Affiliate of Agent or a Lender, including any Cash Collateral;

(m) all accessions to, substitutions for, and all replacements, products, and cash and non-cash proceeds of the foregoing, including proceeds of and unearned premiums with respect to insurance policies, and claims against any Person for loss, damage or destruction of any Collateral; and

(n) all books and records (including customer lists, files, correspondence, tapes, computer programs, print-outs and computer records) pertaining to the foregoing.

7.2 Lien on Deposit Accounts; Cash Collateral.

7.2.1 Deposit Accounts.

To further secure the prompt payment and performance of all Obligations, each Loan Party hereby grants to Agent, for the benefit of Secured Parties, a continuing security interest in and Lien upon all of such Loan Party’s right, title and interest in and to each Deposit Account of such Loan Party and any deposits or other sums at any time credited to any such Deposit Account, including any sums in any blocked or lockbox accounts or in any accounts into which such sums are swept. Upon the occurrence of a Default or an Event of Default or as provided in Section 8.2.4, each Loan Party, other than the Canadian Loan Parties, directs each bank or other depository to deliver to Agent, on a daily basis, all balances in each Deposit Account maintained by such for application to the Obligations then outstanding. Upon the occurrence of a Default or an Event of Default and after Agent and Lenders have made demand for payment of all Obligations hereunder (other than upon the occurrence of an Event of Default under Section 11.1(j) in which case no demand need be made) each Canadian Loan Party authorizes and directs each bank or other depository to deliver to Agent, on a daily basis, all balances in each Deposit Account maintained by such Canadian Loan Party for application to the Obligations then outstanding. Upon the occurrence of a Default or an Event of Default or as provided in Section 8.2.4, each Loan Party irrevocably appoints Agent as such Loan Party’s attorney-in-fact to collect such balances to the extent any such delivery is not so made.

7.2.2 Cash Collateral.

Subject to Section 8.2.4, any Cash Collateral may be invested, in Agent’s discretion, in Cash Equivalents, but Agent shall have no duty to do so, regardless of any agreement, understanding or course of dealing with any Loan Party, and shall have no responsibility for any investment or loss. Each Loan Party hereby grants to Agent, for the benefit of Secured Parties, a security interest in all Cash Collateral held from time to time and all proceeds thereof, as security for the Obligations, whether such Cash Collateral is held in the Cash Collateral Account or elsewhere. Agent may apply Cash Collateral to the payment of any Obligations, in such order as Agent may elect, as they become due and payable. The Cash Collateral Account and all Cash Collateral shall be under the sole dominion and control of Agent. No Loan Party or other Person claiming through or on behalf of any Loan Party shall have any right to any Cash Collateral, until Full Payment of all Obligations.

7.3 [Reserved].

7.4 Other Collateral.

7.4.1 Commercial Tort Claims.

Loan Parties shall promptly notify Agent in writing if any Loan Party has knowledge of a Commercial Tort Claim (other than, as long as no Default or Event of Default exists, a Commercial Tort Claim for less than $100,000) and, upon Agent’s request, shall promptly execute such documents and take such actions as Agent deems appropriate to confer upon Agent (for the benefit of Secured Parties) a duly perfected, first priority Lien upon such claim. Agent acknowledges, confirms and agrees that prior to the occurrence of a Default or an Event of Default, no Loan party shall be obligated to sue upon or otherwise pursue recovery of any Commercial Tort Claim.

7.4.2 Certain After-Acquired Collateral.

Loan Party shall promptly notify Agent in writing if, after the Closing Date, any Loan Party obtains any interest in any Collateral consisting of Deposit Accounts, Chattel Paper, Documents, Instruments, Intellectual Property, Investment Property or Letter-of-Credit Rights and, upon Agent’s request, shall promptly execute such documents and take such actions as Agent deems appropriate to effect Agent’s duly perfected, first priority Lien upon such Collateral, including obtaining any appropriate possession, control agreement or Lien Waiver. If any Collateral in excess of $50,000 is in the possession of a third party, at Agent’s request, Loan Parties shall obtain an acknowledgment that such third party holds the Collateral for the benefit of Agent.

7.5 No Assumption of Liability.

The Lien on Collateral granted hereunder is given as security only and shall not subject Agent or any Lender to, or in any way modify, any obligation or liability of any Loan Party relating to any Collateral.

7.6 Further Assurances.

Promptly upon request, Loan Parties shall deliver such instruments, assignments, title certificates, or other documents or agreements, and shall take such actions, as Agent deems appropriate under Applicable Law to evidence, render enforceable or perfect its Lien on any Collateral, or otherwise to give effect to the intent of this Agreement. Each Loan Party authorizes Agent to file or register any financing statement or other document that indicates the Collateral as “all assets” or “all personal property” of such Loan Party, or words to similar effect, and ratifies any action taken by Agent before the Closing Date to effect, render enforceable or perfect its Lien on any Collateral.

SECTION 8. COLLATERAL ADMINISTRATION

8.1 Borrowing Base Certificates.

By the 20th day of each month, Borrowers shall deliver to Agent (and Agent shall promptly deliver same to Lenders) (a) a Borrowing Base Certificate prepared as of the close of business of the previous month, and shall deliver additional Borrowing Base Certificates at such times as, and prepared as of such date as, Agent, in the exercise of its good faith, reasonable judgment based upon the results of any field examination, audit or upon other information, data or analysis received or prepared by Agent regarding the Loan Parties, the Collateral, or the ability of the Loan Parties to repay the Obligations, may request, and (b) a receivables aging report in form and substance satisfactory to Agent; provided, however, that Borrowing Base Certificates and receivable aging reports shall be prepared and delivered to Agent on the first Business Day of each week at any time, and for so long as Availability, as reported in the most recently delivered Borrowing Base Certificate, is less than $10,000,000. All calculations of Availability in any Borrowing Base Certificate shall be set forth separately for each Borrower and Conferencing-Canada, individually and for the Borrowers and Conferencing-Canada, as a whole, and shall originally be made by Borrowers and certified by a Senior Officer, provided that Agent may from time to time review and adjust any such calculation (a) to reflect its reasonable estimate of declines in value of any Collateral, due to collections received in the Dominion Account or otherwise; (b) to adjust advance rates to reflect changes in dilution, quality, mix and other factors affecting Collateral; and (c) to the extent the calculation is not made in accordance with this Agreement or does not accurately reflect the Availability Reserve.

8.2 Administration of Accounts.

8.2.1 Records and Schedules of Accounts.

Each Borrower and Conferencing-Canada shall keep accurate and complete records of its Accounts, including all payments and collections thereon, and shall submit to Agent, on such periodic basis as Agent may request, a sales and collections report, in form satisfactory to Agent. Each Borrower and Conferencing-Canada shall also provide to Agent, on or before the 20th day of each month, a detailed aged trial balance of all Accounts as of the end of the preceding month, specifying each Account’s Account Debtor name and amount due, and such other information as Agent may reasonably request. If Accounts in an aggregate face amount of $1,000,000 or more cease to be Eligible Billed Accounts or Eligible Unbilled Accounts, Borrowers and Conferencing-Canada shall notify Agent of such occurrence promptly (and in any event within one Business Day) after any Borrower or Conferencing-Canada, as the case may be, has knowledge thereof.

8.2.2 Taxes.

If an Account of any Loan Party includes a charge for any Taxes, Agent is authorized, in its discretion, to pay the amount thereof to the proper taxing authority for the account of such Loan Party and to charge Borrowers’ account therefor; provided, however, that neither Agent nor Lenders shall be liable for any Taxes that may be due from any Loan Party or with respect to any Collateral.

8.2.3 Account Verification.

Whether or not a Default or Event of Default exists, Agent shall have the right at any time, in the name of Agent, any designee of Agent or any Loan Party to verify the validity, amount or any other matter relating to any Accounts of any Loan Party by mail, telephone or otherwise. Loan Parties shall cooperate fully with Agent in an effort to facilitate and promptly conclude any such verification process.

8.2.4 Maintenance of Dominion Account

Loan Parties shall maintain Dominion Accounts pursuant to lockbox or other arrangements acceptable to Agent. Each Loan Party shall obtain an agreement (in form and substance satisfactory to Agent) from each lockbox servicer and Dominion Account bank, establishing Agent’s control over and Lien in the lockbox or Dominion Account, requiring immediate deposit of all remittances received in the lockbox to a Dominion Account and, (x) if such Dominion Account is not maintained with Bank of America or one of its branches or Affiliates or a bank formed under the laws of Canada or a province thereof, requiring immediate transfer of all funds in the Dominion Account to a Dominion Account maintained with Bank of America or any of its branches or Affiliates, and (y) if such Dominion Account is not maintained with Bank of America or one of its branches or Affiliates, waiving offset rights of such servicer or bank against any funds in the lockbox or Dominion Account, except offset rights for customary administrative charges. Agent and Lenders agree, however, that anything in this Section to the contrary notwithstanding, Agent and Lenders shall not exercise their rights with respect to such lockbox and Dominion Account arrangements and Loan Parties may utilize their own cash management system and maintain control of their cash unless and until: (a) the occurrence of an Event of Default, or (b) Availability is less than $10,000,000. Neither Agent nor Lenders assume any responsibility to Loan Parties for any lockbox arrangement or Dominion Account, including any claim of accord and satisfaction or release with respect to any Payment Items accepted by any bank.

8.2.5 Proceeds of Collateral.

Loan Parties shall request in writing and otherwise take all reasonable steps to ensure that all payments on Accounts, Payment Intangibles or otherwise relating to Collateral are made directly to a Dominion Account (or a lockbox relating to a Dominion Account). If any Loan Party or Subsidiary receives cash or Payment Items with respect to any Collateral, it shall hold same in trust for Agent and promptly (not later than the next Business Day) deposit same into a Dominion Account.

8.3 Administration of Equipment.

8.3.1 Records and Schedules of Equipment.

Each Loan Party shall keep accurate and complete records of its Equipment, including kind, quantity, cost, acquisitions and dispositions thereof, and shall submit to Agent, on such periodic basis as Agent may request, a current schedule thereof, in form satisfactory to Agent. Promptly upon request, Loan Parties shall deliver to Agent evidence of their ownership or interests in any Equipment.

8.3.2 Dispositions of Equipment.

No Loan Party shall sell, lease or otherwise dispose of any Equipment, without the prior written consent of Agent, other than (a) a Permitted Asset Disposition; and (b) replacement of Equipment that is worn, damaged or obsolete, if the replacement Equipment is acquired substantially contemporaneously with such disposition and is free of Liens.

8.3.3 Condition of Equipment.

Each Loan Party shall ensure that the Equipment is in good operating condition and repair, and all necessary replacements and repairs have been made so that the value and operating efficiency of the Equipment is preserved at all times, reasonable wear and tear excepted. Each Loan Party shall further ensure that the Equipment is mechanically and structurally sound, and capable of performing the functions for which it was designed, in accordance with the manufacturer’s published and recommended specifications. No Loan Party shall permit any Equipment to become affixed to real Property unless any landlord or mortgagee delivers a Lien Waiver or similar instrument.

8.4 Administration of Deposit Accounts.

Schedule 8.4 sets forth all Deposit Accounts maintained by Loan Parties, including all Dominion Accounts. Each Loan Party shall take all actions necessary to establish Agent’s control of each such Deposit Account (other than an account exclusively used for payroll, payroll taxes or employee benefits, or an account containing not more that $10,000 at any time). Each Loan Party shall be the sole account holder of each Deposit Account and shall not allow any other Person (other than Agent) to have control over a Deposit Account or any Property deposited therein. Each Loan Party shall promptly notify Agent of any opening or closing of a Deposit Account and, with the consent of Agent, will amend Schedule 8.4 to reflect same.

8.5 General Provisions.

8.5.1 Location of Collateral.

All tangible items of Collateral of an aggregate value of in excess of $50,000 shall at all times be kept by Loan Parties at the business locations set forth in Schedule 8.5.1, except that Loan Parties may (a) make sales or other dispositions of Collateral in accordance with Section 10.2.6; and (b) move Collateral to another location in the United States or Canada, upon 30 Business Days prior written notice to Agent (or, in exigent circumstances, such shorter prior written notice, if any, as circumstances reasonably permit.).

8.5.2 Insurance of Collateral; Condemnation Proceeds.

(a) Each Loan Party shall maintain insurance with respect to the Collateral, covering casualty, hazard, public liability, theft, malicious mischief, and such other risks, in such amounts, and with such endorsements as are usual and customary and with such insurers (rated A- or better by A.M. Best Rating Guide) as are satisfactory to Agent. If Agent determines in its reasonable discretion that any given insurer is not satisfactory, then Agent shall notify Borrower Agent at least 90 days prior to the renewal date of Loan Parties’ insurance policies (Loan Parties will not be required to change insurance carriers under this provision until their scheduled renewal date). From time to time upon request, Loan Parties shall deliver to Agent the originals or summaries of its insurance policies and, if flood plain searches have been conducted, updates of such flood plain searches. Unless Agent shall agree otherwise, each policy shall include satisfactory endorsements (i) showing Agent as loss payee or additional insured, as its interest may appear; (ii) requiring 30 days prior written notice to Agent in the event of cancellation of the policy for any reason whatsoever; and (iii) specifying that the interest of Agent shall not be impaired or invalidated by any act or neglect of any Loan Party, nor by the occupation of the premises for purposes more hazardous than are permitted by the policy. If any Loan Party fails to provide and pay for such insurance, Agent may, at its option, but shall not be required to, procure the insurance and charge Loan Parties therefor. Each Loan Party agrees to deliver to Agent, promptly as rendered, copies of all reports made to insurance companies. While no Event of Default exists, Loan Parties may settle, adjust or compromise any insurance claim, as long as the proceeds are delivered to Agent. If an Event of Default exists, only Agent shall be authorized to settle, adjust and compromise any such claims in excess of $5,000,000 which would otherwise be payable to a Loan Party.

(b) Any proceeds of insurance otherwise payable to a Loan Party (other than proceeds from workers’ compensation or D&O insurance) and any awards arising from condemnation of any Collateral shall, to the extent such insurance proceeds or condemnation awards exceed $5,000,000 in the aggregate in any calendar year, be paid to Agent. Subject to clause (c) below, any proceeds or awards that relate to Equipment shall be applied first to Revolver Loans and then to other Obligations.

(c) If requested by Loan Parties in writing within 15 days after Agent’s receipt of any insurance proceeds or condemnation awards relating to any loss or destruction of Equipment, Loan Parties may use such proceeds or awards to repair or replace such Equipment (and until so used, the proceeds shall be held by Agent as Cash Collateral) as long as (i) no

Default or Event of Default exists; (ii) such repair or replacement is promptly undertaken and concluded, in accordance with plans satisfactory to Agent; (iii) the repaired or replaced Property is free of Liens, other than Permitted Liens that are not Purchase Money Liens; (iv) Loan Parties comply with disbursement procedures for such repair or replacement as Agent may reasonably require; and (v) the aggregate amount of such proceeds or awards from any single casualty or condemnation does not exceed $5,000,000.

8.5.3 Protection of Collateral.

All expenses of protecting, storing, warehousing, insuring, handling, maintaining and shipping any Collateral, all Taxes payable with respect to any Collateral (including any sale thereof), and all other payments required to be made by Agent to any Person to realize upon any Collateral, shall be borne and paid by Loan Parties. Agent shall not be liable or responsible in any way for the safekeeping of any Collateral, for any loss or damage thereto (except for reasonable care in its custody while Collateral is in Agent’s actual possession), for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency or other Person whatsoever, but the same shall be at Loan Parties’ sole risk.

8.5.4 Defense of Title to Collateral.

Each Loan Party shall at all times defend its title to Collateral and Agent’s Liens therein against all Persons, claims and demands whatsoever, except Permitted Liens.

8.6 Power of Attorney.

Each Loan Party hereby irrevocably constitutes and appoints Agent (and all Persons designated by Agent) as such Loan Party’s true and lawful attorney (and agent-in-fact) for the purposes provided in this Section. Agent, or Agent’s designee, may, without notice and in either its or a Loan Party’s name, but at the cost and expense of Loan Parties:

(a) Endorse a Loan Party’s name on any Payment Item or other proceeds of Collateral (including proceeds of insurance) that come into Agent’s possession or control; and

(b) During an Event of Default, (i) notify any Account Debtors of the assignment or hypothecation of their Accounts, demand and enforce payment of Accounts, by legal proceedings or otherwise, and generally exercise any rights and remedies with respect to Accounts; (ii) settle, adjust, modify, compromise, discharge or release any Accounts or other Collateral, or any legal proceedings brought to collect Accounts or Collateral; (iii) sell or assign any Accounts and other Collateral upon such terms, for such amounts and at such times as Agent deems advisable; (iv) take control, in any manner, of any proceeds of Collateral; (v) prepare, file and sign a Loan Party’s name to a proof of claim or other document in a bankruptcy of an Account Debtor, or to any notice, assignment or satisfaction of Lien or similar document; (vi) receive, open and dispose of mail addressed to a Loan Party, and notify postal authorities to change the address for delivery thereof to such address as Agent may designate; (vii) endorse any Chattel Paper, Document, Instrument, invoice, freight bill, bill of lading, or similar document or agreement relating to any Accounts or other Collateral; (viii) use a Loan Party’s stationery and sign its name to verifications of Accounts and notices to Account Debtors; (ix) use the information recorded on or contained in any data processing equipment and computer hardware and software relating to any Collateral; (x) make and adjust claims under policies of insurance; (xi) take any action as may be necessary or appropriate to obtain payment under any letter of credit or banker’s acceptance for which a Loan Party is a beneficiary; and (xii) take all other actions as Agent deems appropriate to fulfill any Loan Party’s obligations under the Loan Documents.

SECTION 9. REPRESENTATIONS AND WARRANTIES

9.1 General Representations and Warranties.

To induce Agent and Lenders to enter into this Agreement and to make available the Commitments, Loans and Letters of Credit, each Loan Party represents and warrants that:

9.1.1 Organization and Qualification.

Each Loan Party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Each Borrower Loan Party is duly qualified, authorized to do business and in good standing as a foreign corporation in each jurisdiction where failure to be so qualified could reasonably be expected to have a Material Adverse Effect.

9.1.2 Power and Authority.

Each Obligor is duly authorized to execute, deliver and perform its Loan Documents. The execution, delivery and performance of the Loan Documents have been duly authorized by all necessary action, and do not (a) require any consent or approval of any holders of Equity Interests of any Obligor, other than those already obtained; (b) contravene the Organic Documents of any Obligor; (c) violate or cause a default under any Applicable Law or Material Contract; or (d) result in or require the imposition of any Lien (other than Permitted Liens) on any Property of any Obligor.

9.1.3 Enforceability.

Each Loan Document is a legal, valid and binding obligation of each Obligor party thereto, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.

9.1.4 Capital Structure.

Schedule 9.1.4 shows, for each Loan Party, its name, its jurisdiction of organization, its authorized and issued Equity Interests, the holders of its Equity Interests, and all agreements binding on such holders with respect to their Equity Interests. Each Loan Party has good title to its Equity Interests in its Subsidiaries, subject only to Agent’s Lien, the Senior Secured Trustee Lien, and all such Equity Interests are duly issued, fully paid and non-assessable. There are no outstanding options to purchase, warrants, subscription rights, agreements to issue or sell, convertible interests, phantom rights or powers of attorney relating to any Equity Interests of any Loan Party , except as disclosed on Schedule 9.1.4.

9.1.5 Corporate Names; Locations.

Since December 9, 2003, except as shown on Schedule 9.1.5, no Loan Party or Subsidiary has been known as or used any corporate, fictitious or trade names, has been the surviving corporation of a merger or combination, or has acquired any substantial part of the assets of any Person. The chief executive offices and other places of business of Loan Parties at which material Collateral is maintained are shown on Schedule 8.5.1. During the five years preceding the Closing Date, no Loan Party has had any other office or place of business.

9.1.6 Title to Properties; Priority of Liens.

Each Loan Party has good and marketable title to (or valid leasehold interests in) all of its Real Estate, and good title to all of its personal Property, including all Property shown as owned by such Loan Party in any financial statements delivered to Agent or Lenders, in each case free of Liens except Permitted Liens. Each Loan Party has paid and discharged all lawful claims that, if unpaid, could become a Lien on its Properties, other than Permitted Liens. All Liens of Agent in the Collateral are duly perfected, first priority Liens, subject only to Permitted Liens that are expressly allowed to have priority over Agent’s Liens.

9.1.7 Accounts.

Agent may rely, in determining which Accounts are Eligible Billed Accounts or Eligible Unbilled Accounts, on all statements and representations made by Borrowers and Conferencing-Canada with respect thereto. Borrowers and Conferencing-Canada warrant, with respect to each Account at the time it is shown as an Eligible Billed Account or Eligible Unbilled Account in a Borrowing Base Certificate, that:

(a) to the best of Borrowers’ knowledge, it is genuine and in all respects what it purports to be, and is not evidenced by a judgment;

(b) to the best of Borrowers’ knowledge, it arises out of a completed, bona fide sale and delivery of goods or rendition of services in the Ordinary Course of Business, and substantially in accordance with any purchase order, contract or other document relating thereto;

(c) to the best of Borrowers’ knowledge, it is for a sum certain, maturing as stated in the invoice covering such sale or rendition of services, a copy of which has been furnished or is available to Agent on request;

(d) to the best of Borrowers’ knowledge, it is not subject to any offset, Lien (other than Agent’s Lien and the Senior Secured Note Trustee’s Lien), deduction, defense, dispute, counterclaim or other adverse condition except as arising in the Ordinary Course of Business and disclosed to Agent; and it is absolutely owing by the Account Debtor, without contingency in any respect;

(e) to the best of Borrowers’ knowledge, no purchase order, agreement, document or Applicable Law restricts assignment of the Account to Agent (regardless of whether, under the UCC or other Applicable Law, the restriction is ineffective);

(f) to the best of Borrowers’ knowledge, no extension, compromise, settlement, modification, credit, deduction or return has been authorized with respect to the Account, except discounts or allowances granted in the Ordinary Course of Business for prompt payment that are reflected on the face of the invoice related thereto and in the reports submitted to Agent hereunder; and

(g) to the best of Borrowers’ knowledge, (i) there are no facts or circumstances that are reasonably likely to impair the enforceability or collectibility of such Account; (ii) the Account Debtor had the capacity to contract when the Account arose, continues to meet the applicable Borrower’s customary credit standards, is Solvent, is not contemplating or subject to an Insolvency Proceeding, and has not failed, or suspended or ceased doing business; and (iii) there are no proceedings or actions threatened or pending against any Account Debtor that could reasonably be expected to have a material adverse effect on the Account Debtor’s financial condition.

9.1.8 Financial Statements.

The consolidated and consolidating balance sheets, and related statements of income, cash flow and shareholder’s equity, of Parent have been and are hereafter delivered to Agent and Lenders, are prepared in accordance with GAAP, and fairly present the financial positions and results of operations of Parent at the dates and for the periods indicated. All projections delivered from time to time to Agent and Lenders have been prepared in good faith, based on reasonable assumptions in light of the circumstances at such time. Since March 31, 2006, there has been no change in the condition, financial or otherwise, of Parent or any Loan Party that could reasonably be expected to have a Material Adverse Effect. No financial statement delivered to Agent or Lenders at any time contains any untrue statement of a material fact, nor fails to disclose any material fact necessary to make such statement not materially misleading. Each Loan Party is Solvent.

9.1.9 Surety Obligations.

No Loan Party is obligated as surety or indemnitor under any bond or other contract that assures payment or performance of any obligation of any Person, except as permitted hereunder.

9.1.10 Taxes.

Each Loan Party has filed all federal, state, local and foreign tax returns and other reports that it is required by law to file, and has paid, or made provision for the payment of, all Taxes upon it, its income and its Properties that are due and payable, except to the extent being Properly Contested. The provision for Taxes on the books of each Loan Party is adequate for all years not closed by applicable statutes, and for its current Fiscal Year.

9.1.11 Brokers.

There are no brokerage commissions, finder’s fees or investment banking fees payable in connection with any transactions contemplated by the Loan Documents.

9.1.12 Intellectual Property.

Each Loan Party owns or has the lawful right to use all Intellectual Property necessary for the conduct of its business, without conflict with any rights of others. There is no pending or, to any Loan Party’s knowledge, threatened Intellectual Property Claim with respect to any Loan Party or any of their Property (including any Intellectual Property). Except as disclosed on Schedule 9.1.12, no Loan Party pays or owes any Licensing Fee or other compensation to any Person with respect to any Intellectual Property. All material Intellectual Property owned, used or licensed by the Loan Parties in the conduct of their business is shown on Schedule 9.1.12.

9.1.13 Governmental Approvals.

Each Loan Party has, is in compliance with, and is in good standing with respect to, all Governmental Approvals necessary to conduct its business and to own, lease and operate its Properties. All necessary import, export or other licenses, permits or certificates for the import or handling of any goods or other Collateral have been procured and are in effect, and Loan Parties have complied with all foreign and domestic laws with respect to the shipment and importation of any goods or Collateral, except where noncompliance could not reasonably be expected to have a Material Adverse Effect.

9.1.14 Compliance with Laws.

(a) To the Loan Parties’ knowledge, each Loan Party has duly complied, and its Properties and business operations are in compliance, in all material respects with all Applicable Law, except where noncompliance could not reasonably be expected to have a Material Adverse Effect. There have been no citations, notices or orders of material noncompliance issued to any Loan Party under any Applicable Law.

(b) Each Loan Party obtained all permits, licenses, approvals, authorizations, licenses, filings, registrations, consents, permits, exemptions, qualifications, designations, declarations, or other actions or undertakings, consents, certificates, orders or authorizations of any Governmental Authority, including, without limitation, any certificates of public convenience and all grants, approvals, licenses, filings and registrations from or to the FCC or any PUC or any other Communications Regulatory Authority or under Communications Law necessary for the lawful conduct of its business as presently conducted, including the provision of the telecommunication services set forth in any Permits (the “Permits”) unless the failure to have any of the same would not individually or in the aggregate result in a Material Adverse Effect. All of the Permits are valid and subsisting and in full force and effect. There are no investigations, actions, claims or proceedings pending or to the best of each Loan Party’s knowledge, as the result of the practices of any Loan Party or any of its Affiliates pursuant to any violations of or failure to comply with any Communications Laws or otherwise, or threatened in writing that seek the revocation, cancellation, non-renewal, suspension or modification of any of the Permits except where such investigations, actions, claims or proceedings could not be reasonably expected to have a Material Adverse Effect. Lender will not, by reason of the execution, delivery and performance of this Agreement or any of the other Financing Agreements, be subject to the regulation or control of either the FCC or any PUC; provided, that, Lender may be required, prior to exercising certain rights or remedies hereunder, to obtain prior written consent from Communications Regulatory Authorities with respect to: (i) the sale, pledge (other than the pledge in favor of Lender provided for in the Financing Agreements) or other disposition of the Stock, including the exercise of voting or other consensual rights with respect to the Stock, of any Loan Party that results in a Change of Control under the Communications Laws; or (ii) the transfer of title or disposition of Telecommunications Assets of any Loan Party.

9.1.15 Compliance with Environmental Laws.

Except as disclosed on Schedule 9.1.15, no Loan Party’s past or present operations, Real Estate or other Properties are subject to any federal, state or local investigation to determine whether any remedial action is needed to address any environmental pollution, hazardous material or environmental clean-up. No Loan Party has received any Environmental Notice. No Loan Party has any contingent liability with respect to any Environmental Release, environmental pollution or hazardous material on any Real Estate now or previously owned, leased or operated by it.

9.1.16 Burdensome Contracts.

No Loan Party is a party or subject to any contract, agreement or charter restriction that could reasonably be expected to have a Material Adverse Effect. No Loan Party is party or subject to any Restrictive Agreement, except as shown on Schedule 9.1.16, none of which prohibit the execution or delivery of any Loan Documents by an Obligor nor the performance by an Obligor of any obligations thereunder.

9.1.17 Litigation.

Except as shown on Schedule 9.1.17, there are no proceedings or investigations pending or, to any Loan Party’s knowledge, threatened against any Loan Party, or any of their businesses, operations, Properties, prospects or conditions, that (a) relate to any Loan Documents or transactions contemplated thereby; or (b) could reasonably be expected to have a Material Adverse Effect if determined adversely to any Loan Party. No Loan Party is in default with respect to any order, injunction or judgment of any Governmental Authority.

9.1.18 No Defaults.

No event or circumstance has occurred or exists that constitutes a Default or Event of Default. No Loan Party is in default, and no event or circumstance has occurred or exists that with the passage of time or giving of notice would constitute a default, under any Material Contract or in the payment of any Borrowed Money. There is no basis upon which any party (other than a Loan Party) could terminate a Material Contract prior to its scheduled termination date.

9.1.19 ERISA.

Except as disclosed on Schedule 9.1.19, no Loan Party has any Multiemployer Plan or Foreign Plan. Each Loan Party is in full compliance with the requirements of all Applicable Law, including ERISA, relating to each Multiemployer Plan and Foreign Plan and all obligations of any Loan Party (including, without limitation, fiduciary, funding, investment and administration obligations) required to be performed or satisfied in connection with any Multiemployer Plan or Foreign Plan and the funding agreements therefor have been performed or satisfied in a timely fashion. No fact, condition or situation exists that could reasonably be expected to result in a Material Adverse Effect in connection with any Multiemployer Plan or Foreign Plan and there are no outstanding disputes, actions, suits or claims concerning the assets of any Loan Party’s Multiemployer Plan or Foreign Plan other than claims for benefits in the Ordinary Course of Business. No Loan Party has any withdrawal liability in connection with a Multiemployer Plan or Foreign Plan. All employer and employee contributions to Foreign Plans, to the extent required by law or the terms of such plans, have been made or accrued in accordance with normal accounting principles. The fair market value of the assets of each funded Foreign Plan, the liability of each insurer for any Foreign Plan funded through insurance and/or the book reserve established for each Foreign Plan, together with any accrued contributions, are sufficient to provide the accrued benefit obligations of all participants in such plans according to the actuarial assumptions and valuations most recently used to account for such obligations in accordance with applicable generally accepted accounting principles. Each Foreign Plan required to be registered has been registered and is maintained in good standing with all applicable regulatory authorities.

9.1.20 Trade Relations.

There exists no actual or threatened termination, limitation or modification of any business relationship between any Loan Party and any customer or supplier, or any group of customers or suppliers, who individually or in the aggregate are material to the business of such Loan Party. There exists no condition or circumstance that could reasonably be expected to impair the ability of any Loan Party to conduct its business at any time hereafter in substantially the same manner as conducted on the Closing Date.

9.1.21 Labor Relations.

Except as described on Schedule 9.1.21, no Loan Party is party to or bound by any collective bargaining agreement, management agreement or consulting agreement. There are no material grievances, disputes or controversies with any union or other organization of any Loan Party’s employees, or, to any Loan Party’s knowledge, any asserted or threatened strikes, work stoppages or demands for collective bargaining.

9.1.22 Payable Practices.

No Loan Party or Subsidiary has made any material change in its historical accounts payable practices from those in effect on the Closing Date.

9.1.23 Not a Regulated Entity.

No Obligor is (a) an “investment company” or a “person directly or indirectly controlled by or acting on behalf of an investment company” within the meaning of the Investment Company Act of 1940; (b) a “holding company,” a “subsidiary company” of a “holding company,” or an “affiliate” of either, within the meaning of the Public Utility Holding Company Act of 1935; or (c) except as set forth on Schedule 9.1.23, subject to regulation under the Federal Power Act, the Interstate Commerce Act, any public utilities code or any other Applicable Law regarding its authority to incur Debt.

9.1.24 Margin Stock.

No Loan Party is engaged, principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No Loan proceeds or Letters of Credit will be used by any Loan Party to purchase or carry, or to reduce or refinance any Debt incurred to purchase or carry, any Margin Stock or for any related purpose governed by Regulations T, U or X of the Board of Governors.

9.1.25 Plan Assets.

No Loan Party is an entity deemed to hold “plan assets” within the meaning of 29 C.F.R. §2510.3-101 of any “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA or any “plan” (within the meaning of Section 4975 of the Internal Revenue Code), and neither the execution of this Agreement nor the funding of any Loans gives rise to a prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Internal Revenue Code.

9.1.26 Carrier Service Agreements and IRU Agreements.

(a) Set forth in Schedule 9.1.26(a)(i) hereto is a correct and complete list of all of the Carrier-Out Service Agreements in effect on the date hereof that were the basis for ten percent (10%) or more of the aggregate revenues of Loan Parties during calendar year 2005, which relate to or give rise to any Accounts, and set forth in Schedule 9.1.26(a)(ii) hereto is a correct and complete list of all of the Carrier-In Service Agreements for which a Loan Party is obligated to pay an aggregate amount of $10,000,000 or more in any one Fiscal Year. The Carrier In-Service Agreements constitute all of such agreements necessary for Loan Parties to operate their businesses as presently conducted or proposed to be conducted. No Carrier Accounts of Loan Parties arise from the use by customers of telecommunication services, other than those which use services of a Loan Party or of a Carrier with whom such Loan Party has a valid and enforceable Carrier Service Agreement or other interconnection agreement set forth on Schedule 9.1.26(a)(i), (ii) or (iii) hereto or with whom such Loan Party has entered into a Carrier Service Agreement or for which such Loan Party uses carrier services, available to it pursuant to a tariff or a statement of generally available terms. Except as set forth in the Information Certificate, each of such Carrier Service Agreements constitutes the legal, valid and binding obligations of the Loan Party thereto and to the best of such Loan Party’s knowledge, the other parties thereto, enforceable in accordance with their respective terms and are in full force and effect, except as to the Carrier Service Agreements identified on Schedule 9.1.26(a)(iii) hereto for which such Loan Party has an interim or alternative interconnection arrangement. To the best of each Loan Party’s knowledge, no event of default, or act, condition or event which with notice or passage of time or both, would constitute an event of default under any of such Carrier Service Agreements exists or has occurred and is continuing (provided, that, to the extent not resulting in a Material Adverse Effect, a Loan Party shall not be deemed to be in violation of this Section 9.1.26(a) as a result of any past due payment owing to the other party to such Carrier Service Agreement so long as such Loan Party has not received notice from such other party of such other party’s intent to exercise any remedy as a result of such past due amount owing or for any other reason), and each Loan Party and the other parties thereto have complied with (or waived in writing compliance with) all of the terms and conditions of the Carrier Service-Out Agreements to the extent necessary for such Loan Party to be entitled to receive all payments thereunder.

(b) Set forth in Schedule 9.1.26(b) hereto is a correct and substantially complete list of all of the IRU Agreements in effect on the date hereof. The IRU Agreements listed in such Schedule constitute all of such agreements necessary for Loan Parties to operate their respective businesses as presently conducted or proposed to be conducted and Loan Parties are not parties to any IRU Agreements other than those set forth on Schedule 9.1.26(b) hereto or for which a Loan Party uses carrier services available to it pursuant to carrier tariffs or a statement of generally available terms. Except as set forth in the Information Certificate, each of such IRU Agreements constitutes the legal, valid and binding obligations of the Loan Party thereto and, to the best of such Loan Party’s knowledge, the other parties thereto, enforceable in accordance with their respective terms and are in full force and effect. To the best of each Loan Party’s knowledge, no event of default, or act, condition or event which with notice or passage of time or both, would constitute an event of default under any of such IRU Agreements exists or has occurred and is continuing, and each Loan Party, as applicable, as the case may be, and the other parties thereto have complied with (or waived in writing compliance with) all of the terms and conditions of the IRU Agreements to the extent necessary for such Loan Party to be entitled to receive its rights thereunder.

9.1.27 Billing Processor Agreements

Set forth in Schedule 9.1.27 hereto is a correct and complete list of all Billing Processor Agreements in effect on the date hereof. No Billing Processor has any security interest, Lien, encumbrance or other claim in or to any of the Accounts or other Collateral. Each Billing Processor is acting solely as an agent on behalf of a Borrower or Conferencing-Canada for the purpose of billing such Loan Party’s customers and the arrangements of such Borrower or Conferencing-Canada with the Billing Processor does not involve the purchase and sale by such Borrower or Conferencing-Canada of Accounts to the Billing Processor. The Billing Processor Agreements constitute all of such agreements necessary for each Loan Party to operate its business as presently conducted or proposed to be conducted and no Accounts of Borrower or Conferencing-Canada arise from the use by its customers of telecommunication services, other than those which are subject to the Billing Processor Agreements with Billing Processors with whom a Borrower or Conferencing-Canada has a valid and enforceable Billing Processor Agreement set forth on Schedule 9.1.27 hereto. Each of the Billing Processor Agreements constitutes the legal, valid and binding obligations of the Loan Party thereto and to the best of such Loan Party’s knowledge, the other parties thereto, enforceable in accordance with their respective terms and are in full force and effect. To the best of each Loan Party’s knowledge, no event of default, or act, condition or event which with notice or passage of time or both, would constitute an event of default under any of the Billing Processor Agreements exists or has occurred and is continuing. Loan Parties have delivered, or caused to be delivered to Lender, true, correct and complete copies of all of the Billing Processor Agreements.

9.1.28 Governmental Authorizations.

Except as set forth on Schedule 9.1.28 hereto, no authorizations, consent, approval, license, exemption or other action by, and no registration, qualification, designation, declaration or filing with, any Governmental Authority (other than the filing of UCC financing statements and continuation statements or like documents required by other Applicable Law with respect to the creation, perfection or enforceability of security interests) is or will be necessary in connection with execution and delivery of this Agreement or any of the other Loan Documents by Loan Party, consummation of the transactions herein or therein contemplated, or performance of or compliance by Loan Parties with the terms and conditions hereof or thereof except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect. The failure to file any notice or other information with any Governmental Authority as set forth on Schedule 9.1.28 hereto shall not have any Material Adverse Effect; provided, that, Lenders may be required, prior to exercising certain rights or remedies hereunder, to obtain prior written consent from Communications Regulatory Authorities with respect to: (i) the sale, pledge (other than the pledge in favor of Agent provided for in the Loan Documents) or other disposition of the Equity Interests, including the exercise of voting or other consensual rights with respect to the Equity Interests, of any Loan Party that results in a Change of Control under the Communications Laws; or (ii) the transfer of title or disposition of any Telecommunications Assets of any Loan Party.

9.1.29 No Regulatory Event.

No Regulatory Event has occurred and is continuing.

9.1.30 Trade Relations.

There exists no actual or, to the best of each Loan Party’s knowledge, threatened termination, cancellation or limitation of the business relationship between any Loan Party and any Carrier, any labor organizations, any material customer or any group thereof whose agreements with such Loan Party are material to the business of such Loan Party, or with any material supplier that could reasonably be expected to have a Material Adverse Effect.

9.2 Complete Disclosure.

No Loan Document contains any untrue statement of a material fact, nor fails to disclose any material fact necessary to make the statements contained therein not materially misleading. There is no fact or circumstance that any Obligor has failed to disclose to Agent in writing that could reasonably be expected to have a Material Adverse Effect.

SECTION 10. COVENANTS AND CONTINUING AGREEMENTS

10.1 Affirmative Covenants.

For so long as any Commitments or Obligations are outstanding, each Borrower shall, and shall cause each Subsidiary to:

10.1.1 Inspections; Appraisals.

(a) Permit Agent from time to time, subject (except when a Default or Event of Default exists) to reasonable notice and normal business hours, to visit and inspect the Properties of any Loan Party, inspect, audit and make extracts from any Loan Party’s books and records, and discuss with its officers, employees, agents, advisors and independent accountants such Loan Party’s business, financial condition, assets, prospects and results of operations. Lenders may participate in any such visit or inspection, at their own expense. Neither Agent nor any Lender shall have any duty to any Loan Party to make any inspection, nor to share any results of any inspection, appraisal or report with any Loan Party. To the extent any appraisal or other information is shared by Agent or a Lender with any Loan Party, such Loan Party acknowledges that it was prepared by Agent and Lenders for their purposes and Loan Parties shall not be entitled to rely upon it.

(b) Reimburse Agent for all charges, costs and expenses of Agent in connection with examinations of Collateral and of any Obligor’s books and records or any other financial or Collateral matters as Agent deems appropriate, up to three (3) times per Loan Year; provided, however, that if an examination is initiated during a Default or Event of Default, all charges, costs and expenses therefor shall be reimbursed by Loan Parties without regard to such limits. Subject to the foregoing, Loan Parties shall pay Agent’s then standard charges for each day that an employee of Agent or its Affiliates is engaged in any examination activities. This Section shall not be construed to limit Agent’s right to conduct examinations at any time in its discretion, nor Agent’s right to use third parties for such purposes.

10.1.2 Financial and Other Information.

Keep adequate records and books of account with respect to its business activities, in which proper entries are made in accordance with GAAP reflecting all financial transactions; and furnish to Agent and Lenders:

(a) as soon as available, and in any event within 90 days after the close of each Fiscal Year, balance sheets as of the end of such Fiscal Year and the related statements of income, cash flow and shareholders’ equity for such Fiscal Year, on consolidated and consolidating bases for Parent and Subsidiaries, which consolidated statements shall be audited and certified (without qualification as to scope, “going concern” or similar items) by a firm of independent certified public accountants of recognized standing selected by Parent and acceptable to Agent, provided, that, Ernst & Young is pre-approved and acceptable to Agent and shall be accompanied by separate operating results for Global Crossing (U.K.) Telecommunications, Limited (“GC-UK”) and for Parent and its Subsidiaries as a consolidated group, and shall set forth in comparative form corresponding figures for the preceding Fiscal Year and other information acceptable to Agent;

(b) as soon as available, and in any event within 45 days after the end of each of the first three Fiscal Quarters, unaudited balance sheets as of the end of such Fiscal Quarter and the related statements of income and cash flow for such Fiscal Quarter and for the portion of the Fiscal Year then elapsed, on consolidated and consolidating bases for Parent and Subsidiaries, setting forth separate operating results for GC-UK and for Parent and its Subsidiaries as a consolidated group;

(c) as soon as available, and in any event within 45 days after the end of each month, internally prepared balance sheets as of the end of such month and related statements of income and cash flow for such month, on a consolidated and consolidating basis for Parent and Subsidiaries, setting forth separate operating results for GC-UK and for Parent and its Subsidiaries as a consolidated group.

(d) concurrently with delivery of financial statements under clauses (a) and (b) above, or more frequently if requested by Agent while a Default or Event of Default exists, a Compliance Certificate executed by the chief financial officer of Borrower Agent;

(e) concurrently with delivery of financial statements under clause (a) above, copies of all management letters and other material reports submitted to Parent or Loan Parties by their accountants in connection with such financial statements;

(f) not later than 30 days prior to the end of each Fiscal Year, projections on a consolidated and consolidating basis for Parent and Subsidiaries, including balance sheets, results of operations, cash flow and Availability for the next three Fiscal Years, year by year, and for the next Fiscal Year, month by month, with separate projections for GC-UK and for Parent and its Subsidiaries as a consolidated group;

(g) at Agent’s request, a listing of each Loan Party’s trade payables, specifying the trade creditor and balance due, and a detailed trade payable aging, all in form satisfactory to Agent;

(h) promptly after the sending or filing thereof, copies of any proxy statements, financial statements or reports that Parent or any Loan Party has made generally available to its shareholders; provided, that such documentation is deemed delivered to Agent upon posting to the Loan Parties’ web-site; copies of any regular, periodic and special reports or registration statements or prospectuses that Parent or any Loan Party files with the Securities and Exchange Commission or any other Governmental Authority, or any securities exchange; and copies of any press releases or other statements made available by Parent or a Loan Party to the public concerning material changes to or developments in the business of such Loan Party;

(i) promptly after the sending or filing thereof, copies of any annual report to be filed in connection with each Plan or Foreign Plan; and

(j) such other reports and information (financial or otherwise) as Agent may request from time to time in connection with any Collateral or Parent or any Loan Party’s or other Obligor’s financial condition or business.

Simultaneously with retaining accountants for their annual audit, Loan Parties shall send a letter to the accountants, with a copy to Agent and Lenders, notifying the accountants that one of the primary purposes for retaining their services and obtaining audited financial statements is for use by Agent and Lenders. Agent is authorized to send such notice if Loan Parties fail to do so for any reason.

10.1.3 Notices.

Notify Agent and Lenders in writing, promptly after a Loan Party’s obtaining knowledge thereof, of any of the following that affects an Obligor: (a) the threat or commencement of any proceeding or investigation, whether or not covered by insurance, if an adverse determination could have a Material Adverse Effect; (b) any pending or threatened labor dispute, strike or walkout, or the expiration of any material labor contract; (c) any default under or termination of a Material Contract, including, without limitation, under any lease of real property or any Carrier-In Service Agreement; (d) the existence of any Default or Event of Default; (e) any judgment in an amount exceeding $2,500,000; (f) the assertion of any Intellectual Property Claim, if an adverse resolution could have a Material Adverse Effect; (g) any violation or asserted violation of any Applicable Law (including ERISA, OSHA, FLSA, or any Environmental Laws), if an adverse resolution could have a Material Adverse Effect; (h) any Environmental Release by an Obligor or on any Property owned, leased or occupied by an Obligor; or receipt of any Environmental Notice; (i) the discharge of, or any withdrawal or resignation by, such Obligor’s independent accountants; or (j) any opening of a new office or place of business where Collateral will be located, at least 30 days prior to such opening.

10.1.4 Landlord and Storage Agreements.

Upon request, provide Agent with copies of all existing agreements, and promptly after execution thereof provide Agent with copies of all future agreements, between an Obligor and any landlord, warehouseman, processor, shipper, bailee or other Person that owns any premises at which any Collateral may be kept or that otherwise may possess or handle any Collateral.

10.1.5 Compliance with Laws.

Comply with all Applicable Laws, including ERISA, Environmental Laws, FLSA, OSHA, Anti-Terrorism Laws, and laws regarding collection and payment of Taxes, and maintain all Governmental Approvals necessary to the ownership of its Properties or conduct of its business, unless failure to comply (other than failure to comply with Anti-Terrorism Laws) or maintain could not reasonably be expected to have a Material Adverse Effect. Without limiting the generality of the foregoing, if any Environmental Release occurs at or on any Properties of any Loan Party, it shall act promptly and diligently to investigate and report to Agent and all appropriate Governmental Authorities the extent of, and to make appropriate remedial action to eliminate, such Environmental Release, whether or not directed to do so by any Governmental Authority.

10.1.6 Taxes.

Pay and discharge all Taxes prior to the date on which they become delinquent or penalties attach, unless such Taxes of such Loan Party are being Properly Contested or, if not Properly Contested, (i) Loan Parties believe, based on a good faith interpretation of Applicable Law, that no Tax is due, and (ii) if required under GAAP, an adequate reserve has been established for the payment of all such Taxes.

10.1.7 Insurance.

In addition to the insurance required hereunder with respect to Collateral, but in all respects subject to the provision of Section 8.6.2 hereof, maintain insurance with insurers (rated A - or better by Best Rating Guide) satisfactory to Agent, (a) with respect to the Properties and business of Loan Parties of such type (including product liability, workers’ compensation, larceny, embezzlement, or other criminal misappropriation insurance), in such amounts, and with such coverages and deductibles as are customary for companies similarly situated, and (b) business interruption insurance in an amount not less than $60,000,000, with deductibles and subject to an Insurance Assignment satisfactory to Agent.

10.1.8 Licenses.

Keep each License affecting any Collateral or any other material Property of Loan Parties in full force and effect; promptly notify Agent of any proposed modification to any such License, or entry into any new License, in each case at least 30 days prior to its effective date; pay all Licensing Fees when due; and notify Agent of any default or breach asserted by any Person to have occurred under any License.

10.1.9 Future Subsidiaries.

Promptly notify Agent upon any Person becoming a Subsidiary and, if such Person is not a Foreign Subsidiary, cause it to guaranty the Obligations in a manner satisfactory to Agent, and to execute and deliver such documents, instruments and agreements and to take such other actions as Agent shall require to evidence, render enforceable and perfect a Lien in favor of Agent (for the benefit of Secured Parties) on all assets of such Person, including delivery of such legal opinions, in form and substance satisfactory to Agent, as it shall deem appropriate.

10.1.10 Reserved.

10.1.11 [Reserved.]

10.1.12 Foreign Assets Control Regulations, Etc.

None of the requesting or borrowing of the Revolving Loans will violate the Trading With the Enemy Act (50 USC §1 et seq., as amended) (the “Trading With the Enemy Act”) or any of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) (the “Foreign Assets Control Regulations”) or any enabling legislation or executive order relating thereto (including, but not limited to (a) Executive order 13224 of September 21, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) (the “Executive Order”) and (b) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56). No Loan Party or any Affiliates of a Loan Party is or will become a “blocked person” as described in the

Executive Order, the Trading with the Enemy Act or the Foreign Assets Control Regulations or engages or will engage in any dealings or transactions, or be otherwise associated, with any such “blocked person”.

10.1.13 Carrier Service Agreements and IRU Agreements.

(a) Each Loan Party shall (i) promptly and faithfully observe and perform in all material respects all of the terms, covenants, conditions and provisions of any Carrier-Out Service Agreement that is the basis for ten (10%) percent or more of the aggregate revenues of such Loan Party and all Carrier-In Service Agreements in the immediately preceding month to be observed and performed by it, where the failure to so observe or perform gives any other party to such Carrier Service Agreement the right or option to terminate or suspend or otherwise prevent the use by any Loan Party of the services subject to such Carrier Service Agreement or cease any payment to a Loan Party thereunder or could otherwise reasonably be expected to have a Material Adverse Effect, (ii) not do, permit, suffer or refrain from doing anything, as a result of which there could be a material event of default under or material breach of any of the terms of any such Carrier Service Agreement where such event of default or breach would have or would reasonably be expected to have a Material Adverse Effect, (iii) not cancel, terminate, surrender, modify, amend, waive or release any such Carrier Service Agreement or any term, provision or right of any Loan Party thereunder, or consent to or permit to occur any of the foregoing except where the cancellation, termination or other release would not have or would not reasonably be expected to have a Material Adverse Effect, (iv) give Agent prompt written notice of any breach of any material obligation, or any event of default, by any party under any Carrier-In Service Agreement, which gives any other party to such Carrier-In Service Agreement the right or option to terminate or suspend or otherwise prevent the use by a Loan Party of the services subject to such Carrier-In Service Agreement where the failure of such Loan Party to have access to such services could reasonably be expected to have a Material Adverse Effect or in respect of any Carrier-Out Service Agreement payments to a Borrower under which constitute its Eligible Billed Accounts or Eligible Unbilled Accounts or with respect to payments the lack of which would have a Material Adverse Effect and deliver to Agent (promptly upon the receipt thereof by any Loan Party in the case of a notice to a Loan Party, and concurrently with the sending thereof in the case of a notice from a Loan Party), a copy of each notice of default or other notice received or delivered by any Borrower in connection with any Carrier Service Agreement which relates to the right of any Loan Party to continue to use the services subject to such Carrier Service Agreement or to receive any payments thereunder, (v) furnish to Agent, promptly upon the request of Agent, such information and evidence as Agent may reasonably require from time to time concerning the observance, performance and compliance by any Loan Party or the other party or parties thereto with the terms, covenants or provisions of the Carrier Service Agreements, (vi) promptly and faithfully observe and perform all of the material terms, covenants, conditions and provisions of any Carrier-In Service Agreements, where the failure to so observe or perform gives any other party to such Carrier-In Service Agreements the right or option to terminate or suspend or otherwise prevent the use by a Loan Party of the services subject to such Carrier-In Service Agreement, and such termination or suspension would have a Material Adverse Effect (provided that to the extent not resulting in a Material Adverse Effect, Loan Parties shall not be deemed to be in violation of this Section 10.1.13(a)(vi) as a result of any past due amounts owing to the other party to any such Carrier-In Service Agreement so long as the applicable Loan Party has not received notice from such other party that such other party intends to exercise any remedy as a result of such past due amount owing or for any other reason) and (vii) furnish to Agent, promptly upon the request of Agent, such information and evidence as Agent may reasonably require from time to time concerning the observance, performance and compliance by any Loan Party or the other party or parties thereto with the terms, covenants or provisions of the Carrier-In Service Agreements. Notwithstanding the foregoing, nothing in the subsection shall effect any Loan Party’s ability to exercise its rights under the Carrier Service Agreement or require any Loan Party to give notice to Agent of any claims relating to Carrier Service Agreements so long as such Loan Party is disputing such claims in good faith unless such Loan Party reasonably believes that the outcome of the dispute would have a Material Adverse Effect.

(b) Each Loan Party shall (i) promptly and faithfully observe and perform in all material respects all of the terms, covenants, conditions and provisions of any IRU Agreements, where the failure to so observe or perform gives any other party to such IRU Agreements the right or option to terminate or suspend or otherwise prevent the use by a Loan Party of the services subject to such IRU Agreement or cease any payment to any Loan Party thereunder or would have a Material Adverse Effect, (ii) not do, permit, suffer or refrain from doing anything, as a result of which there could be a material event of default under or material breach of any of the terms of any such IRU Agreement where such event of default or breach would have or would reasonably be expected to have a Material Adverse Effect, (iii) not cancel, terminate, surrender, modify, amend, waive or release any such IRU Agreement or any term, provision or right of any Loan Party thereunder, or consent to or permit to occur any of the foregoing where such cancellation, termination, release or other modification would have or would reasonably be expected to have a Material Adverse Effect, (iv) give Agent prompt written notice of any breach of any material obligation, or any event of default, by any party under any IRU Agreement, which gives any other party to such IRU Agreement the right or option to terminate or suspend or otherwise prevent the use by a Loan Party of the services subject to such IRU Agreement or any payments to any Loan Party and deliver to Agent (promptly upon the receipt thereof by a Loan Party in the case of a notice to a Loan Party, and concurrently with the sending thereof in the case of a notice from a Loan Party), a copy of each notice of default or other notice received or delivered by a Loan Party in connection with any IRU Agreement which relates to the right of a Loan Party to continue to use the services subject to such IRU Agreement or to receive any payments thereunder, (v) with respect to all existing IRU Agreements and all IRU Agreements entered into after the date hereof, use commercially efforts to obtain the express written agreement from the other party thereto that the Loan Party thereto shall have the express right without the prior consent of such party to assign or otherwise transfer any such IRU Agreement as collateral to Agent or to any corporation or other person that purchases any or all of the assets of such Loan Party; and (vi) furnish to Agent, promptly upon the request of Agent, such information and evidence as Agent may require from time to time concerning the observance, performance and compliance by any Loan Party or the other party or parties thereto with the terms, covenants or provisions of the IRU Agreements.

10.1.14 Billing Processor Agreements.

Each Loan Party shall (a) promptly and faithfully observe and perform in all material respects all of the terms, covenants, conditions and provisions of any Billing Processor Agreements to be observed and performed by it at the times set forth therein, if any, where the failure to so observe or perform gives any other party to such Billing Processor Agreement the right or option to terminate or suspend providing the services to a Loan Party to be provided thereunder and such termination could reasonably be expected to have a Material Adverse Effect; (b) not do, permit, suffer or refrain from doing anything, as a result of which there would reasonably be expected to be a material event of default under or material breach of any of the terms of any Billing Processor Agreement, (c) at all times, maintain in full force and effect the Billing Processor Agreements and not terminate, cancel, surrender, modify, amend, waive or release any Billing Processor Agreement, or consent to or permit to occur any of the foregoing; except, that a Loan Party may terminate or cancel any Billing Processor Agreement in the ordinary course of the business of such Loan Party; provided, that, such Loan Party shall give Agent not less than thirty (30) days prior written notice of its intention to so terminate or cancel any Billing Processor Agreement; (d) not enter into any new Billing Processor Agreement with any new Billing Processor unless (i) Agent shall have received not less than thirty (30) days prior written notice of the intention of such Loan Party to enter into such agreement (together with such other information with respect thereto as Agent may reasonably request), (ii) such Loan Party delivers, or causes to be delivered to Agent, a Billing Processor Acknowledgment in favor of Agent, duly authorized, executed and delivered by such Billing Processor; (e) give Agent immediate written notice of any Billing Processor Agreement entered into by such Loan Party after the date hereof, together with a true, correct and complete copy thereof and such other information with respect thereto as Agent may reasonably request; and (f) furnish to Agent, promptly upon the request of Agent, such information and evidence as Agent may reasonably request from time to time concerning the observance, performance and compliance by such Loan Party or the other party or parties thereto with the terms, covenants or provisions of the Billing Processor Agreements.

10.2 Negative Covenants.

For so long as any Commitments or Obligations are outstanding, each Loan Party shall not:

10.2.1 Permitted Debt.

Create, incur, guarantee or suffer to exist any Debt, except:

(a) the Obligations;

(b) Subordinated Debt;

(c) Permitted Purchase Money Debt;

(d) Debt (other than the Obligations, Subordinated Debt and Permitted Purchase Money Debt), but only to the extent outstanding on the Closing Date and not satisfied with proceeds of the initial Loans;

(e) Bank Product Debt;

(f) Permitted Contingent Obligations;

(g) Refinancing Debt as long as each Refinancing Condition is satisfied;

(h) Debt that is not included in any of the preceding clauses of this Section, is not secured by a Lien and does not exceed $500,000 in the aggregate at any time;

(i) Capital Leases, solely to the extent that the aggregate liability of all Loan Parties under Capital Leases, excluding the Capital Leases in effect as of the Closing Date set forth on Schedule 10.2(i) hereto, does not exceed, during the entire term of this Agreement, an aggregate of $50,000,000; and

(j) Senior Secured Note Indebtedness; and

(k) any other Permitted Indebtedness.

Without limiting the provisions of this Section 10.2.1, no Canadian Loan Party shall owe any United States Loan Party any intercompany obligation or other amount, and upon the occurrence of any such event, each Canadian Loan Party having any such intercompany obligation or owing any other amounts to any such United States Loan Party agrees to immediately repay such intercompany obligation or other amount by remitting amounts necessary to repay such intercompany obligations and other amounts to such United States Loan Party.

10.2.2 Permitted Liens.

Create or suffer to exist any Lien upon any of its Property, except the following (collectively, “Permitted Liens”):

(a) Liens in favor of Agent;

(b) Purchase Money Liens securing Permitted Purchase Money Debt;

(c) Liens for Taxes not yet due or being Properly Contested;

(d) statutory Liens (other than Liens for Taxes or imposed under ERISA) arising in the Ordinary Course of Business, but only if (i) payment of the obligations secured thereby is not yet due or is being Properly Contested, and (ii) such Liens do not materially impair the value or use of the Property or materially impair operation of the business of any Loan Party;

(e) Liens incurred or deposits made in the Ordinary Course of Business to secure the performance of tenders, bids, leases, contracts (except those relating to Borrowed Money), statutory obligations and other similar obligations, or arising as a result of progress payments under government contracts, as long as such Liens are at all times junior to Agent’s Liens;

(f) Liens arising by virtue of a judgment or judicial order against any Loan Party, or any Property of a Loan Party, as long as such Liens are (i) in existence for less than 20 consecutive days or being Properly Contested, and (ii) at all times junior to Agent’s Liens;

(g) easements, servitudes, rights-of-way, restrictions, covenants or other agreements of record, and other similar charges or encumbrances on Real Estate, that do not secure any monetary obligation and do not interfere with the Ordinary Course of Business;

(h) normal and customary rights of setoff upon deposits in favor of depository institutions, and Liens of a collecting bank on Payment Items in the course of collection;

(i) the security interests in and mortgages and liens upon the Collateral in favor of Senior Secured Note Trustee to secure Senior Secured Indebtedness (and any Refinancing Indebtedness in replacement thereof) (the “Senior Secured Trustee Lien”), provided, that, the security interests in and mortgages and liens upon the Collateral in favor of Senior Secured Note Trustee are and shall at all times be subject and subordinate to the security interests and liens therein of Lender pursuant to the terms of the Intercreditor Agreement; and

(j) existing Liens shown on Schedule 10.2.2.

10.2.3 Cash Capital Expenditures.

Make Cash Capital Expenditures in any Fiscal Year which, when added to all Cash Capital Expenditures made by Parent and its consolidated Subsidiaries during such Fiscal Year, exceed, in the aggregate, $130,000,000.

10.2.4 Distributions; Upstream Payments.

Declare or make any Distributions, except Upstream Payments; or create or suffer to exist any encumbrance or restriction on the ability of a Subsidiary to make any Upstream Payment, except for restrictions under the Loan Documents, under Applicable Law or in effect on the Closing Date as shown on Schedule 9.1.16.

10.2.5 Restricted Investments.

Make any Restricted Investment.

10.2.6 Disposition of Assets.

Make any Asset Disposition, except a Permitted Asset Disposition, a disposition of Equipment under Section 8.3.2, or a transfer of Property by a Loan Party to another Loan Party.

10.2.7 Loans.

Make any loans or other advances of money to any Person, except (a) advances to an officer or employee for salary, travel expenses, commissions and similar items in the Ordinary Course of Business; (b) prepaid expenses and extensions of trade credit made in the Ordinary Course of Business; (c) deposits with financial institutions permitted hereunder; and (d) as long as no Default or Event of Default exists, intercompany loans or settling of a receivable payable by a Loan Party to another Loan Party, provided that all such intercompany loans or settling of receivables shall be subject to Intercompany Debt Assignments.

10.2.8 Restrictions on Payment of Certain Debt.

Make any payments (whether voluntary or mandatory, or a prepayment, redemption, retirement, defeasance or acquisition) with respect to any (a) Subordinated Debt, except regularly scheduled payments of principal, interest and fees, but only to the extent permitted under any subordination agreement relating to such Debt (and a Senior Officer of Borrower Agent shall certify to Agent, not less than five Business Days prior to the date of payment, that all conditions under such agreement have been satisfied); or (b) Borrowed Money (other than the Obligations) prior to its due date under the agreements evidencing such Debt as in effect on the Closing Date (or as amended thereafter with the consent of Agent) or (c) any Senior Secured Note Indebtedness unless permitted by the terms of the Intercreditor Agreement.

10.2.9 Fundamental Changes.

Merge, combine or consolidate with any Person, or liquidate, wind up its affairs or dissolve itself, in each case whether in a single transaction or in a series of related transactions, except for mergers or consolidations of a Loan Party with another Loan Party; change its name or conduct business under any fictitious name; change its tax, charter or other organizational identification number; or change its form or state of organization.

10.2.10 Subsidiaries.

Form or acquire any Subsidiary after the Closing Date, except in accordance with Sections 10.1.9 and 10.2.5; or permit any existing Subsidiary to issue any additional Equity Interests except director’s qualifying shares.

10.2.11 Organic Documents.

Amend, modify or otherwise change any of its Organic Documents as in effect on the Closing Date.

10.2.12 Tax Consolidation.

File or consent to the filing of any consolidated income tax return with any Person other than a Loan Party or the Parent and its consolidated Subsidiaries.

10.2.13 Accounting Changes.

Make any material change in accounting treatment or reporting practices, except as required by GAAP and in accordance with Section 1.2; or change its Fiscal Year.

10.2.14 Restrictive Agreements.

Become a party to any Restrictive Agreement, except (a) a Restrictive Agreement as in effect on the Closing Date and shown on Schedule 9.1.16; (b) a Restrictive Agreement relating to secured Debt permitted hereunder, if such restrictions apply only to the collateral for such Debt; and (c) customary provisions in leases and other contracts restricting assignment thereof.

10.2.15 Hedging Agreements.

Enter into any Hedging Agreement, except to hedge risks arising in the Ordinary Course of Business and not for speculative purposes.

10.2.16 Conduct of Business.

Engage in any business, other than its business as conducted on the Closing Date and any activities incidental thereto.

10.2.16. Affiliate Transactions.

Enter into or be party to any transaction with an Affiliate, except (a) transactions contemplated by the Loan Documents; (b) payment of reasonable compensation to officers and employees for services actually rendered, and loans and advances permitted by Section 10.2.7; (c) payment of customary directors’ fees and indemnities; (d) transactions with Affiliates that were consummated prior to the Closing Date, as shown on Schedule 10.2.17; and (e) transactions with Affiliates in the Ordinary Course of Business in accordance with past practice.

10.2.18 Plans. Become party to any Multiemployer Plan or Foreign Plan, other than any in existence on the Closing Date.

10.2.19 Amendments to Subordinated Debt or Senior Secured Note Documents.

Amend, supplement or otherwise modify, or permit the amendment, supplement or other modification of, any Senior Secured Note Document any other document, instrument or agreement relating to any Subordinated Debt, if such modification violates the terms of the Intercreditor Agreement.

10.2.20 Senior Secured Note Permitted Indebtedness LimitLoan Parties shall not permit the outstanding aggregate amount of Obligations at any time, to exceed the Working Capital Facility Limit (as such term is defined in the Senior Secured Note Indenture) or such greater amount as may be agreed to by Parent and Senior Secured Note Trustee, after the date hereof pursuant to an amendment to the Senior Secured Note Documents. Borrowers and Guarantors shall give Agent at least ten (10) days notice prior to the date that any Senior Secured Note Document is entered into after the date hereof.

10.3 Financial Covenant.

For as long as any Commitments or Obligations are outstanding, the Cash EBITDA of the Loan Parties and Parent (on a consolidated basis) for the periods indicated below shall not be less than the Cash EBITDA amounts set forth below opposite such periods, respectively:

Period	Cash EBITDA
Three month period ending March 31, 2006	$(60,000,000)
Six month period ending June 30, 2006	$(59,000,000)
Nine month period ending September 30, 2006	$(33,000,000)
Twelve month period ending December 31, 2006	$5,000,000
Fifteen month period ending March 31, 2007	$37,500,000
Eighteen month period ending June 30, 2007	$70,000,000
Twenty-one month period ending September 30, 2007	$102,500,000
Twenty-four month period ending December 31, 2007	$135,000,000
Twenty-seven month period ending March 31, 2008	$170,000,000
Thirty month period ending June 30, 2008	$205,000,000
Thirty-three month period ending September 30, 2008	$240,000,000
Thirty-six month period ending December 31, 2008	$275,000,000
Thirty-nine month period ending March 31, 2009	$310,000,000

SECTION 11. EVENTS OF DEFAULT; REMEDIES ON DEFAULT

11.1 Events of Default.

Each of the following shall be an “Event of Default” hereunder, if the same shall occur for any reason whatsoever, whether voluntary or involuntary, by operation of law or otherwise: (a)

(a) Any Borrower fails to pay any Obligations when due (whether at stated maturity, on demand, upon acceleration or otherwise);

(b) Any representation, warranty or other written statement of any Loan Party or other Obligor made in connection with any Loan Documents or transactions contemplated thereby is incorrect or misleading in any material respect when given;

(c) Any Loan Party or other Obligor breaches or fail to perform any covenant contained in Section 5.2, 5.4, 7.6, 8.1, 8.2.4, 8.2.5, 8.5.2, 10.1.1, 10.1.2, 10.2 or 10.3;

(d) Any Loan Party or other Obligor breaches or fails to perform any other covenant contained in any Loan Documents, and such breach or failure is not cured within 30 days after a Senior Officer of such Loan Party has knowledge thereof or receives notice thereof from Agent, whichever is sooner; provided, however, that such notice and opportunity to cure shall not apply if the breach or failure to perform is not capable of being cured within such period or is a willful breach by an Obligor;

(e) Any Guarantor repudiates, revokes or attempts to revoke its Guaranty or the Non-Recourse Guarantor repudiates, revokes, or attempts to revoke its Non-Recourse Guaranty; any Obligor denies or contests the validity or enforceability of any Loan Documents or Obligations, or the perfection, enforceability or priority of any Lien granted to Agent; or any Loan Document ceases to be in full force or effect for any reason (other than a waiver or release by Agent and Lenders);

(f) Any breach or default of an Loan Party or other Obligor occurs under any document, instrument or agreement to which it is a party or by which it or any of its Properties is bound, relating to any Debt (other than the Obligations) in excess of $2,500,000, if the maturity of or any payment with respect to such Debt may be accelerated or demanded due to such breach;

(g) Any judgment or order for the payment of money is entered against a Loan Party in an amount that exceeds, individually or cumulatively with all unsatisfied judgments or orders against all Loan Parties, $2,500,000 (net of any insurance coverage therefor acknowledged in writing by the insurer) and remains unpaid for a period of greater than 30 days, unless a stay of enforcement of such judgment or order is in effect, by reason of a pending appeal or otherwise;

(h) Any loss, theft, damage or destruction occurs with respect to any Collateral if the amount not covered by insurance exceeds $25,000,000 in California and $10,000,000 in any other jurisdictions;

(i) Any Loan Party is (i) enjoined, restrained or in any way prevented by any Governmental Authority from conducting any material part of its business; (ii) any Loan Party suffers the loss, revocation or termination of any material license, permit, lease or agreement necessary to its business; (iii) there is a cessation of any material part of an Loan Party’s business for a material period of time; or (iv) any material Collateral or Property of a Loan Party is taken or impaired through condemnation, except where the events described in sub-clauses (i) through (iv) herein would not be reasonably expected to have a Material Adverse Effect;

(j) (v) any Loan Party agrees to or commences any liquidation, dissolution or winding up of its affairs; (w) any Loan Party ceases to be Solvent or any Insolvency Proceeding is commenced by any Loan Party; (x) an Insolvency Proceeding is commenced against any Loan Party and: such Loan Party consents to the institution of the proceeding against it, and the petition, filing or proceeding commencing the Insolvency Proceeding is not timely controverted by such Loan Party, such petition, filing or proceeding is not dismissed within 60 days after its filing, or an order for relief is entered in the Insolvency Proceeding; (y) a trustee (including an interim trustee) or receiver (including an interim receiver or receiver and manager) is appointed to take possession of any substantial Property of or to operate any of the business of any Loan Party; or (z) any Loan Party makes an offer of settlement, extension or composition to its unsecured creditors generally;

(k) A Reportable Event occurs that constitutes grounds for termination by the Pension Benefit Guaranty Corporation of any Multiemployer Plan or appointment of a trustee for any Multiemployer Plan; any Multiemployer Plan is terminated or any such trustee is requested or appointed; any Loan Party is in “default” (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan resulting from any withdrawal therefrom; or any event similar to the foregoing occurs or exists with respect to a Foreign Plan;

(l) Any Loan Party or any of its Senior Officers is criminally indicted or convicted for (i) a felony committed in the conduct of such Loan Party’s business, or (ii) any state, federal or foreign law (including the Controlled Substances Act, Money Laundering Control Act of 1986 and Illegal Exportation of War Materials Act) that could lead to forfeiture of any material Property or any Collateral;

(m) A Change of Control occurs; or any event occurs or condition exists that has a Material Adverse Effect; or

(n) the occurrence of any Regulatory Event.

11.2 Remedies upon Default.

If an Event of Default described in Section 11.1(l) occurs with respect to any Loan Party, then to the extent permitted by Applicable Law, all Obligations shall become automatically due and payable and all Commitments shall terminate, without any action by Agent or notice of any kind. In addition, or if any other Event of Default exists, Agent may in its discretion (and shall upon written direction of Required Lenders) do any one or more of the following from time to time:

(a) declare any Obligations immediately due and payable, whereupon they shall be due and payable without diligence, presentment, demand, protest or notice of any kind, all of which are hereby waived by Loan Parties to the fullest extent permitted by law;

(b) terminate, reduce or condition any Commitment, or make any adjustment to the Borrowing Base;

(c) require Obligors to Cash Collateralize LC Obligations, Bank Product Debt and other Obligations that are contingent or not yet due and payable, and, if Obligors fail promptly to deposit such Cash Collateral, Agent may (and shall upon the direction of Required Lenders) advance the required Cash Collateral as Revolver Loans (whether or not an Overadvance exists or is created thereby, or the conditions in Section 6 are satisfied); and

(d) exercise any other rights or remedies afforded under any agreement, by law, at equity or otherwise, including the rights and remedies of a secured party under the UCC or other Applicable Law. Such rights and remedies include the rights to (i) take possession of any Collateral; (ii) require Loan Parties to assemble Collateral, at Loan Parties’ expense, and make it available to Agent at a place designated by Agent; (iii) enter any premises where Collateral is located and store Collateral on such premises until sold (and if the premises are owned or leased by a Loan Party, Loan Parties agree not to charge for such storage); and (iv) sell or otherwise dispose of any Collateral in its then condition, or after any further manufacturing or processing thereof, at public or private sale, with such notice as may be required by Applicable Law, in lots or in bulk, at such locations, all as Agent, in its discretion, deems advisable. Each Loan Party agrees that 10 days notice of any proposed sale or other disposition of Collateral by Agent shall be reasonable. Agent shall have the right to conduct such sales on any Obligor’s premises, without charge, and such sales may be adjourned from time to time in accordance with Applicable Law. Agent shall have the right to sell, lease or otherwise dispose of any Collateral for cash, credit or any combination thereof, and Agent may purchase any Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of the purchase price, may set off the amount of such price against the Obligations.

11.3 License.

Agent is hereby granted an irrevocable, non-exclusive license or other right to use, license or sub-license (without payment of royalty or other compensation to any Person) any or all Intellectual Property of Loan Parties, computer hardware and software, trade secrets, brochures, customer lists, promotional and advertising materials, labels, packaging materials and other Property, in advertising for sale, marketing, selling, collecting, completing manufacture of, or otherwise exercising any rights or remedies with respect to, any Collateral. Each Loan Party’s rights and interests under Intellectual Property shall inure to Agent’s benefit.

11.4 Setoff.

Agent, Lenders and their Affiliates are each authorized by Loan Parties at any time during an Event of Default, without notice to Loan Parties or any other Person, to set off and to appropriate and apply any deposits (general or special), funds, claims, obligations, liabilities or other Debt at any time held or owing by Agent, any Lender or any such Affiliate to or for the account of any Obligor against any Obligations, whether or not demand for payment of such Obligation has been made, any Obligations have been declared due and payable, are then due, or are contingent or unmatured, or the Collateral or any guaranty or other security for the Obligations is adequate.

11.5 Remedies Cumulative; No Waiver.

11.5.1 Cumulative Rights.

All covenants, conditions, provisions, warranties, guaranties, indemnities and other undertakings of Loan Parties contained in the Loan Documents are cumulative and not in derogation or substitution of each other. In particular, the rights and remedies of Agent and Lenders are cumulative, may be exercised at any time and from time to time, concurrently or in any order, and shall not be exclusive of any other rights or remedies that Agent and Lenders may have, whether under any agreement, by law, at equity or otherwise.

11.5.2 Waivers.

The failure or delay of Agent or any Lender to require strict performance by Loan Parties with any terms of the Loan Documents, or to exercise any rights or remedies with respect to Collateral or otherwise, shall not operate as a waiver thereof nor as establishment of a course of dealing. All rights and remedies shall continue in full force and effect until Full Payment of all Obligations. No modification of any terms of any Loan Documents (including any waiver thereof) shall be effective, unless such modification is specifically provided in a writing directed to Loan Parties and executed by Agent or the requisite Lenders, and such modification shall be applicable only to the matter specified. No waiver of any Default or Event of Default shall constitute a waiver of any other Default or Event of Default that may exist at such time, unless expressly stated. If Agent or any Lender accepts performance by any Obligor under any Loan Documents in a manner other than that specified therein, or during any Default or Event of Default, or if Agent or any Lender shall delay or exercise any right or remedy under any Loan Documents, such acceptance, delay or exercise shall not operate to waive any Default or Event of Default nor to preclude exercise of any other right or remedy. It is expressly acknowledged by Loan Parties that any failure to satisfy a financial covenant on a measurement date shall not be cured or remedied by satisfaction of such covenant on a subsequent date.

SECTION 12. AGENT

12.1 Appointment, Authority and Duties of Agent.

12.1.1 Appointment and Authority.

Each Lender appoints and designates Bank of America as Agent hereunder. Agent may, and each Lender authorizes Agent to, enter into all Loan Documents to which Agent is intended to be a party and accept all Security Documents, for Agent’s benefit and the Pro Rata benefit of Lenders. Each Lender agrees that any action taken by Agent or Required Lenders in accordance with the provisions of the Loan Documents, and the exercise by Agent or Required Lenders of any rights or remedies set forth therein, together with all other powers reasonably incidental thereto, shall be authorized and binding upon all Lenders. Without limiting the generality of the foregoing, Agent shall have the sole and exclusive authority to (a) act as the disbursing and collecting agent for Lenders with respect to all payments and collections arising in connection with the Loan Documents; (b) execute and deliver as Agent each Loan Document, including any intercreditor or subordination agreement, and accept delivery of each Loan Document from any Obligor or other Person; (c) act as collateral agent for Secured Parties for purposes of perfecting and administering Liens under the Loan Documents, and for all other purposes stated therein; (d) manage, supervise or otherwise deal with Collateral; and (e) exercise all rights and remedies given to Agent with respect to any Collateral under the Loan Documents, Applicable Law or otherwise. The duties of Agent shall be ministerial and administrative in nature, and Agent shall not have a fiduciary relationship with any Lender, Secured Party, Participant or other Person, by reason of any Loan Document or any transaction relating thereto. Agent alone shall be authorized to determine whether any Accounts constitute Eligible Billed Accounts or Eligible Unbilled Accounts, or whether to impose or release any reserve, which determinations and judgments, if exercised in good faith, shall exonerate Agent from liability to any Lender or other Person for any error in judgment.

12.1.2 Duties.

Agent shall not have any duties except those expressly set forth in the Loan Documents, nor be required to initiate or conduct any Enforcement Action except to the extent directed to do so by Required Lenders while an Event of Default exists. The conferral upon Agent of any right shall not imply a duty on Agent’s part to exercise such right, unless instructed to do so by Required Lenders in accordance with this Agreement.

12.1.3 Agent Professionals.

Agent may perform its duties through agents and employees. Agent may consult with and employ Agent Professionals, and shall be entitled to act upon, and shall be fully protected in any action taken in good faith reliance upon, any advice given by an Agent Professional. Agent shall not be responsible for the negligence or misconduct of any agents, employees or Agent Professionals selected by it with reasonable care.

12.1.4 Instructions of Required Lenders.

The rights and remedies conferred upon Agent under the Loan Documents may be exercised without the necessity of joinder of any other party, unless required by Applicable Law. Agent may request instructions from Required Lenders with respect to any act (including the failure to act) in connection with any Loan Documents, and may seek assurances to its satisfaction from Lenders of their indemnification obligations under Section 12.6 against all Claims that could be incurred by Agent in connection with any act. Agent shall be entitled to refrain from any act until it has received such instructions or assurances, and Agent shall not incur liability to any Person by reason of so refraining. Instructions of Required Lenders shall be binding upon all Lenders, and no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting in accordance with the instructions of Required Lenders. Notwithstanding the foregoing, instructions by and consent of all Lenders shall be required in the circumstances described in Section 14.1.1, and in no event shall Required Lenders, without the prior written consent of each Lender, direct Agent to accelerate and demand payment of Loans held by one Lender without accelerating and demanding payment of all other Loans, nor to terminate the Commitments of one Lender without terminating the Commitments of all Lenders. In no event shall Agent be required to take any action that, in its opinion, is contrary to Applicable Law or any Loan Documents or could subject any Agent Indemnitee to personal liability.

12.2 Agreements Regarding Collateral and Field Examination Reports.

12.2.1 Lien Releases; Care of Collateral.

Lenders authorize Agent to release and discharge any Lien with respect to any Collateral (a) upon Full Payment of the Obligations, (b) that is the subject of an Asset Disposition which Loan Parties certify in writing to Agent is a Permitted Asset Disposition or a Lien which Loan Parties certify is a Permitted Lien entitled to priority over Agent’s Liens (and Agent may rely conclusively on any such certificate without further inquiry), (c) that does not constitute a material part of the Collateral, or (d) with the written consent of all Lenders. Agent shall have no obligation whatsoever to any Lenders to assure that any Collateral exists or is owned by a Loan Party, or is cared for, protected, insured or encumbered, nor to assure that Agent’s Liens have been properly created, perfected or enforced, or are entitled to any particular priority, nor to exercise any duty of care with respect to any Collateral.

12.2.2 Possession of Collateral.

Agent appoints each Lender, and each Lender appoints each other Lender, as agent for the purpose of perfecting and rendering enforceable Liens (for the benefit of Secured Parties) in any Collateral that, under the UCC or other Applicable Law, can be perfected or rendered enforceable by possession. If any Lender obtains possession of any such Collateral, it shall notify Agent thereof and, promptly upon Agent’s request, deliver such Collateral to Agent or otherwise deal with such Collateral in accordance with Agent’s instructions.

12.2.3 Reports.

Agent shall promptly, upon receipt thereof, forward to each Lender copies of the results of any field audit or other examination or any appraisal prepared by or on behalf of Agent with respect to any Obligor or Collateral (“Report”). Each Lender agrees (a) that neither Bank of America nor Agent makes any representation or warranty as to the accuracy or completeness of any Report, and shall not be liable for any information contained in or omitted from any Report; (b) that the Reports are not intended to be comprehensive audits or examinations, and that Agent or any other Person performing any audit or examination will inspect only specific information regarding Obligations or the Collateral and will rely significantly upon Loan Parties’ books and records as well as upon representations of Loan Parties’ officers and employees; and (c) to keep all Reports confidential and strictly for such Lender’s internal use, and not to distribute any Report (or the contents thereof) to any Person (except to such Lender’s Participants, attorneys and accountants) or use any Report in any manner other than administration of the Loans and other Obligations. Each Lender agrees to indemnify and hold harmless Agent and any other Person preparing a Report from any action such Lender may take as a result of or any conclusion it may draw from any Report, as well as any Claims arising in connection with any third parties that obtain all or any part of a Report through such Lender.

12.3 Reliance By Agent.

Agent shall be entitled to rely, and shall be fully protected in relying, upon any certification, notice or other communication (including those by telephone, telex, telegram, telecopy or e-mail) believed by it to be genuine and correct and to have been signed, sent or made by the proper Person, and upon the advice and statements of Agent Professionals.

12.4 Action Upon Default.

Agent shall not be deemed to have knowledge of any Default or Event of Default unless it has received written notice from a Lender or a Loan Party specifying the occurrence and nature thereof. If any Lender acquires knowledge of a Default or Event of Default, it shall promptly notify Agent and the other Lenders thereof in writing. Each Lender agrees that, except as otherwise provided in any Loan Documents or with the written consent of Agent and Required Lenders, it will not take any Enforcement Action, accelerate its Obligations, or exercise any right that it might otherwise have under Applicable Law to credit bid at foreclosure sales, UCC sales or other similar dispositions of Collateral. Notwithstanding the foregoing, however, a Lender may take action to preserve or enforce its rights against an Obligor where a deadline or limitation period is applicable that would, absent such action, bar enforcement of Obligations held by such Lender, including the filing of proofs of claim in an Insolvency Proceeding.

12.5 Ratable Sharing.

If any Lender shall obtain any payment or reduction of any Obligation, whether through set-off or otherwise, in excess of its share of such Obligation, determined on a Pro Rata basis or in accordance with Section 5.6.1, as applicable, such Lender shall forthwith purchase from Agent, Issuing Bank and the other Lenders such participations in the affected Obligation as are necessary to cause the purchasing Lender to share the excess payment or reduction on a Pro Rata basis or in accordance with Section 5.6.1, as applicable. If any of such payment or reduction is thereafter recovered from the purchasing Lender, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

12.6 Indemnification of Agent Indemnitees.

12.6.1 Indemnification.

EACH LENDER SHALL INDEMNIFY AND HOLD HARMLESS AGENT INDEMNITEES, TO THE EXTENT NOT REIMBURSED BY OBLIGORS (BUT WITHOUT LIMITING THE INDEMNIFICATION OBLIGATIONS OF OBLIGORS UNDER ANY LOAN DOCUMENTS), ON A PRO RATA BASIS, AGAINST ALL CLAIMS THAT MAY BE INCURRED BY OR ASSERTED AGAINST ANY AGENT INDEMNITEE. If Agent is sued by any receiver, trustee in bankruptcy, debtor-in-possession or other Person for any alleged preference from an Obligor or fraudulent transfer, then any monies paid by Agent in settlement or satisfaction of such proceeding, together with all interest, costs and expenses (including attorneys’ fees) incurred in the defense of same, shall be promptly reimbursed to Agent by Lenders to the extent of each Lender’s Pro Rata share.

12.6.2 Proceedings.

Without limiting the generality of the foregoing, if at any time (whether prior to or after the Commitment Termination Date) any proceeding is brought against any Agent Indemnitees by an Obligor, or any Person claiming through an Obligor, to recover damages for any act taken or omitted by Agent in connection with any Obligations, Collateral, Loan Documents or matters relating thereto, or otherwise to obtain any other relief of any kind on account of any transaction relating to any Loan Documents, each Lender agrees to indemnify and hold harmless Agent Indemnitees with respect thereto and to pay to Agent Indemnitees such Lender’s Pro Rata share of any amount that any Agent Indemnitee is required to pay under any judgment or other order entered in such proceeding or by reason of any settlement, including all interest, costs and expenses (including attorneys’ fees) incurred in defending same. In Agent’s discretion, Agent may reserve for any such proceeding, and may satisfy any judgment, order or settlement, from proceeds of Collateral prior to making any distributions of Collateral proceeds to Lenders.

12.7 Limitation on Responsibilities of Agent.

Agent shall not be liable to Lenders for any action taken or omitted to be taken under the Loan Documents, except for losses directly and solely caused by Agent’s gross negligence or willful misconduct. Agent does not assume any responsibility for any failure or delay in performance or any breach by any Obligor or Lender of any obligations under the Loan Documents. Agent does not make to Lenders any express or implied warranty, representation or guarantee with respect to any Obligations, Collateral, Loan Documents or Obligor. No Agent Indemnitee shall be responsible to Lenders for any recitals, statements, information, representations or warranties contained in any Loan Documents; the execution, validity, genuineness, effectiveness or enforceability of any Loan Documents; the genuineness, enforceability, collectibility, value, sufficiency, location or existence of any Collateral, or the validity, extent, perfection or priority of any Lien therein; the validity, enforceability or collectibility of any Obligations; or the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any Obligor or Account Debtor. No Agent Indemnitee shall have any obligation to any Lender to ascertain or inquire into the existence of any Default or Event of Default, the observance or performance by any Obligor of any terms of the Loan Documents, or the satisfaction of any conditions precedent contained in any Loan Documents.

12.8 Successor Agent and Co-Agents.

12.6.1 Resignation; Successor Agent.

Subject to the appointment and acceptance of a successor Agent as provided below, Agent may resign at any time by giving at least 30 days written notice thereof to Lenders and Borrower Agent, for the benefit of Loan Parties. Upon receipt of such notice, Required Lenders shall have the right to appoint a successor Agent which shall be (a) a Lender or an Affiliate of a Lender; or (b) a commercial bank that is organized under the laws of the United States or any state or district thereof, has a combined capital surplus of at least $200,000,000 and (provided no Default or Event of Default exists) is reasonably acceptable to Borrower Agent. If no successor agent is appointed prior to the effective date of the resignation of Agent, then Agent may appoint a successor agent from among Lenders. Upon acceptance by a successor Agent of an appointment to serve as Agent hereunder, such successor Agent shall thereupon succeed to and become vested with all the powers and duties of the retiring Agent without further act, and the retiring Agent shall be discharged from its duties and obligations hereunder but shall continue to have the benefits of the indemnification set forth in Sections 12.6 and 14.2. Notwithstanding any Agent’s resignation, the provisions of this Section 12 shall continue in effect for its benefit with respect to any actions taken or omitted to be taken by it while Agent. Any successor by merger or acquisition of the stock or assets of Bank of America shall continue to be Agent hereunder without further act on the part of the parties hereto, unless such successor resigns as provided above.

12.8.2 Separate Collateral Agent.

It is the intent of the parties that there shall be no violation of any Applicable Law denying or restricting the right of financial institutions to transact business in any jurisdiction. If Agent believes that it may be limited in the exercise of any rights or remedies under the Loan Documents due to any Applicable Law, Agent may appoint an additional Person who is not so limited, as a separate collateral agent or co-collateral agent. If Agent so appoints a collateral agent or co-collateral agent, each right and remedy intended to be available to Agent under the Loan Documents shall also be vested in such separate agent. Every covenant and obligation necessary to the exercise thereof by such agent shall run to and be enforceable by it as well as Agent. Lenders shall execute and deliver such documents as Agent deems appropriate to vest any rights or remedies in such agent. If any collateral agent or co-collateral agent shall die or dissolve, become incapable of acting, resign or be removed, then all the rights and remedies of such agent, to the extent permitted by Applicable Law, shall vest in and be exercised by Agent until appointment of a new agent.

12.9 Due Diligence and Non-Reliance.

Each Lender acknowledges and agrees that it has, independently and without reliance upon Agent or any other Lenders, and based upon such documents, information and analyses as it has deemed appropriate, made its own credit analysis of each Obligor and its own decision to enter into this Agreement and to fund Loans and participate in LC Obligations hereunder. Each Lender has made such inquiries concerning the Loan Documents, the Collateral and each Obligor as such Lender feels necessary. Each Lender further acknowledges and agrees that the other Lenders and Agent have made no representations or warranties concerning any Obligor, any Collateral or the legality, validity, sufficiency or enforceability of any Loan Documents or Obligations. Each Lender will, independently and without reliance upon the other Lenders or Agent, and based upon such financial statements, documents and information as it deems appropriate at the time, continue to make and rely upon its own credit decisions in making Loans and participating in LC Obligations, and in taking or refraining from any action under any Loan Documents. Except for notices, reports and other information expressly requested by a Lender, Agent shall have no duty or responsibility to provide any Lender with any notices, reports or certificates furnished to Agent by any Obligor or any credit or other information concerning the affairs, financial condition, business or Properties of any Obligor (or any of its Affiliates) which may come into possession of Agent or any of Agent’s Affiliates.

12.10 Replacement of Certain Lenders.

In the event that any Lender (a) fails to fund its Pro Rata share of any Loan or LC Obligation hereunder, and such failure is not cured within two Business Days, (b) defaults in performing any of its obligations under the Loan Documents, or (c) fails to give its consent to any amendment, waiver or action for which consent of all Lenders was required and Required Lenders consented, then, in addition to any other rights and remedies that any Person may have, Agent may, by notice to such Lender within 120 days after such event, require such Lender to assign all of its rights and obligations under the Loan Documents to Eligible Assignee(s) specified by Agent, pursuant to appropriate Assignment and Acceptance(s) and within 20 days after Agent’s notice. Agent is irrevocably appointed as attorney-in-fact to execute any such Assignment and Acceptance if the Lender fails to execute same. Such Lender shall be entitled to receive, in cash, concurrently with such assignment, all amounts owed to it under the Loan Documents, including all principal, interest and fees through the date of assignment (but excluding any prepayment charge).

12.11 Remittance of Payments and Collections.

12.11.1 Remittances Generally.

All payments by any Lender to Agent shall be made by the time and on the day set forth in this Agreement, in immediately available funds. If no time for payment is specified or if payment is due on demand by Agent and request for payment is made by Agent by 11:00 a.m. on a Business Day, payment shall be made by Lender not later than 2:00 p.m. on such day, and if request is made after 11:00 a.m., then payment shall be made by 11:00 a.m. on the next Business Day. Payment by Agent to any Lender shall be made by wire transfer, in the type of funds received by Agent. Any such payment shall be subject to Agent’s right of offset for any amounts due from such Lender under the Loan Documents.

12.11.2 Failure to Pay.

If any Lender fails to pay any amount when due by it to Agent pursuant to the terms hereof, such amount shall bear interest from the due date until paid at the rate determined by Agent as customary in the banking industry for interbank compensation. In no event shall Loan Parties be entitled to receive credit for any interest paid by a Lender to Agent.

12.11.3 Recovery of Payments.

If Agent pays any amount to a Lender in the expectation that a related payment will be received by Agent from an Obligor and such related payment is not received, then Agent may recover such amount from each Lender that received it. If Agent determines at any time that an amount received under any Loan Document must be returned to an Obligor or paid to any other Person pursuant to Applicable Law or otherwise, then, notwithstanding any other term of any Loan Document, Agent shall not be required to distribute such amount to any Lender. If any amounts received and applied by Agent to any Obligations are later required to be returned by Agent pursuant to Applicable Law, Lenders shall pay to Agent, on demand, such Lender’s Pro Rata share of the amounts required to be returned.

12.11.4 Solidary Creditor Status. For the purposes of creating a solidarité active in accordance with Article 1541 of the Civil Code of Quebec between each Secured Party, taken individually, on the one hand, and Agent, on the other hand, each Obligor and each such Secured Party acknowledge and agree with Agent that such Secured Party and Agent are hereby conferred the legal status of solidary creditors of each such Obligor in respect of all Obligations owed by each such Obligor to Agent and such Secured Party hereunder and under the other Loan Documents (collectively, the “Solidary Claim”) and that, accordingly, but subject (for the avoidance of doubt) to Article 1542 of the Civil Code of Quebec, each such Obligor is irrevocably bound towards Agent and each Secured Party in respect of the entire Solidary Claim of Agent and such Secured Party. As a result of the foregoing, the parties hereto acknowledge that Agent and each Secured Party shall at all times have a valid and effective right of action for the entire Solidary Claim of Agent and such Secured Party and the right to give full acquittance for it. Accordingly, and without limiting the generality of the foregoing, Agent, as solidary creditor with each Secured Party, shall at all times have a valid and effective right of action in respect of the Solidary Claim and the right to give a full acquittance for same. By its execution of the Loan Documents to which it is a party, each such Obligor not a party hereto shall also be deemed to have accepted the stipulations hereinabove provided. The parties further agree and acknowledge that such Liens (hypothecs) under the Security Documents and the other Loan Documents shall be granted to Agent, for its own benefit and for the benefit of the Secured Parties, as solidary creditor as hereinabove set forth.

12.12 Agent in its Individual Capacity.

As a Lender, Bank of America shall have the same rights and remedies under the other Loan Documents as any other Lender, and the terms “Lenders,” “Required Lenders” or any similar term shall include Bank of America in its capacity as a Lender. Each of Bank of America and its Affiliates may accept deposits from, maintain deposits or credit balances for, invest in, lend money to, provide Bank Products to, act as trustee under indentures of, serve as financial or other advisor to, and generally engage in any kind of business with, Obligors and their Affiliates, as if Bank of America were any other bank, without any duty to account therefor (including any fees or other consideration received in connection therewith) to the other Lenders. In their individual capacity, Bank of America and its Affiliates may receive information regarding Obligors, their Affiliates and their Account Debtors (including information subject to confidentiality obligations), and each Lender agrees that Bank of America and its Affiliates shall be under no obligation to provide such information to Lenders, if acquired in such individual capacity and not as Agent hereunder.

12.13 Agent Titles.

If any Lender, other than Bank of America, is designated (on the cover page of this Agreement or otherwise) by Bank of America as an “Agent” or “Arranger” of any type, such Lender shall not have any right, power, responsibility or duty under any Loan Documents other than those applicable to all Lenders, and shall in no event be deemed to have any fiduciary relationship with any other Lender.

12.14 No Third Party Beneficiaries.

This Section 12 is an agreement solely among Lenders and Agent, and does not confer any rights or benefits upon Loan Parties or any other Person. As between Loan Parties and Agent, any action that Agent may take under any Loan Documents shall be conclusively presumed to have been authorized and directed by Lenders as herein provided.

SECTION 13. BENEFIT OF AGREEMENT; ASSIGNMENTS AND PARTICIPATIONS

13.1 Successors and Assigns.

This Agreement shall be binding upon and inure to the benefit of Loan Parties, Agent and Lenders and their respective successors and assigns, except that (a) no Loan Party shall have the right to assign its rights or delegate its obligations under any Loan Documents, and (b) any assignment by a Lender must be made in compliance with Section 13.3. Agent may treat the Person which made any Loan as the owner thereof for all purposes until such Person makes an assignment in accordance with Section 13.3. Any authorization or consent of a Lender shall be conclusive and binding on any subsequent transferee or assignee of such Lender.

13.2 Participations.

13.2.1 Permitted Participants; Effect.

Any Lender may, in the ordinary course of its business and in accordance with Applicable Law, at any time sell to a financial institution (“Participant”) a participating interest in the rights and obligations of such Lender under any Loan Documents. Despite any sale by a Lender of participating interests to a Participant, such Lender’s obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for performance of such obligations, such Lender shall remain the holder of its Loans and Commitments for all purposes, all amounts payable by Loan Parties shall be determined as if such Lender had not sold such participating interests, and Loan Parties and Agent shall continue to deal solely and directly with such Lender in connection with the Loan Documents. Each Lender shall be solely responsible for notifying its Participants of any matters under the Loan Documents, and Agent and the other Lenders shall not have any obligation or liability to any such Participant. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 5.9 unless Loan Parties agree otherwise in writing.

13.2.2 Voting Rights.

Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, waiver or other modification of any Loan Documents other than that which forgives principal, interest or fees, reduces the stated interest rate or fees payable with respect to any Loan or Commitment in which such Participant has an interest, postpones the Commitment Termination Date or any date fixed for any regularly scheduled payment of principal, interest or fees on such Loan or Commitment, or releases any Loan Party, material Guarantor or substantial portion of the Collateral.

13.2.3 Benefit of Set-Off.

Loan Parties agree that each Participant shall have a right of set-off in respect of its participating interest to the same extent as if such interest were owing directly to a Lender, and each Lender shall also retain the right of set-off with respect to any participating interests sold by it. By exercising any right of set-off, a Participant agrees to share with Lenders all amounts received through its set-off, in accordance with Section 12.5 as if such Participant were a Lender.

13.3 Assignments.

13.3.1 Permitted Assignments.

A Lender may assign to any Eligible Assignee any of its rights and obligations under the Loan Documents, as long as (a) each assignment is of a constant, and not a varying, percentage of the transferor Lender’s rights and obligations under the Loan Documents and, in the case of a partial assignment, is in a minimum principal amount of $5,000,000 (unless otherwise agreed by Agent in its discretion) and integral multiples of $1,000,000 in excess of that amount; (b) except in the case of an assignment in whole of a Lender’s rights and obligations, the aggregate amount of the Commitments retained by the transferor Lender be at least $2,500,000 (unless otherwise agreed by Agent in its discretion); and (c) the parties to each such assignment shall execute and deliver to Agent, for its acceptance and recording, an Assignment and Acceptance. Nothing herein shall limit the right of a Lender to pledge or assign any rights under the Loan Documents to (i) any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Board of Governors and any Operating Circular issued by such Federal Reserve Bank, or (ii) counterparties to swap agreements relating to any Loans; provided, however, that any payment by Loan Parties to the assigning Lender in respect of any Obligations assigned as described in this sentence shall satisfy Loan Parties’ obligations hereunder to the extent of such payment, and no such assignment shall release the assigning Lender from its obligations hereunder.

13.3.2 Effect; Effective Date.

Upon delivery to Agent of an assignment notice in the form of Exhibit D and a processing fee of $2,500, such assignment shall become effective as specified in the notice, if it complies with this Section 13.3. From the effective date of such assignment, the Eligible Assignee shall for all purposes be a Lender under the Loan Documents, and shall have all rights and obligations of a Lender thereunder. Upon consummation of an assignment, the transferor Lender, Agent and Loan Parties shall make appropriate arrangements for issuance of replacement and/or new Notes, as appropriate.

13.4 Tax Treatment.

If any interest in a Loan Document is transferred to a Transferee that is organized under the laws of any jurisdiction other than the United States or any state or district thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 5.10.

13.5 Representation of Lenders.

Each Lender represents and warrants to each Borrower, Agent and other Lenders that none of the consideration used by it to fund its Loans or to participate in any other transactions under this Agreement constitutes for any purpose of ERISA or Section 4975 of the Internal Revenue Code assets of any “plan” as defined in Section 3(3) of ERISA or Section 4975 of the Internal Revenue Code and the interests of such Lender in and under the Loan Documents shall not constitute plan assets under ERISA.

SECTION 14. MISCELLANEOUS

14.1 Consents, Amendments and Waivers.

14.1.1 Amendment.

No modification of any Loan Document, including any extension or amendment of a Loan Document or any waiver of a Default or Event of Default, shall be effective without the prior written agreement of Agent, with the consent of Required Lenders, and each Obligor party to such Loan Document; provided, however, that

(a) without the prior written consent of Agent, no modification shall be effective with respect to any provision in a Loan Document that relates to any rights, duties or discretion of Agent;

(b) without the prior written consent of Issuing Bank, no modification shall be effective with respect to any LC Obligations or Section 2.3;

(c) without the prior written consent of each affected Lender, no modification shall be effective that would (i) increase the Commitment of such Lender; or (ii) reduce the amount of, or waive or delay payment of, any principal, interest or fees payable to such Lender; and

(d) without the prior written consent of all Lenders (except a defaulting Lender as provided in Section 4.2), no modification shall be effective that would (i) extend the Commitment Termination Date; (ii) alter Section 5.6, 7.1 (except to add Collateral), or 14.1.1; (iii) amend the definitions of Borrowing Base (and the defined terms used in such definition), Pro Rata or Required Lenders; (iv) increase any advance rate, decrease the Availability Block, or increase total Commitments; (vi) release Collateral with a book value greater than $5,000,000 during any calendar year, except as currently contemplated by the Loan Documents; or (vii) release any Obligor from liability for any Obligations, if such Obligor is Solvent at the time of the release.

14.1.2 Limitations.

The agreement of Loan Parties shall not be necessary to the effectiveness of any modification of a Loan Document that deals solely with the rights and duties of Lenders, Agent and/or Issuing Bank as among themselves. Only the consent of the parties to the Fee Letter or any agreement relating to a Bank Product shall be required for any modification of such agreement, and no Affiliate of a Lender that is party to a Bank Product agreement shall have any other right to consent to or participate in any manner in modification of any other Loan Document. The making of any Loans during the existence of a Default or Event of Default shall not be deemed to constitute a waiver of such Default or Event of Default, nor to establish a course of dealing. Any waiver or consent granted by Lenders hereunder shall be effective only if in writing, and then only in the specific instance and for the specific purpose for which it is given.

14.1.3 Payment for Consents.

No Loan Party will, directly or indirectly, pay any remuneration or other thing of value, whether by way of additional interest, fee or otherwise, to any Lender (in its capacity as a Lender hereunder) as consideration for agreement by such Lender with any modification of any Loan Documents, unless such remuneration or value is concurrently paid, on the same terms, on a Pro Rata basis to all Lenders providing their consent.

14.2 Indemnity.

EACH LOAN PARTY SHALL INDEMNIFY AND HOLD HARMLESS THE INDEMNITEES AGAINST ANY CLAIMS THAT MAY BE INCURRED BY OR ASSERTED AGAINST ANY INDEMNITEE, INCLUDING CLAIMS ARISING FROM THE NEGLIGENCE OF AN INDEMNITEE. In no event shall any party to a Loan Document have any obligation thereunder to indemnify or hold harmless an Indemnitee with respect to a Claim that is determined in a final, non-appealable judgment by a court of competent jurisdiction to result from the gross negligence or willful misconduct of such Indemnitee.

14.3 Notices and Communications.

14.3.1 Notice Address.

Subject to Section 4.1.4, all notices, requests and other communications by or to a party hereto shall be in writing and shall be given to any Loan Party, at Borrower Agent’s address, as follows:

200 Park Avenue, Suite 300

Florham Park, New York 07392

Attention: Mitchell C. Sussis, Esq.

Telecopy No.: 1-877-432-9652

with a copy to:

Morgan, Lewis & Bockius LLP

101 Park Avenue

New York, New York 10178

Attention: Terrence Lee Dugan, Esq.

Telecopy No.: 1-877-432-9652 ,

and to Agent and any other Person at its address shown on Schedule 14.3.1 hereto (or, in the case of a Person who becomes a Lender after the Closing Date, at the address shown on its Assignment and Acceptance), or at such other address as a party may hereafter specify by notice in accordance with this Section 14.3. Each such notice, request or other communication shall be effective only (a) if given by facsimile transmission, when transmitted to the applicable facsimile number, if electronic confirmation of receipt is received; (b) if given by mail, three Business Days after deposit in the mail, with first-class postage pre-paid, addressed to the applicable address; or (c) if given by personal delivery, when duly delivered to the notice address with receipt acknowledged. Notwithstanding the foregoing, no notice to Agent pursuant to Section 2.1.4, 2.3, 3.1.2, 4.1.1 or 5.3.3 shall be effective until actually received by the individual to whose attention at Agent such notice is required to be sent. Any written notice, request or other communication that is not sent in conformity with the foregoing provisions shall nevertheless be effective on the date actually received by the noticed party. Any notice received by Borrower Agent shall be deemed received by all Loan Parties.

14.3.2 Electronic Communications; Voice Mail.

Electronic mail and internet websites may be used only for routine communications, such as financial statements, Borrowing Base Certificates and other information required by Section 10.1.2, administrative matters, distribution of Loan Documents for execution, and matters permitted under Section 4.1.4. Agent and Lenders make no assurances as to the privacy and security of electronic communications. Electronic and voice mail may not be used as effective notice under the Loan Documents.

14.3.3 Non-Conforming Communications.

Agent and Lenders may rely upon any notices purportedly given by or on behalf of any Loan Party even if such notices were not made in a manner specified herein, were incomplete or were not confirmed, or if the terms thereof, as understood by the recipient, varied from a later confirmation. Each Loan Party shall indemnify and hold harmless each Indemnitee from any liabilities, losses, costs and expenses arising from any telephonic communication purportedly given by or on behalf of a Loan Party.

14.4 Performance of Loan Parties’ Obligations.

Agent may, in its discretion at any time and from time to time, at Loan Parties’ expense, pay any amount or do any act required of a Loan Party under any Loan Documents or otherwise lawfully requested by Agent to (a) enforce any Loan Documents or collect any Obligations; (b) protect, insure, maintain or realize upon any Collateral; or (c) defend or maintain the validity or priority of Agent’s Liens in any Collateral, including any payment of a judgment, insurance premium, warehouse charge, finishing or processing charge, or landlord claim, or any discharge of a Lien. All payments, costs and expenses (including Extraordinary Expenses) of Agent under this Section shall be reimbursed to Agent by Loan Parties, on demand, with interest from the date incurred to the date of payment thereof at the Default Rate applicable to Base Rate Revolver Loans. Any payment made or action taken by Agent under this Section shall be without prejudice to any right to assert an Event of Default or to exercise any other rights or remedies under the Loan Documents.

14.5 Credit Inquiries.

Each Loan Party hereby authorizes Agent and Lenders (but they shall have no obligation) to respond to usual and customary credit inquiries from third parties concerning any Loan Party.

14.6 Severability.

Wherever possible, each provision of the Loan Documents shall be interpreted in such manner as to be valid under Applicable Law. If any provision is found to be invalid under Applicable Law, it shall be ineffective only to the extent of such invalidity and the remaining provisions of the Loan Documents shall remain in full force and effect.

14.7 Cumulative Effect; Conflict of Terms.

The provisions of the Loan Documents are cumulative. The parties acknowledge that the Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters, and they agree that these are cumulative and that each must be performed as provided. Except as otherwise specifically provided in another Loan Document (by specific reference to the applicable provision of this Agreement), if any provision contained herein is in direct conflict with any provision in another Loan Document, the provision herein shall govern and control.

14.8 Counterparts; Facsimile Signatures.

Any Loan Document may be executed in counterparts, each of which taken together shall constitute one instrument. Loan Documents may be executed and delivered by facsimile, and they shall have the same force and effect as manually signed originals. Agent may require confirmation by a manually-signed original, but failure to request or deliver same shall not limit the effectiveness of any facsimile signature.

14.9 Entire Agreement.

Time is of the essence of the Loan Documents. The Loan Documents embody the entire understanding of the parties with respect to the subject matter thereof and supersede all prior understandings regarding the same subject matter.

14.10 Obligations of Lenders.

The obligations of each Lender hereunder are several, and no Lender shall be responsible for the obligations or Commitments of any other Lender. Amounts payable hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled, to the extent not otherwise restricted hereunder, to protect and enforce its rights arising out of the Loan Documents. It shall not be necessary for Agent or any other Lender to be joined as an additional party in any proceeding for such purposes. Nothing in this Agreement and no action of Agent or Lenders pursuant to the Loan Documents shall be deemed to constitute Agent and Lenders to be a partnership, association, joint venture or any other kind of entity, nor to constitute control of any Loan Party. Each Loan Party acknowledges and agrees that in connection with all aspects of any transaction contemplated by the Loan Documents, Loan Parties, Agent, Issuing Bank and Lenders have an arms-length business relationship that creates no fiduciary duty on the part of Agent, Issuing Bank or any Lender, and each Loan Party, Agent, Issuing Bank and Lender expressly disclaims any fiduciary relationship.

14.11 Confidentiality.

During the term of this Agreement and for 12 months thereafter, Agent and Lenders agree to take reasonable precautions to maintain the confidentiality of any information that Loan Parties deliver to Agent and Lenders and identify as confidential at the time of delivery, except that Agent and any Lender may disclose such information (a) to their respective officers, directors, employees, Affiliates and agents, including legal counsel, auditors and other professional advisors; (b) to any party to the Loan Documents from time to time; (c) pursuant to the order of any court or administrative agency; (d) upon the request of any Governmental Authority exercising regulatory authority over Agent or such Lender; (e) which ceases to be confidential, other than by an act or omission of Agent or any Lender, or which becomes available to Agent or any Lender on a nonconfidential basis; (f) to the extent reasonably required in connection with any litigation relating to any Loan Documents or transactions contemplated thereby, or otherwise as required by Applicable Law; (g) to the extent reasonably required for the exercise of any rights or remedies under the Loan Documents; (h) to any actual or proposed party to a Bank Product or to any Transferee, as long as such Person agrees to be bound by the provisions of this Section; (i) to the National Association of Insurance Commissioners or any similar organization, or to any nationally recognized rating agency that requires access to information about a Lender’s portfolio in connection with ratings issued with respect to such Lender; (j) to any investor or potential investor in an Approved Fund that is a Lender or Transferee, but solely for use by such investor to evaluate an investment in such Approved Fund, or to any manager, servicer or other Person in connection with its administration of any such Approved Fund; (k) upon notice of and cooperation with a protective order issued by a Governmental Authority exercising regulatory authority over the Loan Parties; or (l) with the consent of Loan Parties. Notwithstanding the foregoing, Agent and Lenders may issue and disseminate to the public general information describing this credit facility, including the names and addresses of Loan Parties and a general description of Loan Parties’ businesses, and may use Loan Parties’ names in advertising and other promotional materials.

14.12 Certifications Regarding Indenture.

Loan Parties certify to Agent and Lenders that neither the execution or performance of the Loan Documents nor the incurrence of any Obligations by Loan Parties violates the Senior Secured Note Indenture. Loan Parties further certify that the Commitments and Obligations constitute a “Working Capital Facility” under the Senior Secured Note Indenture. Agent may condition Borrowings, Letters of Credit and other credit accommodations under the Loan Documents from time to time upon Agent’s receipt of evidence that the Commitments and Obligations continue to constitute “Working Capital Facility” at such time.

14.13 GOVERNING LAW.

THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, UNLESS OTHERWISE SPECIFIED, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES THAT WOULD RESULT IN APPLICATION OF LAWS OF ANY OTHER JURISDICTION (BUT GIVING EFFECT TO FEDERAL LAWS RELATING TO NATIONAL BANKS).

14.14 Consent to Forum.

EACH LOAN PARTY AND THE AGENT HEREBY CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF ANY FEDERAL OR STATE COURT SITTING IN OR WITH JURISDICTION OVER NEW YORK COUNTY, NEW YORK, IN ANY PROCEEDING OR DISPUTE RELATING IN ANY WAY TO ANY LOAN DOCUMENTS, WAIVES ANY RIGHT TO PLEA THAT ANY SUCH COURT IS AN INCONVENIENT FORUM, AND AGREES THAT ANY SUCH PROCEEDING SHALL BE BROUGHT BY IT SOLELY IN ANY SUCH COURT. EACH LOAN PARTY AND THE AGENT IRREVOCABLY WAIVES ALL CLAIMS, OBJECTIONS AND

DEFENSES THAT IT MAY HAVE REGARDING SUCH COURT’S PERSONAL OR SUBJECT MATTER JURISDICTION, VENUE OR INCONVENIENT FORUM. Nothing herein shall limit the right of Agent or any Lender to bring proceedings against any Obligor in any other court. Nothing in this Agreement shall be deemed to preclude enforcement by Agent of any judgment or order obtained in any forum or jurisdiction.

14.15 Waivers by Loan Party.

To the fullest extent permitted by Applicable Law, each Loan Party waives (a) the right to trial by jury (which Agent and each Lender hereby also waives) in any proceeding, claim or counterclaim of any kind relating in any way to any Loan Documents, Obligations or Collateral; (b) presentment, demand, protest, notice of presentment, default, non-payment, maturity, release, compromise, settlement, extension or renewal of any commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by Agent on which a Loan Party may in any way be liable, and hereby ratifies anything Agent may do in this regard; (c) notice prior to taking possession or control of any Collateral; (d) any bond or security that might be required by a court prior to allowing Agent to exercise any rights or remedies; (e) the benefit of all valuation, appraisement and exemption laws; (f) any claim against Agent or any Lender, on any theory of liability, for special, indirect, consequential, exemplary or punitive damages (as opposed to direct or actual damages) in any way relating to any Enforcement Action, Obligations, Loan Documents or transactions relating thereto; and (g) notice of acceptance hereof. Each Loan Party acknowledges that the foregoing waivers are a material inducement to Agent and Lenders entering into this Agreement and that Agent and Lenders are relying upon the foregoing in their dealings with Loan Parties. Each Loan Party has reviewed the foregoing waivers with its legal counsel and has knowingly and voluntarily waived its jury trial and other rights following consultation with legal counsel. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

14.16 Patriot Act Notice.

Agent and Lenders hereby notify Loan Parties that pursuant to the requirements of the Patriot Act, Agent and Lenders are required to obtain, verify and record information that identifies each Loan Party, including its legal name, address, tax ID number and other information that will allow Agent and Lenders to identify it in accordance with the Patriot Act. Agent and Lenders will also require information regarding each personal guarantor, if any, and may require information regarding Loan Parties’ management and owners, such as legal name, address, social security number and date of birth.

14.17 NO ORAL AGREEMENT.

THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN AGREEMENTS BETWEEN THE PARTIES.

14.18 Judgment Currency. If for the purpose of obtaining judgment in any court it is necessary to convert an amount due hereunder in the currency in which it is due (the “Original Currency”) into another currency (the “Second Currency”), the rate of exchange applied shall be that at which, in accordance with normal banking procedures, Agent could purchase in the New York foreign exchange market, the Original Currency with the Second Currency on the date two (2) Business Days preceding that on which judgment is given. Each Obligor agrees that its obligation in respect of any Original Currency due from it hereunder shall, notwithstanding any judgment or payment in such other currency, be discharged only to the extent that, on the Business Day following the date Agent receives payment of any sum so adjudged to be due hereunder in the Second Currency, Agent may, in accordance with normal banking procedures, purchase, in the New York foreign exchange market, the Original Currency with the amount of the Second Currency so paid; and if the amount of the Original Currency so purchased or could have been so purchased is less than the amount originally due in the Original Currency, each Obligor agrees as a separate obligation and notwithstanding any such payment or judgment to indemnify Agent and the Lenders against such loss. The term “rate of exchange” in this Section 14.18 means the spot rate at which Agent, in accordance with normal practices, is able on the relevant date to purchase the Original Currency with the Second Currency, and includes any premium and costs of exchange payable in connection with such purchase.

14.19 Quebec References. For purposes of any Collateral located in the Province of Quebec or charged by any deed of hypothec, “personal property” shall be deemed to include “movable property”, “real property” shall be deemed to include “immovable property”, “security interest” and “mortgage” shall be deemed to include a “hypothec” and all references to filing, registering or recording under the UCC shall be deemed to include publication under the Civil Code of Quebec.

14.20 Language. The parties have requested that this Agreement and the other documents contemplated hereby or relating hereto be drawn up in the English language. Les parties ont requis que cette convention ainsi que tous les documents qui y sont envisagés ou qui s’y rapportent soient redigés en langue anglaise.

[Remainder of page intentionally left blank; signatures begin on following page]

IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the date set forth above.

BORROWERS:

GLOBAL CROSSING ADVANCED CARD SERVICES, INC.

By:	/s/ Roger A. Kuebel
Name:	Roger A. Kuebel
Title:	Treasurer

GLOBAL CROSSING BANDWIDTH, INC.

By:	/s/ Roger A. Kuebel
Name:	Roger A. Kuebel
Title:	Treasurer

GLOBAL CROSSING TELECOMMUNICATIONS, INC.

By:	/s/ Roger A. Kuebel
Name:	Roger A. Kuebel
Title:	Treasurer

AGENT AND LENDER:

BANK OF AMERICA, N.A., as Agent and Lender

By:	/s/ Steven Blumberg
Name:	Steven Blumberg
Title:	Vice President

By:	/s/ Adam Seiden
Name:	Adam Seiden
Title:	Vice President - Senior Client Manager

GUARANTORS

GLOBAL CROSSING NORTH AMERICAN HOLDINGS, INC.

By:	/s/ Roger A. Kuebel
Name:	Roger A. Kuebel
Title:	Treasurer

GLOBAL CROSSING USA INC.

By:	/s/ Roger A. Kuebel
Name:	Roger A. Kuebel
Title:	Treasurer

GLOBAL CROSSING HOLDINGS USA, LLC

By:	/s/ Roger A. Kuebel
Name:	Roger A. Kuebel
Title:	Treasurer

GLOBAL CROSSING NORTH AMERICA, INC.

By:	/s/ Roger A. Kuebel
Name:	Roger A. Kuebel
Title:	Treasurer

GLOBAL CROSSING LATIN AMERICA & CARIBBEAN CO.

By:	/s/ Roger A. Kuebel
Name:	Roger A. Kuebel
Title:	Treasurer

MAC LANDING CORP.

By:	/s/ Roger A. Kuebel
Name:	Roger A. Kuebel
Title:	Treasurer

GT LANDING CORP.

By:	/s/ Roger A. Kuebel
Name:	Roger A. Kuebel
Title:	Treasurer

GC PACIFIC LANDING CORP.

By:	/s/ Roger A. Kuebel
Name:	Roger A. Kuebel
Title:	Treasurer

PAC LANDING CORP.

By:	/s/ Roger A. Kuebel
Name:	Roger A. Kuebel
Title:	Treasurer

US CROSSING, INC.

By:	/s/ Roger A. Kuebel
Name:	Roger A. Kuebel
Title:	Treasurer

GLOBAL CROSSING EMPLOYEE SERVICES INC.

By:	/s/ Roger A. Kuebel
Name:	Roger A. Kuebel
Title:	Treasurer

GLOBAL CROSSING DEVELOPMENT CO.

By:	/s/ Roger A. Kuebel
Name:	Roger A. Kuebel
Title:	Treasurer

GC DEV. CO., INC.

By:	/s/ Roger A. Kuebel
Name:	Roger A. Kuebel
Title:	Treasurer

ALC COMMUNICATIONS CORPORATION

By:	/s/ Roger A. Kuebel
Name:	Roger A. Kuebel
Title:	Treasurer

GT LANDING II CORP.

By:	/s/ Roger A. Kuebel
Name:	Roger A. Kuebel
Title:	Treasurer

GLOBAL CROSSING INTERNET DIAL-UP, INC.

By:	/s/ Roger A. Kuebel
Name:	Roger A. Kuebel
Title:	Treasurer

GLOBAL CROSSING MANAGEMENT SERVICES, INC.

By:	/s/ Roger A. Kuebel
Name:	Roger A. Kuebel
Title:	Treasurer

SUBSIDIARY TELCO, LLC

By:	/s/ Roger A. Kuebel
Name:	Roger A. Kuebel
Title:	Treasurer

GLOBAL CROSSING GLOBALCENTER HOLDINGS, INC.

By:	/s/ Roger A. Kuebel
Name:	Roger A. Kuebel
Title:	Treasurer

GLOBAL CROSSING TELEMANAGEMENT, INC.

By:	/s/ Roger A. Kuebel
Name:	Roger A. Kuebel
Title:	Treasurer

GLOBAL CROSSING NORTH AMERICAN NETWORKS, INC.

By:	/s/ Roger A. Kuebel
Name:	Roger A. Kuebel
Title:	Treasurer

GLOBAL CROSSING LOCAL SERVICES, INC.

By:	/s/ Roger A. Kuebel
Name:	Roger A. Kuebel
Title:	Treasurer

GLOBAL CROSSING VENTURES, INC.

By:	/s/ Roger A. Kuebel
Name:	Roger A. Kuebel
Title:	Treasurer

GLOBAL CROSSING TELEMANAGEMENT VA, LLC

By:	/s/ Roger A. Kuebel
Name:	Roger A. Kuebel
Title:	Treasurer

BUDGET CALL LONG DISTANCE, INC.

By:	/s/ Roger A. Kuebel
Name:	Roger A. Kuebel
Title:	Treasurer

METACLORIN INVESTCO II, INC.

By:	/s/ Roger A. Kuebel
Name:	Roger A. Kuebel
Title:	Treasurer

EQUAL ACCESS NETWORKS, LLC

By:	/s/ Roger A. Kuebel
Name:	Roger A. Kuebel
Title:	Treasurer

OLD INTER EXCHANGE NETWORK, INC.

By:	/s/ Roger A. Kuebel
Name:	Roger A. Kuebel
Title:	Treasurer

BUSINESS TELEMANAGEMENT, INC.

By:	/s/ Roger A. Kuebel
Name:	Roger A. Kuebel
Title:	Treasurer

GLOBAL CROSSING GOVERNMENT MARKETS USA, INC.

By:	/s/ Roger A. Kuebel
Name:	Roger A. Kuebel
Title:	Treasurer

GLOBAL CROSSING BILLING, INC.

By:	/s/ Roger A. Kuebel
Name:	Roger A. Kuebel
Title:	Treasurer

GLOBAL CROSSING TELECOMMUNICATIONS-CANADA, LTD.

By:	/s/ Roger A. Kuebel
Name:	Roger A. Kuebel
Title:	Treasurer

GLOBAL CROSSING CONFERENCING-CANADA, LTD.

By:	/s/ Roger A. Kuebel
Name:	Roger A. Kuebel
Title:	Treasurer

GLOBAL CROSSING WORLDWIDE CUSTOMER HELP DESK CANADA, LTD.

By:	/s/ Roger A. Kuebel
Name:	Roger A. Kuebel
Title:	Treasurer

NON-RECOURSE GUARANTOR:

GC PAN EUROPEAN CROSSING LUXEMBOURG II S.A.R.L.

By:	/s/ Roger A. Kuebel
Name:	Roger A. Kuebel
Title:	Attorney-in-Fact

EXHIBIT A

to

Loan and Security Agreement

REVOLVER NOTE

[Date]	$	[City, State of Governing Law]

GLOBAL CROSSING ADVANCED CARD SERVICES, INC., a                     , GLOBAL CROSSING BANDWIDTH, INC., a                     , and GLOBAL CROSSING TELECOMMUNICATIONS, INC., a                      (collectively, “Borrowers”), for value received, hereby unconditionally promise to pay, on a joint and several basis, to                                      (“Lender”), the principal sum of                      DOLLARS ($             ), or such lesser amount as may be advanced by Lender as Revolver Loans and owing as LC Obligations from time to time under the Loan Agreement described below, together with all accrued and unpaid interest thereon. Terms are used herein as defined in the Loan and Security Agreement dated as of                         , 2006, among Borrowers, Bank of America, N.A., as Agent, Lender, and certain other financial institutions, as such agreement may be amended, modified, renewed or extended from time to time (“Loan Agreement”).

Principal of and interest on this Note from time to time outstanding shall be due and payable as provided in the Loan Agreement. This Note is issued pursuant to and evidences Revolver Loans and LC Obligations under the Loan Agreement, to which reference is made for a statement of the rights and obligations of Lender and the duties and obligations of Borrowers. The Loan Agreement contains provisions for acceleration of the maturity of this Note upon the happening of certain stated events, and for the borrowing, prepayment and reborrowing of amounts upon specified terms and conditions.

The holder of this Note is hereby authorized by Borrowers to record on a schedule annexed to this Note (or on a supplemental schedule) the amounts owing with respect to Revolver Loans and LC Obligations, and the payment thereof. Failure to make any notation, however, shall not affect the rights of the holder of this Note or any obligations of Borrowers hereunder or under any other Loan Documents.

Time is of the essence of this Note. Each Borrower and all endorsers, sureties and guarantors of this Note hereby severally waive demand, presentment for payment, protest, notice of protest, notice of intention to accelerate the maturity of this Note, diligence in collecting, the bringing of any suit against any party, and any notice of or defense on account of any extensions, renewals, partial payments, or changes in any manner of or in this Note or in any of its terms, provisions and covenants, or any releases or substitutions of any security, or any delay, indulgence or other act of any trustee or any holder hereof, whether before or after maturity. Borrowers jointly and severally agree to pay, and to save the holder of this Note harmless against, any liability for the payment of all costs and expenses (including without limitation reasonable attorneys’ fees) if this Note is collected by or through an attorney-at-law.

In no contingency or event whatsoever shall the amount paid or agreed to be paid to the holder of this Note for the use, forbearance or detention of money advanced hereunder exceed the highest lawful rate permitted under Applicable Law. If any such excess amount is inadvertently paid by Borrowers or inadvertently received by the holder of this Note, such excess shall be returned to Borrowers or credited as a payment of principal, in accordance with the Loan Agreement. It is the intent hereof that Borrowers not pay or contract to pay, and that holder of this Note not receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by Borrowers under Applicable Law.

This Note shall be governed by the laws of the State of                     , without giving effect to any conflict of law principles (but giving effect to federal laws relating to national banks).

IN WITNESS WHEREOF, this Revolver Note is executed as of the date set forth above.

Attest:	GLOBAL CROSSING ADVANCED CARD SERVICES, INC.

By:
Secretary	Title:

[Seal]

Attest:	GLOBAL CROSSING BANDWIDTH, INC.

By:
Title:
Secretary

[Seal]

Attest:	GLOBAL CROSSING TELECOMMUNICATIONS, INC.

By:
Secretary	Title:

[Seal]

EXHIBIT B

to

Loan and Security Agreement

ASSIGNMENT AND ACCEPTANCE

Reference is made to the Loan and Security Agreement dated as of                         , 20    , as amended (“Loan Agreement”), among GLOBAL CROSSING ADVANCED CARD SERVICES, INC., GLOBAL CROSSING BANDWIDTH, INC. and GLOBAL CROSSING TELECOMMUNICATIONS, INC. (collectively, “Borrowers”), BANK OF AMERICA, N.A., as agent (“Agent”) for the financial institutions from time to time party to the Loan Agreement (“Lenders”), and such Lenders. Terms are used herein as defined in the Loan Agreement.

                                                                                                                       (“Assignor”) and                                                                                                (“Assignee”) agree as follows:

1. Assignor hereby assigns to Assignee and Assignee hereby purchases and assumes from Assignor (a) a principal amount of $            of Assignor’s outstanding Revolver Loans and $             of Assignor’s participations in LC Obligations, and (b) the amount of $             of Assignor’s Revolver Commitment (which represents (            %) of the total Revolver Commitments) (the foregoing items being, collectively, the “Assigned Interest”), together with an interest in the Loan Documents corresponding to the Assigned Interest. This Agreement shall be effective as of the date (“Effective Date”) indicated in the corresponding Assignment Notice delivered to Agent, provided such Assignment Notice is executed by Assignor, Assignee, Agent and Borrower Agent, if applicable. From and after the Effective Date, Assignee hereby expressly assumes, and undertakes to perform, all of Assignor’s obligations in respect of the Assigned Interest, and all principal, interest, fees and other amounts which would otherwise be payable to or for Assignor’s account in respect of the Assigned Interest shall be payable to or for Assignee’s account, to the extent such amounts accrue on or after the Effective Date.

2. Assignor (i) represents that as of the date hereof, prior to giving effect to this assignment, its Revolver Commitment is $            , and the outstanding balance of its Revolver Loans and participations in LC Obligations is $            ; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Agreement or any other instrument or document furnished pursuant thereto, other than that Assignor is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrowers or the performance by Borrowers of their obligations under the Loan Documents. [Assignor is attaching the Note[s] held by it and requests that Agent exchange such Note[s] for new Notes payable to Assignee [and Assignor].]

3. Assignee (i) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (ii) confirms that it has received copies of the Loan Agreement and such other Loan Documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (iii) agrees that it shall, independently and without reliance upon Assignor and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents; (iv) confirms that it is an Eligible Assignee; (v) appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under the Loan Agreement as are delegated to Agent by the terms thereof, together with such powers as are incidental thereto and hereby confirms that the status of solidary creditor with Agent has been conferred upon it, as set forth in Section 12.1.4 of the Loan Agreement; (vi) agrees that it will observe and perform all obligations that are required to be performed by it as a “Lender” under the Loan Documents; and (vii) represents and warrants that the assignment evidenced hereby will not result in a non-exempt “prohibited transaction” under Section 406 of ERISA.

4. Assignee acknowledges and agrees that it will not sell or otherwise dispose of the Assigned Interest or any portion thereof, or grant any participation therein, in a manner which, or take any action in connection therewith which, would violate the terms of any Loan Documents.

5. This Agreement and all rights and obligations shall be interpreted in accordance with and governed by the laws of the State of                                 . If any provision hereof would be invalid under Applicable Law, then such provision shall be deemed to be modified to the extent necessary to render it valid while most nearly preserving its original intent; no provision hereof shall be affected by another provision’s being held invalid.

6. Each notice or other communication hereunder shall be in writing, shall be sent by messenger, by telecopy or facsimile transmission or by first-class mail, shall be deemed given when sent and shall be sent as follows:

(a)	If to Assignee, to the following address (or to such other address as Assignee may designate from time to time):

(b)	If to Assignor, to the following address (or to such other address as Assignor may designate from time to time):

Payments hereunder shall be made by wire transfer of immediately available Dollars as follows:

If to Assignee, to the following account (or to such other account as Assignee may designate from time to time):

ABA No.

Account No.
Reference:

If to Assignor, to the following account (or to such other account as Assignor may designate from time to time):

ABA No.

Account No.
Reference:

IN WITNESS WHEREOF, this Assignment and Acceptance is executed as of                                 .

(“Assignee”)
By:
Title:

(“Assignor”)
By:
Title:

EXHIBIT C

to

Loan and Security Agreement

ASSIGNMENT NOTICE

Reference is made to (i) the Loan and Security Agreement dated as of                 , 20        , as amended (“Loan Agreement”), among GLOBAL CROSSING ADVANCED CARD SERVICES, INC., GLOBAL CROSSING BANDWIDTH, INC. and GLOBAL CROSSING TELECOMMUNICATIONS, INC. (collectively, “Borrowers”), BANK OF AMERICA, N.A., as agent (“Agent”) for the financial institutions from time to time party to the Loan Agreement (“Lenders”), and such Lenders; and (ii) the Assignment and Acceptance dated as of                     , 20         (“Assignment Agreement”) between                                  (“Assignor”) and                                  (“Assignee”). Terms are used herein as defined in the Loan Agreement.

Assignor hereby notifies Borrowers and Agent of Assignor’s intent to assign to Assignee pursuant to the Assignment Agreement (a) a principal amount of $             of Assignor’s outstanding Revolver Loans and $             of Assignor’s participations in LC Obligations, and (b) the amount of $             of Assignor’s Revolver Commitment (which represents (            %) of the total Revolver Commitments) (the foregoing items being, collectively, the “Assigned Interest”), together with an interest in the Loan Documents corresponding to the Assigned Interest. This Agreement shall be effective as of the date (“Effective Date”) indicated below, provided this Assignment Notice is executed by Assignor, Assignee, Agent and Borrower Agent, if applicable. Pursuant to the Assignment Agreement, Assignee has expressly assumed all of Assignor’s obligations under the Loan Agreement to the extent of the Assigned Interest, as of the Effective Date.

For purposes of the Loan Agreement, Agent shall deem Assignor’s Revolver Commitment to be reduced by $            , and Assignee’s Revolver Commitment to be increased by $            .

The address of Assignee to which notices and information are to be sent under the terms of the Loan Agreement is:

The address of Assignee to which payments are to be sent under the terms of the Loan Agreement is shown in the Assignment and Acceptance.

This Notice is being delivered to Borrowers and Agent pursuant to Section 13.3 of the Loan Agreement. Please acknowledge your acceptance of this Notice by executing and returning to Assignee and Assignor a copy of this Notice.

IN WITNESS WHEREOF, this Assignment Notice is executed as of                     .

(“Assignee”)
By:
Title:

(“Assignor”)
By:
Title:

ACKNOWLEDGED AND AGREED,

AS OF THE DATE SET FORTH ABOVE:

BORROWER AGENT:*

GLOBAL CROSSING ADVANCED CARD SERVICES, INC.

By:
Title:

GLOBAL CROSSING BANDWIDTH, INC.

By:
Title:

GLOBAL CROSSING TELECOMMUNICATIONS, INC.

By:
Title:

*	No signature required if Assignee is a Lender, U.S.-based Affiliate of a Lender or Approved Fund, or if an Event of Default exists.

BANK OF AMERICA, N.A.,

as Agent
By:
Title:

SCHEDULE 1.1

to

Loan and Security Agreement

COMMITMENTS OF LENDERS

Lender	Revolver Commitment	Term Loan Commitment	Total Commitments

SCHEDULE 8.5

to

Loan and Security Agreement

DEPOSIT ACCOUNTS

Depository Bank	Type of Account	Account Number

SCHEDULE 8.6.1

to

Loan and Security Agreement

BUSINESS LOCATIONS

1.	Loan Parties currently have the following business locations, and no others:

Chief Executive Office:

Other Locations:

2.	Loan Parties maintain their books and records relating to Accounts and General Intangibles at:

3.	Loan Parties have had no office, place of business or agent for process located in any jurisdiction other than as set forth above, except:

4.	Each Subsidiary currently has the following business locations, and no others:

Chief Executive Office:

Other Locations:

5.	Each Subsidiary maintains its books and records relating to Accounts and General Intangibles at:

6.	Each Subsidiary has had no office, place of business or agent for process located in any jurisdiction other than as set forth above, except:

7.	The following bailees, warehouseman, similar parties and consignees hold inventory of a Loan Party:

Name and Address of Party	Nature of Relationship	Amount of Inventory	Owner of Inventory

SCHEDULE 9.1.4

to

Loan and Security Agreement

NAMES AND CAPITAL STRUCTURE

1.	The corporate names, jurisdictions of incorporation, and authorized and issued Equity Interests of each Loan Party are as follows:

Name	Jurisdiction	Number and Class of Authorized Shares	Number and Class of Issued Shares

2.	The record holders of Equity Interests of each Loan Party are as follows:

Name	Class of Stock	Number of Shares	Record Owner

3.	All agreements binding on holders of Equity Interests of Loan Parties with respect to such interests are as follows:

4.	The name of each Affiliate of a Loan Party and the nature of the affiliation are as follows:

SCHEDULE 9.1.5

to

Loan and Security Agreement

FORMER NAMES AND COMPANIES

1.	Each Loan Party’s correct corporate name, as registered with the Secretary of State or other applicable Governmental Authority of its jurisdiction of incorporation, is shown on Schedule 9.1.4.

2.	In the conduct of their businesses during five years preceding the Closing Date, Loan Parties have used the following names:

Entity	Fictitious, Trade or Other Name

3.	In the five years preceding the Closing Date, no Loan Party has been the surviving corporation of a merger or combination, except:

4.	In the five years preceding the Closing Date, no Loan Party has acquired any substantial part of the assets of any Person, except:

SCHEDULE 9.1.12

to

Loan and Security Agreement

PATENTS, TRADEMARKS, COPYRIGHTS AND LICENSES

1.	Loan Parties’ patents:

Patent	Owner	Status in Patent Office	Federal Registration Number	Registration Date

2.	Loan Parties’ trademarks:

Trademark	Owner	Status in Trademark Office	Federal Registration Number	Registration Date

3.	Loan Parties’ copyrights:

Copyrights	Owner	Status in Copyright Office	Federal Registration Number	Registration Date

4.	Loan Parties’ licenses (other than routine business licenses, authorizing them to transact business in local jurisdictions):

Licensor	Description of License	Term of License	Royalties Payable

SCHEDULE 9.1.15

to

Loan and Security Agreement

ENVIRONMENTAL MATTERS

SCHEDULE 9.1.16

to

Loan and Security Agreement

RESTRICTIVE AGREEMENTS

Entity	Agreement	Restrictive Provisions

SCHEDULE 9.1.17

to

Loan and Security Agreement

LITIGATION

1.	Proceedings and investigations pending against Loan Parties:

Title of Action	Nature of Action	Complaining Parties	Jurisdiction or Tribunal

2.	The only threatened proceedings or investigations of which any Loan Party is aware are as follows:

SCHEDULE 9.1.19

to

Loan and Security Agreement

PENSION PLANS

1.	Loan Parties have the following Multiemployer Plans:

Party	Type of Plan

2.	Loan Parties have the following Foreign Plans:

Party	Description of Plan

SCHEDULE 9.1.21

to

Loan and Security Agreement

LABOR CONTRACTS

Loan Parties are party to the following collective bargaining agreements, management agreements and consulting agreements:

Parties	Type of Agreement	Term of Agreement

SCHEDULE 9.1.23

to

Loan and Security Agreement

REGULATORY MATTERS

SCHEDULE 10.2.2

to

Loan and Security Agreement

EXISTING LIENS

SCHEDULE 10.2.17

to

Loan and Security Agreement

EXISTING AFFILIATE TRANSACTIONS

S-14